As filed with the Securities and Exchange Commission on February 21, 2001

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PLATO LEARNING, INC.

(Exact name of registrant as specified in its charter)

Delaware	8742	36-3660532

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

10801 Nesbitt Avenue South

Bloomington, Minnesota 55437
(952) 832-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Murray

President and Chief Executive Officer
PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, Minnesota 55437
(952) 832-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Leland E. Hutchinson
Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

     Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement and the effective time of the transactions described in this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
Title of Each Class of	to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	Per Share	Offering price	Registration Fee

Common Stock, $0.01 par value	533,334 (1)	Not applicable	$10,140,000 (2)	$2,540

(1)	Represents shares of common stock of the Registrant to be issued to stockholders of Wasatch Interactive Learning Corporation in the contemplated merger. The amount of shares to be registered is calculated based upon a closing price of PLATO common stock of $22.50 per share as reported on the Nasdaq National Market System on February 13, 2001.

(2)	Pursuant to Rule 457(f)(1) and 457(c) under the Securities Act of 1933 and solely for the purpose of calculating the registration fee, the maximum aggregate offering price is based on the average of the high and low prices per share of common stock of Wasatch Interactive Learning Corporation as reported on the Over-the-Counter Bulletin Board on February 15, 2001 of $1.1562.

     The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. PLATO Learning, Inc. may not issue the securities described in this document until the registration statement covering them and filed with the Securities and Exchange Commission is declared effective by the SEC. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 21, 2001

PROXY STATEMENT/ PROSPECTUS

[WASATCH LOGO]

Dear Wasatch Stockholder:

      You are cordially invited to attend a special meeting of stockholders of Wasatch Interactive Learning Corporation to be held on                ,              , 2001, at                at 10:00 a.m., local time. Wasatch has signed a merger agreement with PLATO Learning, Inc. If the merger is completed, you will receive approximately .0576 shares of PLATO common stock for each share of Wasatch common stock you own and Wasatch will merge with and into a wholly owned subsidiary of PLATO. At the special meeting you will be asked to vote to approve and adopt the merger agreement and the merger. PLATO common stock is traded on the Nasdaq National Market under the trading symbol “TUTR,” and on February 13, 2001, the closing price of PLATO common stock was $22.50 per share. Wasatch stockholders will own approximately 533,334 shares of PLATO common stock immediately after the merger.

      Your board of directors has unanimously approved the merger agreement and the merger and unanimously recommends that you approve and adopt the merger agreement and the merger.

      If you were a Wasatch stockholder of record on              , 2001, you may vote at the special meeting. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to Wasatch. Your vote is very important.

      In order to complete the merger, Wasatch stockholders entitled to vote must approve the merger agreement by two-thirds of all votes entitled to be cast.

      I, together with Carol Loomis, vice president of Wasatch, and additional Wasatch stockholders, have agreed pursuant to a voting agreement to vote shares of Wasatch common stock which in the aggregate approximate 69% of the outstanding shares of Wasatch common stock, in favor of the approval of the merger agreement and the merger and have granted an irrevocable proxy and a power of attorney to PLATO representatives to vote these shares in favor of the merger agreement and the merger.

      If the merger is completed, Wasatch stockholders who properly preserve their rights are entitled to dissenters’ rights under Chapter 23B.13 of the Washington Business Corporation Act.

      This proxy statement/ prospectus is also the prospectus of PLATO for its common stock that will be issued in the merger. Additional information with respect to the merger and the other items described above are set forth in this proxy statement/ prospectus. You should consider the matters discussed under “Risk Factors” commencing on page 16 of this proxy statement/ prospectus before voting. We encourage all Wasatch stockholders and other persons who receive this proxy statement/ prospectus to read this entire document carefully.

Sincerely yours,

Barbara J. Morris
President and Chief Executive Officer
Wasatch Interactive Learning Corporation

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the issuance of PLATO common stock in the merger. Neither the SEC nor any state securities commission has passed upon the fairness or merits of the merger nor determined that the information contained in this proxy statement/ prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

      Proxy statement/ prospectus dated              , 2001, and first mailed to stockholders on or about              , 2001.

[WASATCH LOGO]

WASATCH INTERACTIVE LEARNING CORPORATION

5250 South Commerce Drive
Suite 101
Salt Lake City, Utah 84107
(801) 261-1001

Notice of Special Meeting of Stockholders

to be Held on                , 2001

To Stockholders of Wasatch

  Interactive Learning Corporation:

      You are cordially invited to attend a special meeting of stockholders of Wasatch Interactive Learning Corporation to be held on               ,                , 2001, at               10:00 a.m., local time for the purpose of:

1. considering and voting upon a proposal to adopt the Agreement and Plan of Merger, dated as of January 31, 2001, as amended on February 20, 2001, by and among PLATO Learning, Inc., WILC Acquisition Corporation, a wholly-owned subsidiary of PLATO, and Wasatch, pursuant to which, among other things, Wasatch will merge with and into WILC and WILC will change its name to “Wasatch Interactive Learning Corporation.” Under the merger agreement, each outstanding share of Wasatch common stock will convert into the right to receive .0576 shares of PLATO common stock, based upon the closing price of PLATO common stock of $22.50 per share on February 13, 2001; and

2. transacting such other business as may properly come before the special meeting.

      The Wasatch board of directors has fixed the close of business on              , 2001 as the record date for the determination of Wasatch stockholders entitled to notice of, and to vote at, the special meeting or any adjournment thereof.

      In order to complete the merger, Wasatch stockholders entitled to vote must approve the merger agreement by at least two-thirds of all votes entitled to be cast.

      I, together with Carol Loomis, vice president of Wasatch, and additional Wasatch stockholders, have agreed pursuant to a voting agreement to vote shares of Wasatch common stock which in the aggregate approximate 69% of the outstanding shares of Wasatch common stock, in favor of the approval of the merger agreement and the merger and have granted an irrevocable proxy and a power of attorney to PLATO representatives to vote these shares in favor of the merger agreement and the merger.

      If the merger is completed, Wasatch stockholders who properly preserve their rights are entitled to dissenters’ rights under Chapter 23B.13 of the Washington Business Corporation Act.

      Your vote is important to us. We encourage you to attend the special meeting in person or to vote your shares by proxy. PLEASE PROMPTLY FILL OUT, SIGN, DATE AND MAIL THE ENCLOSED FORM OF PROXY IF YOU DO NOT EXPECT TO BE PRESENT AT THE SPECIAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. The proxy is revocable at any time before it is voted. Returning the proxy will in no way limit your right to vote at the special meeting if you later decide to attend and vote in person. If you do not vote by proxy or in person at the special meeting, your shares will count as votes against the proposed merger.

      You should not send your stock certificates with your proxy card. A transmittal letter for your stock will be sent to you by the exchange agent after the completion of the merger.

By order of the Board of Directors

Barbara J. Morris
President and Chief Executive Officer

QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
The Companies
What Wasatch Stockholders Will Receive in the Merger
Reasons for the Merger
Wasatch Board of Directors’ Recommendation
The Special Meeting
Voting Rights; Votes Required for Approval
Voting Agreement
Interests of Wasatch Officers and Directors in the Merger
Statutory Dissenters’ Rights
Material Federal Income Tax Consequences
Comparison of Stockholder Rights
Conditions to the Completion of the Wasatch Merger
Opinion of Financial Advisor to Wasatch
Ownership of PLATO After Merger
Termination
Management Following the Merger
Listing of PLATO Common Stock
Accounting Treatment
Fees and Expenses
PLATO SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA
WASATCH SUMMARY SELECTED FINANCIAL DATA
SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
UNAUDITED COMPARATIVE PER SHARE DATA
MARKET PRICES AND DIVIDENDS FOR PLATO COMMON STOCK
MARKET PRICES AND DIVIDENDS FOR WASATCH COMMON STOCK
FORWARD-LOOKING STATEMENTS
RISK FACTORS
Risks Associated With the Merger
PLATO may not be able to successfully integrate Wasatch and achieve the benefits expected to result from the merger.
Conditions to the merger may not be satisfied.
PLATO and Wasatch will incur significant expenses related to the merger whether or not completed.
The merger may affect PLATO’s ability to hire, train and retain highly qualified employees for Wasatch which may cause our business to suffer.
Failure to complete the merger could negatively impact the market price of PLATO common stock and Wasatch common stock.
Wasatch could lose an opportunity to enter into a merger or business combination with another party on more favorable terms as the merger agreement restricts Wasatch from soliciting such proposals
PLATO and Wasatch could lose clients as a result of uncertainty regarding the merger.
The price of PLATO common stock may be affected by factors different from those affecting the price of Wasatch common stock.
General Risks Associated With PLATO’s Business
Variability in PLATO’s and Wasatch’s annual results make it uncertain as to whether we can sustain profitability.
Potential fluctuations in quarterly results could affect PLATO’s revenues and profitability for such quarterly periods.
Competition in PLATO’s and Wasatch’s industry is intense and could adversely affect PLATO’s performance.
Our reliance on government funding could have a negative effect on revenues.
There is no assurance that key management personnel will remain with PLATO.
Misuse or misappropriation of PLATO’S and Wasatch’s proprietary rights could adversely affect PLATO’S performance.
The trading price of PLATO common stock may be volatile and could fluctuate significantly.
PLATO may need to raise additional capital in the future which may not be available.
The future sale of shares of PLATO common stock may negatively affect PLATO’s stock price.
PLATO’s charter documents and Delaware law may discourage an acquisition of PLATO.
Because it is unlikely that PLATO will pay dividends, you will only be able to benefit from holding your PLATO stock if the stock price appreciates.
PLATO’s financial results could be affected by changes in foreign currency exchange rates or weak economic conditions in foreign markets.
THE WASATCH SPECIAL MEETING
Time and Place of the Special Meeting
Purpose of the Special Meeting
Record Date; Stock Entitled to Vote; Quorum
Required Vote
Voting Agreement
Proxies; Voting and Revocation
Solicitation of Proxies
Dissenters’ Rights
THE MERGER
Background of the Merger
Recommendation of the Wasatch Board of Directors
Reasons for the Merger
Opinion of Wasatch’s Financial Advisor
Accounting Treatment
Closing of Merger
Material Federal Income Tax Consequences
Statutory Dissenters’ Rights
Dissenters’ Rights Procedures
Interests of Wasatch Officers and Directors in the Merger
Federal Securities Laws Consequences
MATERIAL PROVISIONS OF THE MERGER AGREEMENT
The Merger
Treatment of Wasatch Common Stock
Treatment of Wasatch Stock Options
Treatment of Wasatch Warrants
Treatment of Wasatch Debentures
Fractional Shares
Exchange of Certificates
Listing of PLATO Common Stock
Representations and Warranties of Wasatch
Representations and Warranties of PLATO and WILC
Certain Covenants and Agreements
Conditions
Additional Conditions to the Obligations of PLATO
Additional Conditions to the Obligations of Wasatch
Termination
Termination Fees
Expenses
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
COMPARISON OF STOCKHOLDER RIGHTS
Capitalization
Voting Rights; Action in Lieu of Meeting
Notice
Special Meetings
Number, Election, Vacancy and Removal of Directors
Liability of Directors and Officers
Dividends
Charter Document Amendments
BUSINESS OF PLATO
Overview
History
Products and Services
BUSINESS OF WASATCH
History
Business
Products
Product Design and Development
Markets
Market Opportunity
Marketing and Sales
Competition
Intellectual Property
Seasonality
Government Regulation
Employees
Property
Legal Proceedings
WASATCH SELECTED HISTORICAL FINANCIAL DATA
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF WASATCH
Overview
Revenue
Cost of Revenue
Operating Expenses
Comparison of the Nine-Month Period Ended November 30, 2000 and 1999
Net Loss
Liquidity and Capital Resources
PRINCIPAL STOCKHOLDERS OF WASATCH
LEGAL AND TAX MATTERS
EXPERTS
SUBMISSION OF STOCKHOLDER PROPOSALS
SOLICITATION OF PROXIES
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
INDEX TO FINANCIAL STATEMENTS
ANNEX A -- AGREEMENT AND PLAN OF MERGER
ANNEX B -- CHAPTER 23B.13 OF WASHINGTON BUSINESS CORPORATION ACT
ANNEX C -- VOTING AGREEMENT
ANNEX D
CONSENT OF PRICEWATERHOUSECOOPERS LLP
CONSENT OF TANNER + CO.

QUESTIONS AND ANSWERS ABOUT THE MERGER	1

SUMMARY	4

The Companies	4

What Wasatch Stockholders Will Receive in the Merger	5

Reasons for the Merger	5

Wasatch Board of Directors’ Recommendation	5

The Special Meeting	5

Voting Rights; Votes Required for Approval	5

Voting Agreement	6

Interests of Wasatch Officers and Directors in the Merger	6

Statutory Dissenters’ Rights	6

Material Federal Income Tax Consequences	6

Comparison of Stockholder Rights	6

Conditions to the Completion of the Wasatch Merger	6

Opinion of Financial Advisor to Wasatch	7

Ownership of PLATO After Merger	7

Termination	7

Management Following the Merger	8

Listing of PLATO Common Stock	8

Accounting Treatment	8

Fees and Expenses	8

PLATO SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA	9

WASATCH SUMMARY SELECTED FINANCIAL DATA	10

SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA	11

UNAUDITED COMPARATIVE PER SHARE DATA	12

MARKET PRICES AND DIVIDENDS FOR PLATO COMMON STOCK	13

MARKET PRICES AND DIVIDENDS FOR WASATCH COMMON STOCK	14

FORWARD-LOOKING STATEMENTS	15

RISK FACTORS	16

Risks Associated With the Merger	16

PLATO may not be able to successfully integrate Wasatch and achieve the benefits expected to result from the merger	16

Conditions to the merger may not be satisfied	16

PLATO and Wasatch will incur significant expenses related to the merger whether or not completed	16

The merger may affect PLATO’s ability to hire, train and retain highly qualified employees for Wasatch which may cause our business to suffer	16

Failure to complete the merger could negatively impact the market price of PLATO common stock and Wasatch common stock	17

i

Wasatch could lose an opportunity to enter into a merger or business combination with another party on more favorable terms as the merger agreement restricts Wasatch from soliciting such proposals	17

PLATO and Wasatch could lose clients as a result of uncertainty regarding the merger	18

The price of PLATO common stock may be affected by factors different from those affecting the price of Wasatch common stock	18

General Risks Associated with our Business	18

Variability in PLATO’s and Wasatch’s annual results make it uncertain as to whether we can sustain profitability	18

Potential fluctuations in quarterly results could affect PLATO’s revenues and profitability for such quarterly periods	18

Competition in PLATO’s industry is intense and could adversely affect PLATO’s performance	19

Our reliance on government funding could have a negative effect on revenues	19

There is no assurance that key management personnel will remain with PLATO	19

Misuse or misappropriation of our proprietary rights could adversely affect our performance	19

The trading price of PLATO common stock may be volatile and could fluctuate significantly	20

PLATO may need to raise additional capital in the future which may not be available	21

The future sale of shares of PLATO common stock may negatively affect PLATO’s stock price	21

PLATO’s charter documents and Delaware law may discourage an acquisition of PLATO	21

Because it is unlikely that PLATO will pay dividends, you will only be able to benefit from holding PLATO stock if the stock price appreciates	21

PLATO’s financial results could be affected by changes in foreign currency exchange rates or weak economic conditions in foreign markets	22

THE WASATCH SPECIAL MEETING	22

Time and Place of the Special Meeting	22

Purpose of the Special Meeting	22

Record Date; Stock Entitled to Vote; Quorum	22

Required Vote	22

Voting Agreement	23

Proxies; Voting and Revocation	23

Solicitation of Proxies	23

Dissenters’ Rights	23

THE MERGER	25

Background of the Merger	25

Recommendation of the Wasatch Board of Directors	25

Reasons for the Merger	25

Opinion of Wasatch’s Financial Advisor	27

Accounting Treatment	31

Closing of Merger	31

Material Federal Income Tax Consequences	31

Statutory Dissenters’ Rights	33

Dissenters’ Rights Procedures	33

Interests of Wasatch Officers and Directors in the Merger	35

Federal Securities Laws Consequences	36

MATERIAL PROVISIONS OF THE MERGER AGREEMENT	37

The Merger	37

Treatment of Wasatch Common Stock	37

Treatment of Wasatch Stock Options	38

Treatment of Wasatch Warrants	38

Treatment of Wasatch Debentures	38

Fractional Shares	38

Exchange of Certificates	39

Listing of PLATO Common Stock	39

Representations and Warranties of Wasatch	39

Representation and Warranties of PLATO and WILC	40

Certain Covenants and Agreements	41

Conditions	42

Additional Conditions to the Obligations of PLATO	42

Additional Conditions to the Obligations of Wasatch	43

Termination	43

Termination Fees	44

Expenses	44

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS	45

COMPARISON OF STOCKHOLDER RIGHTS	50

Capitalization	50

Voting Rights; Action in Lieu of Meeting	50

Notice	50

Special Meetings	50

Number, Election, Vacancy and Removal of Directors	51

Liability of Directors and Officers	51

Dividends	51

Charter Document Amendments	51

Merger	52

Appraisal Rights; Dissenters’ Rights	52

BUSINESS OF PLATO	53

Overview	53

History	53

Products and Services	53

BUSINESS OF WASATCH	55

History	55

Business	55

Products	56

Product Design and Development	58

Markets	58

Market Opportunity	60

Marketing and Sales	60

Competition	61

Intellectual Property	61

Seasonality	62

Government Regulation	62

Employees	63

Property	63

Legal Proceedings	63

WASATCH SELECTED HISTORICAL FINANCIAL DATA	64

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF WASATCH	65

Overview	65

Revenue	65

Cost of Revenue	66

Operating Expenses	66

Comparison of the Nine-Month Period Ended November 30, 2000 and 1999	67

Net Loss	68

Liquidity and Capital Resources	68

PRINCIPAL STOCKHOLDERS OF WASATCH	69

LEGAL AND TAX MATTERS	71

EXPERTS	71

SUBMISSION OF STOCKHOLDER PROPOSALS	71

SOLICITATION OF PROXIES	71

AVAILABLE INFORMATION	71

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	73

INDEX TO FINANCIAL STATEMENTS	F-1

ANNEX A — AGREEMENT AND PLAN OF MERGER	A-1

ANNEX B — CHAPTER 23B.13 OF WASHINGTON BUSINESS CORPORATION ACT	B-1

ANNEX C — FORM OF VOTING AGREEMENT	C-1

ANNEX D — OPINION OF WASATCH FINANCIAL ADVISOR	D-1

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  What is the proposed transaction?

A:  Wasatch Interactive Learning Corporation will merge with and into WILC Acquisition Corporation, a wholly owned subsidiary of PLATO Learning, Inc., and WILC will change its name to “Wasatch Interactive Learning Corporation”. As a result, PLATO will own all of the issued and outstanding capital stock of the merged entity and you will become stockholders of PLATO.

Q:  Why are the companies proposing the merger?

A:  PLATO and Wasatch offer complementary software course content, comprehensive content solutions and complementary strengths. Both PLATO and Wasatch provide course content that is research based, standards based and mastery based, and contain tutorials that can be integrated easily. The merger will allow us to deliver content solutions that span K-12 education. Upon integration of PLATO and Wasatch courseware products, PLATO and Wasatch as a combined company should be positioned to help educators seeking consistency across all grades address instructional needs and test preparation.

PLATO and Wasatch also believe that the merger will result in opportunities for each company to be introduced to new schools and school districts based on the existing relationships that are unique to each company. In addition, the Wasatch product development team complements the emphasis of the PLATO product development team in that Wasatch emphasizes elementary product development and PLATO emphasizes middle school and high school product development personnel.

PLATO and Wasatch also believe that, through a merger, the opportunity to own PLATO common stock will provide you with greater future liquidity in the security of an attractive company that could capitalize on the business prospects of Wasatch and provide a better return on your investments.

Q:  What will I receive in the merger?

A:  PLATO common stock with a market value of $12,000,000 will be exchanged for all of the issued and outstanding Wasatch common stock. You will receive for each share of Wasatch common stock that you own PLATO common stock in an amount equal to the following:

12,000,000 ÷ PLATO per share market value

Total number of shares of
Wasatch common stock outstanding

PLATO per share market value is the average closing price of PLATO common stock on the Nasdaq National Market System over the five-day period prior to the date of the merger.

For example, based upon a closing price of PLATO common stock of $22.50 per share on February 13, 2001, and on an estimated 9,255,822 shares of Wasatch common stock outstanding as of the close of the merger, you would receive approximately .0576 shares of PLATO common stock for each share of Wasatch common stock you own. The estimated 9,255,822 shares of Wasatch common stock outstanding as of the close of the merger includes shares of common stock issuable upon conversion of outstanding options and termination of contractual obligations.

You will receive cash in lieu of any fractional shares of PLATO common stock you would have otherwise received in the merger.

Q:  Who must approve the merger?

A:  In addition to the approvals of the PLATO board of directors and the Wasatch board of directors, each of which have been obtained, the merger must be approved by Wasatch stockholders. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Wasatch common stock is required for approval of a merger agreement submitted to Wasatch stockholders. Certain Wasatch stockholders holding in the aggregate approximately 65% of the issued and outstanding shares of Wasatch common stock have entered into a voting agreement to vote shares of Wasatch common stock which in the aggregate approximate 69% of the issued and outstanding shares of Wasatch common stock, in favor of approval of the merger agreement and merger. Each of these stockholders has also granted an irrevocable proxy and a power of attorney to PLATO representatives to vote these shares of Wasatch common stock in favor of the merger agreement and merger.

Q:  Does the Wasatch board of directors recommend approval of the issuance of the merger?

A:  Yes. After careful consideration, the Wasatch board of directors unanimously approved the consummation of the merger and recommends that you vote in favor of the merger agreement and the merger.

Q:  What is the tax effect of the merger?

A:  It is a condition of the merger that each of PLATO and Wasatch receives an opinion from its respective tax counsel stating that the merger will qualify as a reorganization for U.S. federal income tax purposes. Assuming that the merger qualifies as a reorganization for U.S. federal income tax purposes, you will generally not recognize any gain or loss for U.S. federal income tax purposes on the exchange of your Wasatch common stock solely for PLATO common stock in the merger, except for cash received in lieu of fractional shares of PLATO common stock.

We describe the material U.S. federal income tax consequences of the merger in more detail on page 31. The tax consequences to you will depend on the facts of your own situation. Please review the tax consequences discussion on pages 31-33 and consult your tax advisor for a full understanding of the tax consequences to you of the merger.

Q:  What do I need to do now?

A:  We urge you to read carefully this proxy statement/ prospectus, including the annexes, to consider how the merger will affect you as a Wasatch stockholder. You also may want to review the documents referenced under “Available Information” on page 71.

Q:  How do I vote?

A:  You may vote by mailing a signed proxy card in the enclosed return envelope as soon as possible so that those shares may be represented at the special meeting. You may also attend the special meeting and vote in person.

Q:  If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:  Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not return our proxy or if your broker does not properly vote your shares, your shares will not be voted on the proposed merger, which will have the same effect as voting against the proposed merger.

Q:  Can I change my vote?

A:  Yes. You can change your vote at any time before your proxy is voted at the special meeting. If you hold your shares in your own name, you may:

•	send a written notice stating that you would like to revoke your proxy;

•	complete and submit a new proxy; or

•	attend the special meeting and vote in person.

If you hold your shares in “street name”, you should follow the directions provided by your broker regarding how to change your vote.

Q:  Should I send in my Wasatch stock certificates now?

A:  No. After the merger is completed, PLATO’s exchange agent will send instructions to you regarding your Wasatch common stock that will have been converted in the merger into the right to receive shares of PLATO common stock. These instructions will explain how to exchange your Wasatch common stock certificates for PLATO common stock certificates and, if applicable, cash instead of any fractional shares of PLATO common stock that you would otherwise receive in the merger. Please do not send your Wasatch common stock certificates with your proxy card.

Q:  Am I entitled to dissenters’ rights?

A:  Yes. If you do not vote in favor of the merger you will be entitled to assert dissenters’ rights instead of receiving PLATO common stock provided that you comply with all relevant provisions of Chapter 23B.13 of the Washington Business Corporation Act explained on pages 33 to 35 and in Annex B to this proxy statement/ prospectus. Such procedures include giving written notice prior to the Wasatch special meeting of your intent to demand payment for your Wasatch shares if the merger is effected.

Q:  Are there any risks associated with the merger?

A:  The merger does involve risks. For a discussion of risk factors that should be considered in evaluating the merger, see “Risk Factors” on page 16 of this proxy statement/prospectus.

Q:  When and where is the Wasatch special meeting?

A:  The special meeting of Wasatch stockholders will be held at 10:00 a.m., local time, on           at           .

Q:  When do you expect to complete the merger?

A:  We expect to complete the merger prior to           , 2001. If the merger agreement and the merger are approved by the Wasatch stockholders, and all conditions in the merger agreement are satisfied or waived, the merger will become effective at the time of the filing of both a duly executed certificate of merger with the Secretary of State of Delaware and a duly executed articles of merger with the Secretary of State of Washington or at such other time as may be specified in the certificate of merger and the articles of merger.

Q:  Whom can I contact with questions?

A:  If you have any questions about the merger or if you need additional copies of this proxy statement/ prospectus or the enclosed proxy, you should contact:

Wasatch Interactive Learning Corporation
5250 South Commerce Drive
Suite 101
Salt Lake City, Utah 84107
Attention: Investor Relations
Telephone Number: (801) 261-1001

SUMMARY

       This summary highlights selected information from this proxy statement/ prospectus and does not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement/ prospectus and the documents to which we have referred you. See “Available Information” on page 71. We have included page references parenthetically to direct you to a more complete description of each topic presented in this Summary.

The Companies

PLATO Learning, Inc.

10801 Nesbitt Avenue South
Bloomington, Minnesota 55437
Telephone: (952) 832-1000

      PLATO enhances the learning process by providing computer-based and e-learning instruction and related services and by offering basic to advanced level courseware in reading, writing, math, science, and life and job skills. The PLATO® Learning System and PLATO® Web Learning Network provide more than 2,000 hours of objective-based, problem solving courseware and include assessment, alignment, and management tools to facilitate the learning process. PLATO courseware is delivered:

•	via networks;

•	CD-ROM;

•	private intranets; and

•	the Internet.

      In addition, single topic PLATO courseware is available through our e-commerce web site and a growing number of distributors. PLATO courseware is marketed to middle and high schools, colleges, job training programs, correctional institutions, military education programs, corporations and consumers.

      PLATO was incorporated in June 1989 as Edu Corp. In October 1992 PLATO changed its name to TRO Learning, Inc. and in March 2000 PLATO changed its name to PLATO Learning, Inc. Its operations are comprised of the PLATO Learning, Inc. business and the business of its wholly-owned operating subsidiaries, CyberEd, Inc. and PLATO, Inc. PLATO, Inc. has two wholly-owned subsidiaries, PLATO Learning (Canada) Inc., in Canada, and PLATO Learning (UK) Ltd., in the United Kingdom. PLATO’s principal business offices are located at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437; Telephone: (952) 832-1000.

Wasatch Interactive Learning Corporation

5250 South Commerce Drive
Suite 101
Salt Lake City, Utah 84107
Telephone number: (801) 261-1001

      Wasatch is a provider of curriculum-based educational software, also known as courseware. Wasatch’s educational courseware titles address the majority of curriculum objectives for grade levels kindergarten to eighth grade, adult basic education, and preparation for a general education diploma, or GED. Wasatch’s products offer instructional and “packaging” flexibility and feature problem-solving, simulations, advanced tools, and graphics. Wasatch’s products are highly interactive and can be used:

•	on an individual computer running from a CD-ROM;

•	on a local area or a wide area network;

•	in a computer laboratory setting;

•	in the back of a classroom; or

•	by a teacher on a demonstration teaching station.

Wasatch’s products are designed for both Microsoft and Apple operating environments.

      Wasatch was incorporated on May 17, 1984 under the laws of the State of Washington under the name Image Productions, Inc., and subsequently changed its name to Bahui USA, Inc., and then to AG Holdings, Inc. On January 20, 2000, AG Holdings, Inc. entered into an agreement and plan of reorganization, under which AG Holdings was the surviving corporation of a merger with Wasatch Interactive Learning Corporation, a Utah corporation. After the merger, AG Holdings changed its name to Wasatch Interactive Learning Corporation.

What Wasatch Stockholders Will Receive in the Merger (page 37)

      PLATO common stock with a market value of $12,000,000 will be exchanged for all of the issued and outstanding Wasatch common stock. You will receive for each share of Wasatch common stock that you own PLATO common stock in an amount equal to the following:

12,000,000 ÷ PLATO per share market value

Total number of shares of
Wasatch common stock outstanding

      PLATO per share market value is the average closing price of PLATO common stock on the Nasdaq National Market System over the five-day period prior to the date of the merger.

      For example, based upon a closing price of PLATO common stock of $22.50 per share on February 13, 2001, and on an estimated 9,255,822 shares of Wasatch common stock outstanding as of the close of the merger you would receive approximately .0576 shares of PLATO common stock for each share of Wasatch common stock you own. The estimated 9,255,822 shares of Wasatch common stock outstanding as of the close of the merger includes shares of common stock issuable upon conversion of outstanding options and termination of contractual obligations.

      You will receive cash in lieu of any fractional share of PLATO common stock you would have otherwise received in the merger.

Reasons for the Merger (page 25)

      PLATO and Wasatch offer complementary software course content, comprehensive content solutions and complementary strengths. Both PLATO and Wasatch provide course content that is research based, standards based and mastery based, and contain tutorials that can be integrated easily. The merger will allow PLATO to deliver content solutions that span K-12 education. Upon integration of PLATO and Wasatch courseware products, PLATO and Wasatch as a combined company after the consummation of the merger should be positioned to help educators seeking consistency across all grades address instructional needs and test preparation.

      PLATO and Wasatch also believe that the merger will result in opportunities for each company to be introduced to new schools and school districts based on the existing relationships that are unique to each company. In addition, the emphasis of the Wasatch product development team on elementary school products complements the emphasis of the PLATO product development team on middle school and high school products.

      PLATO and Wasatch also believe that, through a merger, the opportunity to own PLATO common stock will provide you with greater future liquidity in the security of an attractive company that could capitalize on the business prospects of Wasatch and provide a better return on your investments.

Wasatch Board of Directors’ Recommendation (page 25)

      The Wasatch board of directors believes that the proposed merger is in your best interests and unanimously recommends that you approve the merger agreement and merger submitted for approval at the special meeting.

The Special Meeting (page 22)

      The Wasatch special meeting of its stockholders will be held at           , on              , 2001, at 10:00 a.m., local time. At the special meeting, you will be asked to approve, among other matters, the merger.

Voting Rights; Votes Required for Approval (page 22)

      You are entitled to vote at the special meeting if you were a Wasatch stockholder of record as of the close of business on the record date of              , 2001. On the record date, there were           shares of Wasatch common stock issued and outstanding. In order to complete the merger, stockholders entitled to vote holding at least two-thirds of all votes entitled to be cast must approve the merger agreement.

Voting Agreement (page 23)

      Certain Wasatch stockholders have agreed pursuant to a voting agreement to vote shares of Wasatch common stock which in the aggregate approximate 69% of the issued and outstanding Wasatch common stock entitled to vote, in favor of the merger agreement and merger. Each of these stockholders has also granted an irrevocable proxy and a power of attorney to PLATO representatives to vote these shares of Wasatch common stock in favor of the merger agreement and merger.

Interests of Wasatch Officers and Directors in the Merger (page 35)

      When considering the merger agreement and the merger, the Wasatch board of directors was aware that certain of the Wasatch officers and directors may have interests and arrangements that are different from your interests as Wasatch stockholders. These include arrangements with PLATO regarding employment following the merger. In addition, Wasatch officers and directors have customary rights to indemnification against certain liabilities.

Statutory Dissenters’ Rights (page 33)

      Wasatch is organized under Washington law. Pursuant to Washington law, you will be entitled to dissenters’ rights in connection with the merger pursuant to Chapter 23B.13 of the Washington Business Corporation Act provided that you comply with all relevant provisions of Chapter 23B.13. Because dissenters’ rights are only available to Wasatch stockholders who satisfy certain conditions, please carefully review the section of this proxy statement/ prospectus titled “The Merger — Dissenters’ Rights Procedures” beginning on page 33 and the copy of Chapter 23B.13 of the Washington Business Corporation Act attached to this proxy statement/ prospectus as Annex B and incorporated into this document by reference.

Material Federal Income Tax Consequences (page 31)

      The merger is intended to qualify as a reorganization within the meaning of the Internal Revenue Code. It is a condition of the merger that each of PLATO and Wasatch receive an opinion from respective tax counsel stating that the merger will qualify as a reorganization for U.S. federal income tax purposes. Assuming that the merger qualifies as a reorganization for U.S. federal income tax purposes, you generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of your Wasatch common stock solely for PLATO common stock in the merger, except for cash received in lieu of a fractional share of PLATO common stock.

      The tax consequences to you will depend on the facts of your own situation. Please review the tax discussions on pages 31-33 of this proxy statement/ prospectus and consult your own tax advisor for a full understanding of the tax consequences to you of the merger.

Comparison of Stockholder Rights (page 50)

      When the merger is completed, you will become PLATO stockholders. You will have different rights as PLATO stockholders from those you currently have as Wasatch stockholders.

Conditions to the Completion of the Wasatch Merger (page 42)

      We will complete the merger only if a number of conditions are met or waived, including the following:

•	the requisite approval of Wasatch stockholders;

•	the registration statements on each of Form S-4, of which this proxy statement/ prospectus forms a part, and on Form S-3, containing a prospectus which covers the sale of PLATO common stock by certain affiliates of Wasatch, are declared effective by the Securities and Exchange Commission under the Securities Act of 1933;

•	a law or regulation does not make the transaction illegal or any order or injunction does not permanently prohibit the transaction;

•	all consents, approvals or action of governmental authorities have been received, expired or terminated;

•	the receipt of legal opinions that the merger will be treated as a reorganization for U.S. federal income tax purposes;

•	the PLATO common stock issued to Wasatch stockholders in the merger shall have become eligible for trading on the Nasdaq National Market System; and

•	other customary contractual obligations set forth in the merger agreement are satisfied.

      We do not believe either PLATO or Wasatch is required to obtain any governmental regulatory approval other than the SEC described above.

Opinion of Financial Advisor to Wasatch (page 27)

      Houlihan Smith & Company, Inc., Wasatch’s financial advisor, has rendered a written opinion dated February 21, 2001 to Wasatch’s board of directors that the merger is fair to Wasatch stockholders from a financial point of view. The full text of the written opinion is attached as Annex D to this proxy statement/prospectus. We encourage you to read the opinion carefully in its entirety to understand the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Houlihan in providing its opinion. The opinion is directed to the Wasatch board of directors and does not constitute a recommendation as to how any Wasatch stockholder should vote on proposals related to the merger.

Ownership of PLATO After Merger

      Upon consummation of the merger and issuance of the PLATO common stock in connection with the merger, we anticipate that the former Wasatch stockholders will hold approximately 6% of the issued and outstanding PLATO common stock based upon 8,322,663 issued and outstanding shares of PLATO common stock as of January 26, 2001 and the closing price of PLATO common stock of $22.50 per share as of February 13, 2001.

Termination (page 43)

      Either PLATO or Wasatch may terminate the merger agreement by mutual agreement or if:

•	at any time after August 31, 2001 if the failure to consummate the merger before such date is not caused by a breach of the terminating party;

•	any law or regulation makes the merger and related transactions illegal or any order or injunction permanently prohibits the merger and related transactions; or

•	in the event a material breach of representations, warranties or obligations under the merger agreement by the other party remains uncured after twenty business days with notice to the non-terminating party.

      In addition, PLATO may terminate the merger agreement if:

•	the Wasatch board of directors withdraws or adversely modifies its approval or recommendation of the merger;

•	Wasatch fails to include its board’s recommendation of the merger in this proxy statement/ prospectus;

•	the Wasatch board of directors recommends any other acquisition proposal;

•	Wasatch or any of its directors or officers participates in discussions or negotiations regarding another acquisition proposal in material breach of the merger agreement;

•	the Wasatch board of directors resolves to do any of the foregoing;

•	Wasatch consummates another acquisition proposal;

•	there has been an event or development that causes a material adverse effect on Wasatch;

•	certain officers and stockholders of Wasatch do not enter into lock-up agreements; or

•	holders of more than 5% of outstanding Wasatch common stock elect to assert their dissenters’ rights.

      In addition, Wasatch may terminate the merger agreement if:

•	the Wasatch debentures have not been redeemed by Wasatch or purchased, accepted by or transferred to PLATO or its wholly-owned subsidiary by May 1, 2001 if the failure to do so is not caused by a breach of Wasatch; or

•	if PLATO materially breaches its representations, warranties or obligations under the merger agreement, and the breach cannot be cured within 20 business days after notice to PLATO.

      If the agreement terminates, the parties will have an obligation to share equally the costs and expenses incurred in connection with the filing and printing of this proxy/ statement prospectus. In addition, if Wasatch or PLATO terminates the merger agreement as a result of certain events or a lack thereof, or for other specific reasons stated in the merger agreement, Wasatch may be obligated to pay PLATO a termination fee equal to or greater than $2,000,000. If Wasatch or PLATO terminates the merger agreement as a result of certain events or a lack thereof, or for other specific reasons stated in the merger agreement, PLATO may be obligated to pay Wasatch a termination fee equal to $2,000,000. Please review the section of this proxy statement/ prospectus titled “Material Provisions of the Merger Agreement — Termination” on page 37.

Management Following the Merger

      Upon the consummation of the merger, Wasatch will have merged with and into a wholly-owned subsidiary of PLATO. PLATO expects that Barbara Morris, Carol Loomis and other members of Wasatch’s current management will continue to work at the surviving company after the merger. The existing senior management of PLATO will have ultimate authority to direct the business and operations of the surviving company.

Listing of PLATO Common Stock (page 39)

      It is a condition to the consummation of the merger that the PLATO common stock to be issued to the Wasatch stockholders in the merger will be authorized for listing on the Nasdaq National Market System under the symbol “TUTR.”

Accounting Treatment (page 31)

      The merger will be accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America. This means that for accounting and financial reporting purposes, the assets and liabilities of Wasatch will be recorded at their fair value, and any excess of PLATO’s purchase price over the fair value will be recorded as intangible assets, including goodwill.

Fees and Expenses (page 44)

      Each of Wasatch and PLATO generally will bear its own costs and expenses incurred in connection with the merger, whether the merger is consummated or not. The merger agreement provides that PLATO shall pay certain additional fees and expenses in connection with the transaction contemplated by the merger agreement.

PLATO SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

       The following summary historical selected financial data for the fiscal years ended October 31, 2000, 1999, 1998, 1997 and 1996 has been derived from PLATO’s consolidated financial statements which have been audited by PricewaterhouseCoopers LLP, independent accountants, and incorporated by reference into this proxy statement/prospectus. This historical data is only a summary, and you should read it in conjunction with the historical financial statements, related notes thereto and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” from the annual and quarterly reports of PLATO which are incorporated into this proxy statement/prospectus by reference.

	Fiscal Year Ended October 31,

	2000	1999	1998	1997	1996

	(In thousands, except per share data)

Statement of Earnings Data:

Revenues by product line:

PLATO	$56,123	$44,135	$39,385	$33,265	$36,980

Aviation Training	—	—	3,893	3,694	4,425

Total revenues	56,123	44,135	43,278	36,959	41,405

Gross profit	49,629	38,783	38,269	30,484	35,192

Selling, general and administrative expense	34,163	26,464	25,408	36,988	27,537

Product development and customer support expense	6,339	5,471	7,341	8,036	5,307

Operating profit (loss)	9,127	6,848	5,520	(14,540)	2,348

Interest expense	971	1,651	2,217	1,480	856

Income tax expense (benefit)	3,096	(10,000)	—	4,061	564

Net earnings (loss)	4,842	15,031	3,068	(20,217)	982

Per Share Data:

Net earnings (loss):

Basic	0.63	2.18	0.48	(3.24)	0.16

Diluted	0.60	2.03	0.47	(3.24)	0.15

	At October 31,

	2000	1999	1998	1997	1996

	(In thousands, except per share data)

Balance Sheet Data:

Total assets	$50,590	$41,188	$27,407	$29,088	$42,327

Long-term debt	—	3,050	3,050	3,050	—

Total liabilities	14,745	17,807	23,738	28,341	21,515

Convertible redeemable preferred stock	—	2,006	—	—	—

Redeemable common stock	—	1,799	—	—	—

Stockholders’ equity	35,845	19,576	3,669	747	20,812

Book value per share	4.36

WASATCH SUMMARY SELECTED FINANCIAL DATA

       The following summary historical selected financial data for the fiscal years ended February 29, 2000 and February 28, 1999 has been derived from Wasatch’s financial statements which have been audited by Tanner + Co. The following summary historical selected financial data for the nine months ended November 30, 2000 and 1999 has been derived from Wasatch’s unaudited financial statements which include, in the judgment of Wasatch’s management, all necessary adjustments to present fairly the data for such period. This historical data is only a summary and you should read it in conjunction with the historical financial statements, related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the annual and interim period reports which are included in this proxy statement/ prospectus.

			Nine Months Ended
	Fiscal Year Ended		November 30,

	February 29, 2000	February 28, 1999	2000	1999

			(unaudited)

	(In thousands, except per share data)

Statement of Operations Data:

Net sales	$2,224	$1,948	$1,118	$1,125

Gross profit	1,773	809	596	722

Research and development expense	587	820	334	445

Sales and marketing expense	455	851	1,023	282

General and administrative expense	578	703	952	388

Income (loss) from operations	153	(1,565)	(1,713)	(393)

Net income (loss)	77	(1,662)	(3,415)	(455)

Per Share Data:

Net income (loss):

Basic	0.02	(0.49)	(0.44)	(0.13)

Diluted	0.02	(0.49)	(0.44)	(0.13)

	At	At
	February 29, 2000	November 30, 2000

		(unaudited)

	(In thousands, except per share data)

Balance Sheet Data:

Total assets	$1,723	$4,158

Long-term debt	42	3,568

Total liabilities	503	4,143

Stockholders’ equity	1,220	15

Book value per share	0.16	—

SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

       The following summary unaudited pro forma consolidated financial data of PLATO which gives effect to the merger as a purchase transaction, is derived from the unaudited pro forma consolidated financial statements included elsewhere in this proxy statement/prospectus. The pro forma consolidated statement of earnings data for the fiscal year ended October 31, 2000 is presented as if the merger was completed on November 1, 1999 and PLATO issued 533,334 shares of PLATO common stock. The proforma consolidated balance sheet data is presented as if the merger was completed on October 31, 2000. You should read it in conjunction with the unaudited pro forma consolidated financial statements and the separate audited consolidated financial statements of PLATO and Wasatch included or incorporated by reference in this proxy statement /prospectus. See “Unaudited Pro Forma Consolidated Financial Statements” on page 45 and “Available Information” on page 71.

      The unaudited pro forma consolidated financial statements are presented in this proxy statement/ prospectus for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred as of the dates indicated nor are they necessarily indicative of the financial position or results of operations of PLATO and Wasatch on a consolidated basis in the future.

Fiscal Year Ended
October 31, 2000

(In thousands,
except per share
data)

Statement of Earnings Data:

Revenues	$57,963

Gross profit	51,277

Selling, general and administrative expense	38,419

Product development and customer support expense	6,932

Operating profit	5,926

Interest expense	2,759

Income tax expense	2,010

Net earnings	1,034

Net earnings per share — diluted	0.11

At
October 31,
2000

(In thousands,
except per share
data)

Balance Sheet Data:

Total assets	$67,086

Long-term debt	3,578

Total liabilities	19,146

Stockholders’ equity	47,940

Book value per share	5.47

UNAUDITED COMPARATIVE PER SHARE DATA

       The following table summarizes per share information for PLATO and Wasatch on a historical, pro forma combined and equivalent basis. The pro forma information gives effect to the merger accounted for as a purchase transaction. You should read this information together with the historical financial statements included or incorporated by reference in this proxy statement/ prospectus. You should also read this information in connection with the unaudited pro forma consolidated financial statements set forth starting on page 45. You should not rely on the pro forma consolidated financial statements to indicate the results that would have been achieved had the companies combined at a prior date or the future results that the combined company will experience after the merger.

Net earnings (loss) per share—basic:

Historical PLATO for the fiscal year ended October 31, 2000	$0.63

Historical Wasatch for the fiscal year ended February 29, 2000	0.02

Historical Wasatch for the nine months ended November 30, 2000	(0.44)

Pro forma combined for the fiscal year ended October 31, 2000(1)	0.11

Pro forma per equivalent Wasatch share(2)	0.01

Net earnings (loss) per share—diluted:

Historical PLATO for the fiscal year ended October 31, 2000	0.60

Historical Wasatch for the fiscal year ended February 29, 2000	0.02

Historical Wasatch for the nine months ended November 30, 2000	(0.44)

Pro forma combined for the fiscal year ended October 31, 2000(1)	0.11

Pro forma per equivalent Wasatch share(2)	0.01

Book value per share:

Historical PLATO at October 31, 2000(3)	4.36

Historical Wasatch at February 29, 2000(3)	0.16

Historical Wasatch at November 30, 2000(3)	—

Pro forma combined at October 31, 2000(4)	5.47

Pro forma per equivalent Wasatch share(2)	0.32

(1)	The pro forma combined net earnings per share amounts are computed by dividing pro forma net earnings for the year ended October 31, 2000 by the pro forma number of weighted average shares outstanding for the period assuming that the proposed merger had occurred on November 1, 1999.

(2)	The pro forma per equivalent Wasatch share amounts are computed by multiplying the pro forma combined per share amounts by the merger exchange ratio of 0.0576.

(3)	The historical book value per share amounts are computed by dividing stockholders’ equity (deficit) by the number of shares of common stock outstanding at the end of each period.

(4)	The pro forma combined book value per share is computed by dividing pro forma stockholders’ equity by the pro forma number of shares outstanding at October 31, 2000.

MARKET PRICES AND DIVIDENDS FOR PLATO COMMON STOCK

       As of January 31, 2001, there were approximately 2,500 holders of record of PLATO common stock. The following table presents the high and low closing prices for PLATO common stock as quoted on the Nasdaq National Market System for each period.

	Common Stock

	High	Low

Fiscal Year Ended October 31, 1999

First Quarter	$10.06	$7.00

Second Quarter	7.38	5.63

Third Quarter	7.13	5.88

Fourth Quarter	7.25	5.31

Fiscal Year Ended October 31, 2000

First Quarter	$7.00	$4.50

Second Quarter	12.50	6.25

Third Quarter	14.75	10.59

Fourth Quarter	25.31	12.88

Fiscal Year Ended October 31, 2001

First Quarter	$25.38	$12.44

Second Quarter (through February 16, 2001)	22.50	20.44

      The last reported sale price of PLATO common stock as quoted on the Nasdaq National Market System on January 30, 2001, the last full trading day immediately prior to the public announcement of the signing of the merger agreement, was $23.00 per share. The last reported sale price of PLATO common stock as quoted on the Nasdaq National Market System on February 20, 2001, the last practicable trading day for which information was available prior to the date of this proxy statement/ prospectus, was $20.63 per share.

      The market price of shares of PLATO common stock fluctuates from day to day. As a result, you should obtain current market quotations. No assurance can be given as to what the market price of PLATO common stock will be if and when the merger is consummated.

      PLATO has not declared or paid any cash or other dividends on its common stock and has no intention of doing so in the foreseeable future.

MARKET PRICES AND DIVIDENDS FOR WASATCH COMMON STOCK

       As of February 7, 2001, there were approximately 696 holders of record of Wasatch common stock. Wasatch common stock has been quoted on the Over-the-Counter Bulletin Board under the symbol “ILRN” since February 16, 2000. Prior to that date, Wasatch common stock had been quoted under the symbol “AGHL.” The following table presents the high and low sales prices for the Wasatch common stock as quoted on the Over-the Counter Bulletin Board for each period.

	Common Stock

	High	Low

Fiscal Year Ended February 29, 2000

First Quarter	$0.00	$0.00

Second Quarter	0.00	0.00

Third Quarter	0.00	0.00

Fourth Quarter	8.63	5.25

Fiscal Year Ended February 28, 2001

First Quarter	$6.38	$2.25

Second Quarter	3.00	0.68

Third Quarter	1.00	0.13

Fourth Quarter (through February 16, 2001)	1.34	0.20

      The last reported sale price of Wasatch common stock as reported on the Over-the-Counter Bulletin Board on January 30, 2001, the last full trading day immediately prior to the public announcement of the signing of the merger agreement, was $0.59 per share. The last reported sale price of Wasatch common stock as quoted on the Over-the-Counter Bulletin Board on February 20, 2001, the last practicable trading day for which information was available prior to the date of this proxy statement/prospectus, was $1.16 per share.

      The market price of shares of Wasatch common stock fluctuates from day to day. As a result, you should obtain current market quotations. No assurance can be given as to what the market price of Wasatch common stock will be if and when the merger is consummated.

      Wasatch has not declared or paid any cash or other dividends on its common stock and has no intention of doing so in the foreseeable future.

FORWARD-LOOKING STATEMENTS

       This proxy statement/prospectus contains “forward-looking statements” within the meaning of Section 17A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. When used in this proxy statement/prospectus, the words “anticipates,” “believes,” “expects,” “intends” and similar expressions identify such forward-looking statements. These statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this proxy statement/prospectus that are not historical facts. Although we believe that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, the following:

•	risks in connection with the merger described in pages 16 through 21 of this proxy statement/ prospectus;

•	the impact of general economic conditions where PLATO and Wasatch do business;

•	general industry conditions, including competition and product prices;

•	capital expenditure requirements; and

•	access to capital markets.

      PLATO’s and Wasatch’s actual results, performance or achievement could differ materially from those expressed in, or implied by, forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on PLATO’s and Wasatch’s results of operations and financial condition. PLATO’s and Wasatch’s past results, performance or achievements cannot be relied upon as a guide to future results, performance or achievements.

RISK FACTORS

       You should carefully consider the risks described below, together with all of the other information included in this proxy statement/ prospectus, before voting. The risks described are not the only ones PLATO and Wasatch face. Any of the following risks could have a material adverse effect on PLATO’s business, financial condition and operating results after the consummation of the merger. You should also refer to the other information contained in and incorporated by reference to this proxy statement/ prospectus, including PLATO’s and Wasatch’s financial statements and the related notes.

Risks Associated With the Merger

PLATO may not be able to successfully integrate Wasatch and achieve the benefits expected to result from the merger.

      The merger will present challenges to management, including the integration of the operations, technologies and personnel of PLATO and Wasatch, and special risks, including possible unanticipated liabilities, unanticipated costs, diversion of management attention and loss of personnel.

      PLATO cannot assure you that PLATO will successfully integrate or profitably manage Wasatch’s business. In addition, we cannot assure you that, following the merger, PLATO’s businesses will achieve sales levels, profitability, efficiencies or synergies that justify the merger or that the merger will result in increased earnings for the combined company in any future period. Also, the combined company may experience slower rates of growth as compared to historical rates of growth of PLATO and Wasatch independently.

Conditions to the merger may not be satisfied.

      The merger agreement contains conditions that, if not satisfied, would result in the merger not occurring, even if you approve the merger. PLATO cannot assure you that all of the closing conditions to the merger will be satisfied, that any unsatisfied conditions will be waived or that the merger will occur. If the merger does not occur, PLATO and Wasatch may each incur significant expenses that could have a material adverse effect on the financial and operating results of PLATO and Wasatch.

PLATO and Wasatch will incur significant expenses related to the merger whether or not completed.

      The merger will result in significant costs to PLATO and Wasatch. Direct transaction costs are estimated at approximately $260,000. These costs will consist primarily of fees for financial consultants, attorneys, accountants, filing fees, financial printing and costs associated with discontinuing some redundant business activities. These amounts are preliminary estimates and are subject to change. The aggregate amount of these costs may be greater than currently anticipated. The substantial majority of these costs will be incurred whether or not the merger is completed. Also, additional unanticipated expenses may be incurred in the integration of our businesses. Although PLATO expects that the elimination of duplicative expenses as well as the realization of other efficiencies related to the integration of the businesses may result in cost savings, we cannot assure you that these benefits will be achieved in the near term or at all.

The merger may affect PLATO’s ability to hire, train and retain highly qualified employees for Wasatch which may cause our business to suffer.

      PLATO’s success following the closing of the merger may be affected by PLATO’s ability to retain certain executives and other key employees of Wasatch who are critical to the continued

advancement, development and support of our services, ongoing sales and marketing efforts. The loss for any reason of any key executive officer or employee could negatively affect the combined company’s business and prospects. During the pre-merger and integration phases, employee uncertainty regarding the effects of the merger could cause key employees to leave. PLATO may not be able to retain or hire key management, technical, sales or marketing personnel before or after the merger. If the merger does not occur, Wasatch may have lost certain key executives or other key employees, which loss could have a material adverse effect on Wasatch’s financial and operating results.

Failure to complete the merger could negatively impact the market price of PLATO common stock and Wasatch common stock.

      The obligations of PLATO and Wasatch to complete the merger are subject to the satisfaction or waiver of certain conditions. See pages 42-43 of this proxy statement/ prospectus for a discussion of these conditions. These conditions might not be satisfied or waived and the merger might not be completed.

      If the merger is not completed for any reason, both PLATO and Wasatch may be subject to other material risks, including:

•	a negative effect on the stock trading price of PLATO common stock and Wasatch common stock to the extent that the current market price reflects a market assumption that the merger will be completed;

•	either party may be required to pay the other a termination fee, see page 43 “Material Provisions of the Merger Agreement — Termination” of this proxy statement/ prospectus for a discussion of the termination fee; and

•	costs related to the merger, such as legal and accounting fees, must be paid even if the merger is not completed.

Wasatch could lose an opportunity to enter into a merger or business combination with another party on more favorable terms as the merger agreement restricts Wasatch from soliciting such proposals

      While the merger agreement is in effect, Wasatch may be restricted from entering into or soliciting, initiating or encouraging any inquiries or proposals that may lead to a proposal or offer for a merger with any persons other than PLATO. As a result of the restriction, Wasatch may lose an opportunity to enter into a transaction with another potential partner on more favorable terms.

      If Wasatch terminates the merger agreement to enter into another transaction, Wasatch may be required to pay a termination fee equal to the greater of $2,000,000 or 50% of the difference between the price or other consideration payable to Wasatch’s stockholders under the alternative transaction and the merger price of this merger that may make an otherwise more favorable transaction less favorable.

      In addition, if the merger agreement is terminated and the Wasatch board of directors determines that it is in the best interests of the Wasatch stockholders to seek a merger or business combination with another strategic partner, Wasatch cannot assure you that it will be able to find a partner offering terms equivalent or more attractive than the price and terms offered by PLATO.

PLATO and Wasatch could lose clients as a result of uncertainty regarding the merger.

      Uncertainty regarding the merger and future offerings, personnel and services could lead some clients to select other vendors or delay or cancel contracts. The loss of business from significant clients could have a negative effect on our business following the consummation of the merger.

The price of PLATO common stock may be affected by factors different from those affecting the price of Wasatch common stock.

      If the merger is completed, you will become holders of PLATO common stock. PLATO’s business differs from that of Wasatch, and PLATO’s results of operations, as well as the price of PLATO common stock, may be affected by factors different from those affecting Wasatch’s results of operations and the price of Wasatch common stock.

General Risks Associated With PLATO’s Business

Variability in PLATO’s and Wasatch’s annual results make it uncertain as to whether we can sustain profitability.

      While PLATO has been profitable subsequent to fiscal 1997, neither PLATO nor Wasatch can assure you that our combined entity can sustain profitability. Our future combined revenues and profits, if any, will depend upon various factors, including continued market acceptance of our products and services. You should consider the risks, expenses and difficulties frequently encountered in connection with the operation and development of a business following the consummation of a merger including, but not limited to, delays in the expansion, addition and integration of sales and distribution channels, the ability to retain and attract qualified employees and innovation in the design and development of new products and product enhancements.

Potential fluctuations in quarterly results could affect PLATO’s revenues and profitability for such quarterly periods.

      PLATO and Wasatch have experienced, and may in the future continue to experience, significant fluctuations in our combined revenues and profitability among quarterly periods. These fluctuations could reduce the market price of PLATO common stock. Our combined revenues and profitability, if any, may fluctuate as a result of many factors, including:

•	the size, timing and product mix of orders;

•	increased competition;

•	loss of significant customers;

•	losses on uncollected accounts receivables;

•	announcements of new products by us or any of our competitors;

•	delays in shipment of existing or new products; and

•	capital spending patterns of our customers.

      Many of PLATO’s and Wasatch’s education and training sales are to customers who purchase systems and license courseware on a single procurement basis. Accordingly, new customers must be found or new or additional products must be sold to existing customers in order to maintain and expand our education and training revenue stream. The timing of revenues is difficult to forecast because the sales cycle is relatively long and our services are affected by both the financial conditions and management decisions of our clients and general economic conditions.

Competition in PLATO’s and Wasatch’s industry is intense and could adversely affect PLATO’s performance.

      The computer-based education and training industry is competitive and demand for particular software and courseware products, systems hardware, and services may be affected adversely by the increasing number of competitive products from which a prospective customer may choose in PLATO’s and Wasatch’s industry. PLATO competes primarily against other organizations offering educational and training software and services. PLATO’s competitors include several large companies with substantially greater financial, technical and marketing resources than ours, including Riverdeep Group PLC, Advantage Learning and divisions within Gores Technology Group, Ripplewood, Pearson PLC and McGraw-Hill McMillan, as well as a number of smaller companies. Existing competitors may broaden their product lines and potential competitors may enter the market and/or increase their focus on computer-based education and training, resulting in greater competition for us. These changes or potential changes in the market could have a material adverse effect on PLATO’S operating results.

      Wasatch’s grades K-8 courseware competes with comprehensive curriculum software publishers, including Computer Curriculum Corporation (NCS Learn), Compass Learning Corporation (formerly Jostens Learning), and Curriculum Advantage Corporation. Wasatch also competes with companies providing single-title retail products, software publishers, Internet content and service providers and computer hardware companies.

Our reliance on government funding could have a negative effect on revenues.

      A substantial portion of PLATO’s total revenues for the years ended October 31, 2000, 1999 and 1998 and of Wasatch’s revenues are derived from customers substantially dependent on government funding, such as public school systems, community-based organizations and correctional facilities. The government appropriations process is often slow, unpredictable and subject to factors outside PLATO’s control and several proposals are currently being made to reduce government spending. Curtailments or substantial reductions in government funded or sponsored programs and termination or renegotiation of government-funded contracts could have a material adverse impact on, or result in the delay or termination of, PLATO’s revenues associated with these programs and contracts.

There is no assurance that key management personnel will remain with PLATO.

      Our future success depends in large part on the continued service of PLATO key technical, marketing, sales and management personnel and on PLATO ability to continue to attract, motivate and retain highly qualified employees, including certain Wasatch employees. The combined company’s key employees may terminate their employment with us at any time. There is competition within the industry for such employees and the process of locating key technical and management personnel with suitable skills and attributes to execute our strategy is often lengthy. Accordingly, the loss of the services of key personnel could have a material adverse effect on PLATO’s business and operating results.

Misuse or misappropriation of PLATO’S and Wasatch’s proprietary rights could adversely affect PLATO’S performance.

      PLATO regards its courseware and software as proprietary and rely primarily on a combination of statutory and common law copyright, trademark and trade secret laws, customer licensing agreements, employee and third-party nondisclosure agreements and other methods to protect our proprietary rights. PLATO owns the Federal registration of the PLATO® trademark. In addition, in 1989 Control Data Corporation assigned Federally registered copyrights in the PLATO® courseware to PLATO. PLATO has not recorded the assignment of these copyrights because it believes that the additional statutory rights resulting from recordation are not necessary for the protection of our rights therein. PLATO has copyrights in all PLATO® courseware produced since 1989, and has registered its most important coursework with the U.S. Copyright Office. PLATO has not applied for trademark registration at the state level, but have instead relied on its Federal registrations and state common law rights to protect its proprietary information.

      Wasatch owns or licenses all copyrights in its coursework none of which is registered with the U.S. Copyright Office. Wasatch believes that the additional statutory rights resulting from registration of its copyrights are not necessary for the protection of its rights therein. Wasatch has not applied for registration of its trademarks on a state or federal level. Wasatch has instead relied on its state common law with respect to its trademarks. Wasatch does not include in its products any mechanisms to prevent or inhibit unauthorized copying, but generally requires the execution of a license agreement which restricts copying and use of the courseware and software. Wasatch has no knowledge of the unauthorized copying of its products. However, if such copying or misuse were to occur to any substantial degree, Wasatch could be materially adversely affected.

      PLATO acquired CyberEd, Inc. as a subsidiary in July 2000. CyberEd owns all copyrights in its computer programs and is registering these copyrights with the U.S. Copyright Office. CyberEd also owns the federal registration of the Cyber Ed® trademark. PLATO does not include in its products any mechanisms to prevent or inhibit unauthorized copying, but generally requires the execution of a license agreement which restricts copying and use of the courseware and software. PLATO has no knowledge of the unauthorized copying of its products. However, if such copying or misuse were to occur to any substantial degree, PLATO could be materially adversely affected.

The trading price of PLATO common stock may be volatile and could fluctuate significantly.

      The price for PLATO common stock has been volatile. PLATO common stock has been listed on the Nasdaq National Market System since December 23, 1992. The closing market price of PLATO common stock has experienced variations, and since our initial public offering, our closing stock price has ranged from a high of $25.38 to a low of $3.75. The market price of PLATO common stock may experience fluctuations in the future for a variety of reasons. These include:

•	quarterly variations in our combined operating results;

•	changes in earnings estimates by analysts;

•	announcements of new contracts or service offerings by PLATO or its competitors;

•	disputes or other developments concerning proprietary rights, including patents and litigation matters and the ability to patent PLATO’s technologies;

•	additions or departures of key personnel;

•	announcements by PLATO of significant acquisitions, strategic partnerships, joint ventures or capital commitments; and

•	general economic or stock market conditions unrelated to PLATO’s operating performance

      In particular, the realization of any of the risks described in these “Risk Factors” could have a dramatic and materially adverse impact on the market price of PLATO common stock. In addition, the stock market in recent years has experienced significant price and volume fluctuations which have affected the market prices of companies. These fluctuations may continue to occur and disproportionately impact PLATO’s stock price. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. This type of litigation could result in substantial costs and a diversion of management’s attention and resources, which could materially affect PLATO’s business, financial condition or results of operations.

PLATO may need to raise additional capital in the future which may not be available.

      PLATO may not be able to raise capital in the future to meet its liquidity needs and finance its operations and future growth. While PLATO has been profitable subsequent to fiscal 1997, PLATO may not continue to be profitable in the future. PLATO believes that existing cash resources, the amounts available under its senior credit facility and cash generated from operations will be sufficient to satisfy its operating cash needs for the foreseeable future. Any future decreases in PLATO’s operating income, cash flow, or stockholders’ equity may impair its future ability to raise additional funds to finance operations. As a result, PLATO may not be able to maintain adequate liquidity to support its operations.

The future sale of shares of PLATO common stock may negatively affect PLATO’s stock price.

      PLATO stockholders, including Wasatch stockholders that become holders of PLATO common stock after the merger, could sell substantial amounts of PLATO common stock in the public market after the merger which could cause PLATO’s market price to decline. A substantial number of shares of PLATO common stock issuable upon exercise of outstanding stock options and warrants will become eligible for future sale in the public market at various times. An increase in the number of shares of PLATO common stock in the public market could adversely affect prevailing market prices and could impair its future ability to raise capital through the sale of our equity securities. Upon consummation of the merger, PLATO will have approximately 8,855,997 shares of outstanding common stock based upon a closing price of PLATO common stock of $22.50 per share on February 13, 2001 and on 8,322,663 shares of PLATO common stock issued and outstanding as of January 31, 2001. Both Ms. Morris and Ms. Loomis have agreed not to sell 25% of the PLATO common stock they receive for a period equal to the lesser of one year from the merger date or as long as they continue to be employed by PLATO.

PLATO’s charter documents and Delaware law may discourage an acquisition of PLATO.

      Provisions of PLATO’s certificate of incorporation, by-laws, and Delaware law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to PLATO stockholders. PLATO may issue shares of preferred stock in the future without stockholder approval and upon such terms as PLATO’s board of directors may determine. PLATO’s charter and by-laws also provide that special stockholders meetings may be called only by PLATO’s board of directors with the result that any third-party takeover not supported by the board of directors could be subject to significant delays and difficulties. In addition, PLATO’s board of directors is divided into three classes, each of which serves for a staggered three-year term, which may make it more difficult for a third party to gain control of PLATO’s board of directors.

Because it is unlikely that PLATO will pay dividends, you will only be able to benefit from holding your PLATO stock if the stock price appreciates.

      PLATO currently intends to retain any future earnings for funding growth and, therefore, does not expect to pay any dividends in the foreseeable future. As a result of not collecting a dividend, there is a risk that you will not experience a return on your investment, unless the price of your PLATO common stock appreciates and you sell your shares of PLATO common stock.

PLATO’s financial results could be affected by changes in foreign currency exchange rates or weak economic conditions in foreign markets.

      PLATO markets its products worldwide and has operations in Canada and the United Kingdom. As a result, PLATO’s financial results could be affected by changes in foreign currency exchange rates or weak economic conditions in foreign markets. Working funds necessary to facilitate the short-term operations of foreign subsidiaries are kept in local currencies in which they do business. Approximately 9% of PLATO’s total revenues were denominated in currencies other than the U.S. dollar for fiscal year ended October 31, 2000.

THE WASATCH SPECIAL MEETING

Time and Place of the Special Meeting

      Wasatch is sending this proxy statement/ prospectus to you as part of the solicitation of proxies by the Wasatch board of directors for use at the Wasatch special meeting to be held at the                , on                ,              , 2001 at 10:00 a.m., local time. Wasatch is first mailing this proxy statement/ prospectus, the attached notice of special meeting of stockholders and the enclosed proxy card to you on or about              , 2001.

Purpose of the Special Meeting

      At the special meeting, you will be asked to consider and approve a proposal to adopt the Agreement and Plan of Merger dated as of January 31, 2001 by and among PLATO, WILC, a wholly owned subsidiary of PLATO, and Wasatch, pursuant to which Wasatch will merge with and into WILC and WILC will change its name to “Wasatch Interactive Learning Corporation”. As a result Wasatch will become a wholly owned subsidiary of PLATO.

      Wasatch knows of no other matters to be brought before the special meeting. If any matter incident to the conduct of the special meeting should be brought before the meeting, the persons named in the proxy card will vote in their discretion.

Record Date; Stock Entitled to Vote; Quorum

      The Wasatch board of directors has fixed the close of business on              , 2001 as the record date for the special meeting. Only holders of Wasatch common stock on the record date will be entitled to vote at the special meeting and any adjournments or postponements thereof. At the record date,                shares of Wasatch common stock were outstanding and entitled to vote.

      The presence, in person or by proxy, of a majority of the shares of Wasatch common stock is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes will be included in the determination of shares present at the special meeting for purposes of determining a quorum. Properly executed proxies marked “abstain” will be deemed present for purposes of determining whether a quorum has been achieved. Proxies held by brokers in “street name” that are not voted on all proposals to come before the meeting shall also be deemed “present.”

Required Vote

      All properly executed proxies delivered and not properly revoked will be voted at the special meeting as specified in such proxies. If you do not specify a choice, your shares represented by a signed proxy will be voted “AGAINST” the adoption of the matters submitted for approval.

      The affirmative vote of at least two-thirds of all the outstanding shares of Wasatch common stock is required to approve the merger agreement and the merger. Therefore, the failure to submit a proxy card or to vote in person at the special meeting, abstentions by a stockholder and broker non-votes will count as a vote “AGAINST” the merger agreement and the merger.

      All other matters presented for approval at the special meeting will require the affirmative vote of the holders of a majority of the voting power of Wasatch common stock which has voting power present in person or by proxy, and which is actually voted. As a result, with respect to other matters presented for approval at the special meeting, the failure to submit a proxy card or to vote in person at the special meeting, abstentions by a stockholder and broker non-votes will not be counted “FOR” or “AGAINST” for purposes of determining whether such proposals have received the requisite approval by Wasatch stockholders.

Voting Agreement

      On February 14, 2001, certain Wasatch stockholders, including certain officers and directors of Wasatch, entered into a voting agreement, pursuant to which, among other things, they agreed to vote their shares of Wasatch “FOR” approval of the merger agreement and the merger. A form of the voting agreement is attached as Annex C to this proxy statement/ prospectus and incorporated into this proxy statement/ prospectus by reference. In addition, similar voting agreements have been entered into with respect to additional Wasatch shares. Each of these stockholders has also granted an irrevocable proxy and a power of attorney to certain offices of PLATO to vote his or her shares of Wasatch common stock covered by the voting agreements “FOR” approval of the merger agreement and the merger. On the record date, the Wasatch stockholders that are parties to a voting agreement collectively have agreed to vote approximately 69% of the outstanding shares of Wasatch common stock in favor of the merger which constitutes more than the two-thirds plurality required for approval of the merger.

Proxies; Voting and Revocation

      Each share of Wasatch common stock is entitled to one vote. Votes will be tabulated at the special meeting by inspectors of election appointed by Wasatch.

      You may revoke or change your proxy at any time prior to its being voted by filing a written instrument of revocation or change with the corporate secretary of Wasatch. You may also revoke your proxy by filing a duly executed proxy bearing a later date or by appearing at the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting. If you attend the special meeting, you may vote in person whether or not you have previously given a proxy, but your presence, without notifying the corporate secretary of Wasatch, at the special meeting will not revoke a previously given proxy. In addition, if you beneficially hold shares of Wasatch common stock that are not registered in your own name, you will need additional documentation from the record holder of such shares to attend and vote the shares personally at the special meeting.

Solicitation of Proxies

      Proxies will be solicited through the mail and directly by officers, directors and employees of Wasatch not specifically employed for such purpose, without additional compensation. Wasatch will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to the principals.

Dissenters’ Rights

      If you do not want to accept PLATO common stock in the merger, you have the right under Washington law to obtain payment of the fair value of your shares. This right to dissent is subject to a number of restrictions and technical requirements. Annex B to this proxy statement/ prospectus contains a copy of the Washington Business Corporation Act statutes governing dissenters’ rights.

      The following summary is not a complete statement of the law relating to dissenters’ rights and is qualified in its entirety by reference to Annex B. If you wish to exercise your statutory appraisal rights or wish to preserve the right to do so, you should carefully review this summary and Annex B because failure to comply strictly with the procedures set forth in the statute will result in the loss of your appraisal rights. Also see “The Merger-Dissenters’ Rights Procedure” beginning on page 33.

      Generally, in order to exercise your dissenters’ rights:

•	you must deliver to Wasatch before the vote is taken written notice of your intent to demand cash payment for your shares of Wasatch common stock if the merger is effected;

•	you must not vote in favor of the merger; and

•	after the vote is taken and if the merger is approved, you must demand payment, certify whether you acquired beneficial ownership of the shares before the date the merger was first announced to the public and deposit your shares in accordance with instructions Wasatch will mail to you after approval of the merger.

Merely voting against the merger will not preserve your dissenters’ rights.

THE MERGER

Background of the Merger

      In late 1999 and early 2000, PLATO began to develop strategies to expand its market share by offering state-of-the-art, comprehensive and technology-based educational software content to school districts for students at all levels. By mid-2000, PLATO began to evaluate various product offerings designed for elementary school age children. PLATO was familiar with Wasatch’s product offerings in the educational industry and in mid-November 2000, at PLATO’s request, the management teams of PLATO and Wasatch, including PLATO’s Chief Executive Officer, John Murray and Wasatch’s Chief Executive Officer, Barbara Morris, met to discuss potential distribution or merger arrangements between the two companies. At this meeting, the two parties discussed strategic objectives, new product development and marketing strategies. In addition, the parties agreed to consider in more detail possible business arrangements and combinations. Subsequent to this meeting, the parties began to discuss detailed terms of a possible merger and on December 12, 2000, executed a non-binding letter of intent. Each party then began an extensive due diligence review of the other party. Negotiations of the merger agreement began in January 2001 and were concluded with the unanimous approval of the merger by the PLATO board of directors on January 19, 2001, and the Wasatch board of directors on January 30, 2001. The definitive merger agreement was executed on January 31, 2001.

Recommendation of the Wasatch Board of Directors

      The Wasatch board of directors unanimously recommends that you approve the merger agreement and merger. The conversion ratio to PLATO common stock for each share of Wasatch common stock will be equal to the merger exchange ratio.

      The merger exchange ratio will equal the following:

12,000,000 ÷ PLATO per share market value

Total number of shares of Wasatch common stock outstanding

PLATO per share market value is the average closing price of PLATO common stock on the Nasdaq National Market System over the five-day period immediately prior to closing.

For example, based upon a closing price of PLATO common stock of $22.50 per share on February 13, 2001 and on an estimated 9,255,822 shares of Wasatch common stock outstanding as of the close of the merger, you would receive approximately .0576 shares of PLATO common stock for each share of Wasatch common stock you own. The estimated 9,255,822 shares of Wasatch common stock outstanding as of the close of the merger includes shares of common stock issuable upon conversion of outstanding options and termination of contractual obligations.

Reasons for the Merger

      In reaching its decision to approve the merger agreement and the merger and to recommend approval of the merger agreement by Wasatch stockholders, the Wasatch board of directors consulted with its management team and independently considered the proposed merger agreement and the transactions contemplated by the merger agreement. The following discussion of the factors considered by the Wasatch board of directors in making its decision is not intended to be exhaustive but includes all material factors considered by the Wasatch board of directors.

      The Wasatch board of directors considered the following as reasons that the merger will be beneficial to Wasatch and to you as its stockholders:

Complementary Products. Each of the PLATO and Wasatch software course content is comprehensive, research based, standards based and mastery based, and contains tutorials. The Wasatch content was developed specifically for the elementary market and is not simply a modified version of content for older learners. We believe that there is very little overlap of each company’s course content. PLATO plans to integrate the Wasatch content into the PLATO Pathways curriculum management system, the PLATO® Web Learning Network and PLATO® Simulated Test system.

Accountability Standards. Due to the increased focus on accountability standards, educational software customers have expressed interest in developing relationships with providers that can deliver content solutions that span K-12 education. Technology decisions are becoming more centralized at the district level. Upon integration of PLATO and Wasatch courseware products, PLATO and Wasatch as a combined company after the merger should be positioned to help educators seeking consistency across all grades address instructional needs and test preparation.

Sales Opportunities. There are opportunities for each company to be introduced to new schools and school districts based on the existing relationships that are unique to each company.

Skills and Cultures. We believe that the Wasatch product development team complements the strengths of PLATO and vice versa. Wasatch personnel emphasizes elementary product development. PLATO emphasizes middle school and high school product development personnel. In addition, PLATO has science product development staff that can potentially be used for elementary applications. Both companies share the commitment to excellence and strong customer support.

      In addition, the Wasatch board of directors believes that, through a merger, the opportunity to own PLATO common stock would provide you with greater future liquidity in the security of an attractive company that could capitalize on the business prospects of Wasatch and provide a better return of your investments.

      In the course of its deliberations, the Wasatch board of directors reviewed with Wasatch management a number of other factors relevant to the merger. In particular, the Wasatch board of directors considered, among other things:

•	information relating to the business, assets, management, competitive position and operating performance of Wasatch, including the prospects of Wasatch if it were to continue as an independent company;

•	the likelihood that the merger would be completed; and

•	the expected qualification of the merger as a reorganization under Section 368(a) of the Internal Revenue Code.

      The Wasatch board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

•	the risk that the operations of PLATO and Wasatch might not be successfully integrated;

•	the risk that, despite the efforts of Wasatch and PLATO after the merger, key personnel might leave Wasatch;

•	the risk that the potential benefits of the merger might not be fully realized; and

•	the risk that the market price for PLATO common stock might decline.

      The Wasatch board of directors believed that certain of these risks were unlikely to occur, that Wasatch could avoid or mitigate others, and that, overall, these risks were outweighed by the potential benefits of the merger.

      In view of the variety of factors considered in connection with its evaluation of the merger agreement and the merger, the Wasatch board of directors did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the Wasatch board of directors may have given different weight to different factors.

Opinion of Wasatch’s Financial Advisor

      Wasatch retained Houlihan Smith & Company, Inc. in connection with the proposed merger as a financial advisor to render an independent opinion to the Wasatch board of directors. The purpose of the opinion was to advise the Wasatch board of directors whether, in the opinion of Houlihan, the merger is fair to Wasatch stockholders from a financial point of view. The terms of the merger resulted from the negotiations between Wasatch and PLATO and were not determined by Houlihan. Houlihan’s opinion was based upon a review of the companies from a financial point of view. As described below, in the opinion of Houlihan, the merger as described in this proxy statement/ prospectus is fair, from a financial point of view, to the Wasatch stockholders as of the date of the opinion.

      The full text of the Houlihan opinion sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the steps of the review undertaken by Houlihan in rendering its opinion. The full text of the Houlihan opinion, dated February 21, 2001, is attached as Annex D to this proxy statement/ prospectus. You are urged to, and should, read the Houlihan opinion carefully and in its entirety.

      The Houlihan opinion does not constitute a recommendation to the Wasatch board of directors to proceed with the merger and does not constitute a recommendation to any holder of Wasatch common stock as to how that holder should vote. The Houlihan opinion relates solely to the question of fairness to Wasatch stockholders, from a financial point of view, as to the exchange ratio as defined in the merger agreement. Further, Houlihan expresses no opinion as to the structure, terms or effect of any other aspect of the merger, including, without limitation, any effects resulting from environmental issue(s), the application of any bankruptcy proceeding, fraudulent conveyance, or other international, federal or state insolvency law, or of any pending or threatened litigation affecting any of the involved corporations. The Houlihan opinion also expresses no opinion as to the income tax consequences of the merger. Many factors were taken into consideration by the Wasatch board of directors in making its determination to approve the merger as contemplated in the merger agreement, however the Houlihan opinion was provided after this decision was made.

      In arriving at its opinion, Houlihan, among other things:

•	reviewed certain publicly available financial and other data with respect to Wasatch and PLATO, including the consolidated financial statements for recent years and for the most recent fiscal quarters for which published results are available and certain other relevant financial and operating data relating to Wasatch and PLATO made available to it from published sources and from the internal records of Wasatch and PLATO;

•	reviewed the financial terms and conditions of the merger agreement dated January 31, 2001, and as amended on February 20, 2001;

•	reviewed the financial projections of Wasatch including certain adjustments and conditions as disclosed by Wasatch management, and estimates of potential revenue synergies and strategic distribution benefits anticipated by the management of PLATO as a result of the merger;

      •     reviewed historical market prices and trading volume for Wasatch common stock and PLATO common stock;

      •     discussed with the senior management of Wasatch with respect to the businesses and prospects for future growth of Wasatch and PLATO;

      •     compared Wasatch from a financial point of view with certain other guideline public companies in the education technology industry that Houlihan deemed to be relevant;

      •     reviewed and analyzed certain publicly available information for transactions that Houlihan deemed comparable to the merger; and

      •     conducted such other studies, analyses, inquiries and investigations as Houlihan deemed appropriate.

      During Houlihan’s review, they relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial and other information provided, and have further relied upon the assurances of Wasatch management that they are unaware of any facts that would make the information provided to Houlihan to be incomplete or misleading for the purposes of their opinion. Houlihan has further relied upon the accuracy of publicly available financial data. Houlihan has not assumed responsibility for any independent verification of this information nor have they assumed any obligation to verify this information. The Wasatch management informed Houlihan that the forecasts provided represent their best current judgment, at the date of the opinion, as to the future financial performance of Wasatch, on a stand-alone basis. Houlihan assumes no responsibility for and express no view as to the forecasts or the assumptions on which they were based. Houlihan did not perform an independent evaluation or appraisal of the assets of the Wasatch.

      The Houlihan opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to them as of, the date of their opinion. Houlihan has disclaimed any obligation to advise the Wasatch board of directors or any person of any change in any fact or matter affecting their opinion, which may come or be brought to their attention after the date of their opinion.

      Each of the analyses conducted by Houlihan was carried out to provide a different perspective on the proposed merger, and to enhance the total mix of information. Houlihan did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the exchange ratio to the Wasatch stockholders. Houlihan did not place any specific reliance or weight on any individual analysis, but instead concluded that its analyses taken as a whole, supported its determination. Accordingly, Houlihan believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete view of the process underlying the analyses performed by Houlihan in connection with the preparation of its opinion.

      Selected Guideline Public Company Analysis. Based on public and other information, Houlihan calculated the implied price per share of Wasatch common stock based on multiples of aggregate value, which Houlihan defined as equity value plus debt less cash and cash equivalents, to (1) estimated fiscal 2001 revenue and (2) price to 2001 estimated earnings per share (EPS) ratios for companies in the education technology industry. In each case, Houlihan used estimates based on public filings, news articles, published Wall Street research analysts’ reports and forecasts and other third party sources. Houlihan believes that the seven companies listed below have operations similar to some of the operations of Wasatch, but noted that none of these companies have the same management, composition, size or combination of business as Wasatch:

•	PLATO Learning, Inc.

•	Advantage Learning Systems

•	Lightspan, Inc.

•	Click2learn.com, Inc.

•	Learn2.com, Inc.

•	Heartsoft, Inc.

•	American Education Co.

      The share prices implied by this analysis are as follows:

Range of
	Implied Share	Median	Mean
	Prices	Per Share	Per Share

Aggregate Value to 2001 Estimated Revenues	$0.00 to $1.21	$0.16	$0.32

Price/Fiscal 2002 EPS	$1.15 to $1.51

While the guideline public company analysis compared Wasatch to seven companies in the education technology industry, Houlihan did not include every company that could be deemed to be a participant in this same industry, or in the specific sectors of this industry.

      Houlihan noted that the implied price per share of consideration to be received by Wasatch stockholders in connection with the merger based on $12.0 million of PLATO common stock exchanged for all of the shares of Wasatch, including vested options expected to be exercised is $1.2965 per share.

      Selected Guideline Transaction Analysis.  Several thousand transactions were screened in an attempt to find merger, acquisition or asset purchase transactions involving companies similar to Wasatch. Typically financial information is not disclosed for private transactions, so this analysis often is limited to analyzing transactions involving public companies for which financial and valuation data is publicly disclosed. Based on public and other information, Houlihan calculated the implied price per share of Wasatch common stock based on multiples of enterprise value, which Houlihan defined as the value of a firm’s equity plus the value of the debt, to (1) trailing twelve month actual revenue (2) estimated fiscal 2002 revenue for the following transactions:

Acquiror	Target

Click2learn.com	Meliora Systems, Inc.

Learn2.com	Panmedia Acquisition

Learn2.com	Viagrafix Acquisition

The Learning Co.	Broderbund

The Learning Co.	Sofsource

TMP Worldwide Inc.	Collegelink.com

Phillips Jones	Active Training Ltd.

iShopper.com, Inc.	K T Solutions, Inc.

The Aristotle Corp.	Safe Passage International, Inc.

Caliber Learning Network	Sylvan Ventures LLC

	Mean	Median
	Per share	Per Share

FY 2001 Estimated Revenues	$0.08	$0.00

FY 2002 Projected Revenues	$1.51	$1.08

Houlihan noted that the implied price per share of consideration to be received by Wasatch stockholders in connection with the merger based on $12.0 million of PLATO common stock exchanged for all of the shares of Wasatch common stock, including vested options expected to be exercised, is $1.2965 per share.

      Precedent Premium Analysis.  Houlihan reviewed consideration paid in several hundred acquisitions of U.S. companies as published in Mergerstat Review and calculated the implied price per share of Wasatch common stock based on premiums paid in these transactions over the applicable stock price of the other company one day prior to the announcement of the acquisition offer and over the applicable exchange ratio one week and one month prior to the announcement of the acquisition offer.

	Range of	Median	Median
	Implied Share Prices	Per Share	Per Share

Premium to One Day Share Price	$0.80- to $0.85	$0.81	$0.32

Premium to One Week Share Price	$1.02 to $1.07	$1.03	$1.04

Premium to One Month Share Price	$0.28- to $0.29	$0.28	$0.28

Houlihan again noted that the implied price per share of consideration to be received by Wasatch stockholders in connection with the merger based on $12.0 million of PLATO common stock exchanged for all of the shares of Wasatch common stock, including vested options expected to be exercised, is $1.2965 per share.

      Discounted Cash Flow Analysis.  Houlihan performed a discounted cash flow analysis for Wasatch using management’s projections on a stand alone basis. The discounted cash flow was calculated assuming discount rates ranging from 25.0% to 45.0% and was comprised of the sum of the present values of:

•	the projected unlevered net free cash flows for the fiscal years 2002 through 2006; and

•	the anticipated future 2002 exit value based upon capitalized 2002 cash flow.

The capitalization rate was calculated by subtracting an assumed long term growth rate of 5% from the discount rate.

      This analysis implies a range of prices per share of Wasatch from $0.25 per share to $1.38 per share. This treats the convertible debenture as straight debt, and does not assume the conversion of any debentures into additional shares of Wasatch common stock. Practically, Houlihan noted that this analysis could not be considered unless the convertible debentures were to be redeemed and replaced with another form of debt.

      Historical Stock Price Analysis.  Houlihan reviewed the daily closing market price and trading volume of each of the Wasatch common stock and PLATO common stock over the one-year period February 16, 2000 through February 5, 2001. Houlihan calculated total trading volumes at various closing trade ranges of each. In addition, for each of the Wasatch common stock and PLATO common stock, Houlihan calculated:

•	closing price ranges as a percentage of total trading days in the twelve-month period;

•	trading volume per price range as a percentage of total volume in the twelve-month period; and

•	trading volume as a percentage of total volume.

      Houlihan, a member of the National Association of Securities Dealers, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Houlihan will receive a non-contingent fee plus reimbursement for all reasonable out-of-pocket expenses from Wasatch relating to its services in providing the opinion. Under the terms of the agreement, Wasatch also agreed to indemnify, defend and hold Houlihan harmless if Houlihan becomes involved in any way in any legal or administrative proceeding related to the services Houlihan provided in rendering the opinion.

Accounting Treatment

      The merger will be accounted for as a purchase for financial reporting and accounting purposes under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the purchase price, including direct costs of the merger, paid by PLATO for the capital stock of Wasatch will be allocated to the identifiable assets and liabilities of Wasatch based upon the fair value of Wasatch’s identifiable assets and liabilities, as of the effective date of the merger with the excess of the purchase price over the fair value of net identifiable assets being recorded as intangible assets including goodwill. After the merger, the financial condition and results of operations of Wasatch will be included, but not separately reported, in the consolidated financial condition and results of operations of PLATO.

Closing of Merger

      Wasatch anticipates that the merger will close prior to              , 2001. The closing will occur as soon as practicable, but no earlier than upon satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement.

Material Federal Income Tax Consequences

      In the opinion of Winston & Strawn, tax counsel to PLATO, and Snow Becker Krauss P.C., tax counsel to Wasatch, the following is a summary of the material United States federal income tax consequences of the merger to Wasatch stockholders who exchange their Wasatch common stock for PLATO common stock and, as applicable, cash in lieu of fractional shares of PLATO common stock pursuant to the merger agreement. This discussion addresses only stockholders who hold their Wasatch common stock as a capital asset and does not address all of the United States federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rules (including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, foreign holders, persons who hold their Wasatch common stock as a hedge against currency risk, a constructive sale, or conversion transaction, or holders who acquired their shares pursuant to the exercise of an employee stock options or otherwise as compensation). The following summary is not binding on the Internal Revenue Service or a court. It is based upon the Internal Revenue Code, laws, regulations, rulings, and decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local, and foreign laws are not addressed.

      The following discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other tax consequences of the merger. In addition, the discussion does not address tax consequences which may vary with, or be contingent on, your individual circumstances. You are strongly urged to consult your own tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of federal, state, local, and foreign income and other tax laws in your particular circumstances.

      No ruling has been, or will be, sought from the Internal Revenue Service as to the United States federal income tax consequences of the merger. It is a condition to the consummation of the merger that PLATO receive an opinion from its counsel, Winston & Strawn, and that Wasatch receive an opinion from its counsel, Snow Becker Krauss P.C., stating that the merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The issuance of such opinions will be conditioned on customary assumptions and representations made by PLATO, WILC and Wasatch. An opinion of counsel is not binding on the Internal Revenue Service or a court. As a result, neither PLATO nor Wasatch can assure you that the tax considerations and opinions contained in this discussion will not be challenged by the Internal Revenue Service or sustained by a court if challenged by the Internal Revenue Service.

      Assuming the merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, Wasatch stockholders who exchange their Wasatch common stock will not recognize gain or loss for United States federal income tax purposes, except with respect to cash, if any, they receive in lieu of a fractional share of PLATO common stock. The aggregate tax basis of a Wasatch stockholder in the PLATO common stock received in exchange for Wasatch common stock pursuant to the merger will be the same as such holder’s aggregate tax basis in the Wasatch common stock surrendered in the merger, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received. The holding period of the PLATO common stock received in the merger by a holder of Wasatch common stock will include the holding period of the Wasatch common stock surrendered in the merger.

      Wasatch stockholders who receive cash in lieu of fractional shares of PLATO common stock in the merger generally will recognize gain or loss equal to the difference between the amount of cash received and his or her tax basis in Wasatch common stock that is allocable to the fractional shares. The gain or loss generally will be capital gain or loss. In the case of an individual stockholder, capital gain is subject to a maximum federal income tax rate of 20% if the individual held his or her Wasatch common stock for more than 12 months at the effective time of the merger. The deductibility of capital losses is subject to limitations for both individuals and corporations.

      Wasatch stockholders will be required to attach a statement to their tax returns for the year of the merger that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the stockholder’s tax basis in the stockholder’s Wasatch common stock and a description of the PLATO common stock received therefor. You are urged to consult your tax advisors with respect to this statement and any other tax reporting requirements.

      The opinions described above do not apply to Wasatch stockholders who exercise appraisal rights. A Wasatch stockholder who exercises appraisal rights with respect to the merger and receives cash for shares of Wasatch common stock will generally recognize capital gain (or loss) measured by the difference between the amount of cash received and the stockholder’s basis in those shares, provided that the payment is not treated as a dividend pursuant to Section 302 of the Internal Revenue Code or otherwise. A sale of shares based on an exercise of appraisal rights will not be treated as a dividend if the stockholder exercising appraisal rights owns no shares of Wasatch immediately after the merger, after giving effect to the constructive ownership rules pursuant to the Internal Revenue Code. The capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the shares is more than one year.

      A noncorporate Wasatch stockholder may be subject to backup withholding at a rate of 31% on cash payments received in lieu of a fractional share of PLATO common stock or upon the exercise of appraisal rights. Backup withholding will not apply, however, to a Wasatch stockholder who:

•	furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the substitute W-9 or successor form included in the letter of transmittal to be delivered to Wasatch stockholders following the completion of the merger;

•	provides a certification of foreign status on Form W-8 BEN or successor form; or

•	is otherwise exempt from backup withholding.

Statutory Dissenters’ Rights

      The Washington Business Corporation Act grants dissenters’ rights in connection with the merger to holders of Wasatch common stock. Under the Washington Business Corporation Act, Wasatch stockholders may object to the merger and assert dissenters’ rights, by delivering to Wasatch written notice of the stockholder’s intention to demand cash payment from Wasatch if the merger is effected. If you elect to exercise dissenters’ rights, you must comply with all procedures to preserve those rights.

      Chapter 23B.13 of the Washington Business Corporation Act sets forth procedural requirements that you must follow if you assert your dissenters’ rights. Properly exercising dissenters’ rights can be complicated. The procedural rules are specific and must be followed completely. Your failure to comply with the procedures may cause you to lose your dissenters’ rights. Below, we are providing you with a summary of your rights and the procedure. The following information is qualified in its entirety by the provisions of Chapter 23B.13, a copy of which is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. Please review Chapter 23B.13 for the complete procedure. Wasatch will not give you any notice other than as described in this proxy statement/prospectus as required by the Washington Business Corporation Act.

Dissenters’ Rights Procedures

      If you are a Wasatch stockholder and you wish to preserve your dissenters’ rights, you must satisfy the provisions of chapter 23B.13 of the Washington Business Corporation Act. Chapter 23B.13.210 requires the following.

      You Must Deliver Notice of Intent To Demand Payment Before the Vote is Taken at the Special Meeting. You must deliver to Wasatch before the vote is taken at the special meeting to approve the merger agreement and merger, a written notice of your intent to demand cash payment for your shares of Wasatch common stock if the merger agreement and merger is effected. This notice must be separate from your proxy. Your vote against the merger agreement and the merger alone will not constitute written notice of intent to exercise your dissenters’ rights.

      You Must Not Vote for Approval of the Merger. You must not vote your Wasatch common stock in favor of the merger. If you vote, by proxy or in person, in favor of the merger agreement and merger, you will lose your dissenters’ rights. You will also lose your dissenters’ rights if you return a signed proxy and either fail to vote against approval of the merger agreement and merger or fail to note that you are abstaining from voting. Your dissenters’ rights will be terminated even if you previously filed a notice of intent to exercise dissenters’ rights with Wasatch, if you fail to vote against the approval of the merger agreement and merger or fail to abstain from voting.

      If you are a Wasatch stockholder who elects to give Wasatch notice of your intent to demand payment, you should mail or deliver such notice to:

Wasatch Interactive Learning Corporation

5250 South Commerce Drive
Suite 101
Salt Lake City, Utah 84107
Attention: Corporate Secretary

      It is important that Wasatch receive all written notices before the vote to approve the merger agreement and the merger is taken at the special meeting. Your written notice to demand payment should specify your name and mailing address, the number of shares of Wasatch common stock you own, and that you intend to demand cash payment for your Wasatch shares if the merger is approved.

      If you fail to comply with any of these conditions and the merger is approved at the special meeting, you will be entitled only to receive the merger consideration provided in the merger agreement.

      Dissenters’ Notice. If the merger is approved at the special meeting, pursuant to Chapter 23B.13, Wasatch will give notice to all stockholders who have complied with Chapter 23B.13.210 within ten (10) days after the closing of the merger that:

•	states where dissenting Wasatch stockholders must send their payment demand;

•	states where dissenting Wasatch stockholders must deposit their certificates;

•	informs Wasatch stockholders as to what extent transfer of their Wasatch common stock will be restricted after payment demand is received;

•	supplies a form for demanding payment;

•	sets the date of first announcement to news media or to stockholders of the terms of the merger; and

•	sets a date by which Wasatch must receive a payment demand.

      To properly assert dissenters’ rights, a stockholder sent such dissenters’ notice by Wasatch must satisfy the requirements of Chapter 23B.13.230. Chapter 23B.13.230 requires the following:

      You Must Demand Payment. You must actually demand cash payment by the date set forth in the dissenters’ notice. Having delivered notice of intent to demand payment prior to the special meeting is not sufficient. If you do not demand payment, you will not be entitled to cash payment for your Wasatch common stock.

      You Must Certify as to When You Acquired Beneficial Ownership. You must certify whether you acquired beneficial ownership of your Wasatch common stock before the date of first announcement to news media or Wasatch stockholders of the terms of the merger set forth in the dissenters’ notice.

      You Must Deposit Your Stock Certificates. You must deposit your stock certificates as indicated in the dissenters’ notice before the date set forth in the dissenters’ notice. If you fail to deposit your

Wasatch common stock in a timely fashion, you will not be entitled to payment for your Wasatch common stock.

      If Wasatch does not consummate the merger within sixty days after the date set for demanding payment, Wasatch will return all deposited certificates. If Wasatch does not return the deposited certificates within 60 days after the date set, you may notify Wasatch in writing of your estimate of the fair value of your Wasatch common stock plus the amount of interest due and demand payment of your estimated amount.

      Payment. Within 30 days of the later of the closing of the merger or receipt by Wasatch of your payment demand, Wasatch shall pay you the amount Wasatch estimates to be the fair value of the dissenting stockholder’s Wasatch common stock, plus interest. You will also receive the following:

•	copies of certain Wasatch financial statements;

•	an explanation of how fair value was estimated;

•	an explanation of how interest was calculated;

•	a statement of dissenters’ rights to demand payment under Chapter 23B.13.280; and

•	a copy of Chapter 23B.13.

      Beneficial Ownership After First Announcement. If you were not the beneficial owner of the Wasatch common stock before the date set forth in the dissenters’ notice of the first announcement to news media or to Wasatch stockholders of the terms of the merger, you will receive an offer from Wasatch to pay what Wasatch has estimated as the fair value. This offer will be accompanied by:

•	an explanation of how Wasatch estimated fair value;

•	an explanation of how Wasatch calculated interest; and

•	a statement of dissenter’s right to demand payment under Chapter 23B.13.280.

      In this case, Wasatch need only pay fair value to those who accept this offer and agree to accept such payment in satisfaction of fair value of their Wasatch common stock.

      If Wasatch fails to make payment within 60 days after date set for demanding payment or if you believe the amount paid or offered is less than fair value of your Wasatch common stock or that interest due is incorrectly calculated, you must notify Wasatch in writing of your estimate and the fair value of your shares and amount of interest due and demand payment within 30 days from when the offer or payment was made.

      If a demand for payment of your estimated fair value remains unsettled, Wasatch must either commence a proceeding in court within 60 days of your demand or pay you the amount you demanded.

      If you fail to comply strictly with the procedures described above, you will lose your dissenters’ rights. Consequently, if you wish to exercise your dissenters’ rights, we strongly urge you to consult a legal advisor before attempting to exercise your dissenters’ rights.

Interests of Wasatch Officers and Directors in the Merger

      Barbara Morris, President and Chief Executive Officer of Wasatch, and Carol Loomis, Vice President of Wasatch, have entered into employment agreements with PLATO for an initial term ending October 31, 2002. The effectiveness of these employment agreements is conditioned on the consummation of the merger. Upon the consummation of the merger, Ms. Morris’s and Ms. Loomis’s existing employment agreements with Wasatch will be cancelled and all of the terms and conditions therein deemed null and void and the new employment agreements with PLATO will become effective.

      Pursuant to the terms of the employment agreements, Ms. Morris will be the President of the surviving corporation after the consummation of the merger and will receive an annual salary of $175,000. Ms. Loomis will be the Vice President of Development of the surviving corporation after the consummation of the merger and will receive an annual salary of $150,000.

      In addition, Ms. Morris and Ms. Loomis may receive additional cash bonuses plus options to purchase shares of PLATO common stock should they meet certain performance goals as set forth in the employment agreements. Annually, Ms. Morris may receive up to an additional $135,000 in cash bonus and 50,000 stock options to purchase shares of PLATO common stock, and Ms. Loomis may receive up to an additional $81,000 in cash bonus and 30,000 stock options to purchase shares of PLATO common stock.

      Finally, in the event that the employment of Ms. Morris and/or Ms. Loomis is terminated prior to the end of October 31, 2002, they may continue to receive salary in accordance with the terms of the employment agreements for a period of time ending no later than the later of one year from termination or October 31, 2002 depending on the circumstances of their termination.

      Ms. Morris and Ms. Loomis will each enter into a lock-up agreement with PLATO that will prohibit Ms. Morris and Ms. Loomis from selling more than 75% of the PLATO common stock they receive as merger consideration for a period commencing on the merger date and ending on the earlier to occur of the first anniversary of the merger date or termination of their employment.

      Ms. Morris and Ms. Loomis and certain other officers and employees of Wasatch own in the aggregate options to purchase 895,000 shares of Wasatch common stock at an exercise price of $.40 per share, as reflected in the table of Principal Stockholders of Wasatch, on page 69, below. Such options were issued on or about November 8, 2000 based upon previously achieved incentive objectives. The new options vest completely on the change of control of Wasatch, such as the merger. The Wasatch board of directors has authorized the holders of such options to exercise the options on a cashless basis for an aggregate of approximately 619,340 shares of Wasatch common stock. The holders intend to exercise their options immediately prior to the merger, which will result in an approximate 6.69% reduction in the number of shares of PLATO common stock received by other Wasatch stockholders.

Federal Securities Laws Consequences

      All shares of PLATO common stock received by non-affiliate Wasatch stockholders in the merger will be freely transferable under U.S. federal securities laws.

MATERIAL PROVISIONS OF THE MERGER AGREEMENT

       The following is a summary of, and is qualified in its entirety by, the terms of the merger agreement. The following does not describe all the terms of the merger agreement. The full text of the merger agreement is attached as Annex A to this proxy statement/ prospectus and is incorporated herein by reference. We urge you to read the merger agreement in its entirety.

The Merger

      Following the adoption of the merger agreement and approval of the merger by the Wasatch stockholders and the satisfaction or waiver of the other conditions to the merger, Wasatch will merge with and into WILC Acquisition Corporation, a wholly owned subsidiary of PLATO. WILC will survive the merger and remain a wholly owned subsidiary of PLATO. If all conditions to the merger agreement are satisfied or waived, the merger will become effective at the time of the filing of both a duly executed certificate of merger with the Secretary of State of Delaware and a duly executed articles of merger with the Secretary of State of Washington or at such other time as may be specified in the certificate of merger and the articles of merger, which time is referred to herein as the “effective time of the merger.”

      In addition, following the merger:

•	the charter and by-laws of WILC shall remain the charter and by-laws of WILC;

•	WILC will amend its certificate of incorporation to change its name to “Wasatch Interactive Learning Corporation”;

•	the property, rights, privileges, powers and franchises of both WILC and Wasatch shall vest in WILC;

•	the debts, liabilities and duties of Wasatch and WILC shall become the debts, liabilities and duties of WILC; and

•	the directors and officers of WILC shall remain the officers and directors of WILC.

Treatment of Wasatch Common Stock

      The merger agreement provides that, at the effective time of the merger, generally, each issued and outstanding share of Wasatch common stock will be automatically converted into the right to receive an aggregate amount of validly issued, fully paid and non-assessable shares of PLATO common stock equal to the merger exchange ratio.

      The merger exchange ratio will equal the following:

12,000,000 ÷ PLATO per share market value

Total number of shares of Wasatch common stock outstanding

PLATO per share market value is the average closing price of PLATO common stock on the Nasdaq National Market System over the five-day period immediately prior to closing.

For example, based upon a closing price of PLATO common stock of $22.50 per share on February 13, 2001 and on an estimated 9,255,822 shares of Wasatch common stock outstanding as of the close of the merger, you would receive approximately .0576 shares of PLATO common stock for each share of Wasatch common stock you own. The estimated 9,255,822 shares of Wasatch common stock outstanding as of the close of the merger includes shares of common stock issuable upon conversion of outstanding options and termination of contractual obligations.

Treatment of Wasatch Stock Options

      At the effective time of the merger, there will be no outstanding options to purchase Wasatch common stock. All existing Wasatch options will be exercised or terminated prior to the effective time of the merger.

Treatment of Wasatch Warrants

      At the effective time of the merger, PLATO will assume each unexpired and unexercised Wasatch warrant to purchase Wasatch common stock and convert it into a warrant to purchase PLATO common stock subject to the same terms and conditions as were applicable prior to the effective time of the merger. The number of PLATO common stock to be subject to each Wasatch warrant assumed by PLATO will be equal to the number of Wasatch common stock subject to the Wasatch warrant immediately prior to the effective time of the merger multiplied by the merger exchange ratio. Any fractional shares of PLATO resulting from the adjustment will be rounded down to the nearest whole share of PLATO common stock. The exercise price per share of PLATO common stock issuable under each new PLATO warrant will equal the per share price of the Wasatch common stock specified under the Wasatch warrant divided by the merger exchange ratio. The exercise price will be rounded up to the nearest whole cent. PLATO will adjust the merger exchange ratio to provide for any stock split, stock dividend, recapitalization or other similar transaction with respect to shares of PLATO common stock after the effective time of the merger.

Treatment of Wasatch Debentures

      Prior to the effective time of the merger or the termination of the merger agreement, Wasatch will comply with the redemption obligations of its outstanding debentures and debenture warrants issued in March 2000 in the aggregate principal amount of $4,000,000 and shall use all reasonable efforts to redeem in full all amounts due and owing to the holders of the Wasatch debentures. Redemption amounts in excess of the existing obligations are subject to the availability of funding provided by any third party, including PLATO or its wholly-owned subsidiary. If PLATO or any other third party provides funding to Wasatch to redeem the Wasatch debentures and debenture warrants, then Wasatch will redeem the Wasatch debentures and debenture warrants and issue to PLATO or any other third party providing funding debentures and debenture warrants in amounts and on terms and conditions substantially the same as those currently in force and effect relating to the Wasatch debenture and debenture warrants.

      At any time prior to the termination of the merger agreement, PLATO or WILC may purchase, assume or accept by sale or transfer the Wasatch debentures and debenture warrants on terms and conditions satisfactory to PLATO and the current holders. If PLATO purchases, assumes or accepts by sale or transfer the Wasatch debentures and debenture warrants, Wasatch has agreed to permit or consent to the sale or transfer and use its reasonable efforts to facilitate a purchase or transfer the Wasatch debentures and debenture warrants.

Fractional Shares

      PLATO will not issue any fractional shares of PLATO common stock in the merger. In lieu of any fractional PLATO common stock, each Wasatch stockholder who would otherwise have been entitled to a fraction of a PLATO common stock pursuant to the merger agreement will be paid an amount in cash, without interest, equal to the product of the fractional interest of PLATO common stock the Wasatch stockholder would have been entitled to receive multiplied by the PLATO Per Share Market Value.

Exchange of Certificates

      Prior to the effective time of the merger, PLATO will appoint a commercial bank or a trust company as an exchange agent. Promptly after the effective time of the merger, PLATO’s exchange agent, will mail to each Wasatch stockholder of record of certificates that immediately prior to the effective time of the merger represented outstanding Wasatch common stock both a letter of transmittal and instructions for surrendering their Wasatch stock certificates. The letter of transmittal and instructions are for use by each Wasatch stockholder of record in surrendering Wasatch stock certificates in exchange for certificates representing that number of PLATO’s shares and cash for any fractional shares thereof to which such Wasatch stockholder would otherwise be entitled. We request that you not surrender your Wasatch stock certificates for exchange until you receive the letter of transmittal and instructions. At and after the effective time of the merger and until so surrendered, the Wasatch stock certificates will represent only the right to receive the merger consideration described above. No dividends or other distributions declared or made after the effective time of the merger with respect to PLATO common stock will be paid to the holder of record of any unsurrendered Wasatch stock certificates. However, following surrender of any such Wasatch stock certificates, the holder of record will be paid, without interest, with respect to each whole share of Wasatch common stock which such person is entitled to receive in the merger:

•	the amount of any dividends or other distributions with a record date after the effective time of the merger but a payment prior to surrender of such Wasatch stock certificates; and

•	at the appropriate payment date, the amount of dividends or distributions with a record date after the effective time of the merger but prior to surrender of such Wasatch stock certificates and a payment after the surrender of such Wasatch stock certificates.

No transfers of Wasatch common stock shall be made after the effective time of the merger.

      If any Wasatch stock certificate is lost, stolen or destroyed, a Wasatch stockholder must provide an appropriate affidavit of that fact. PLATO may require a Wasatch stockholder to deliver a bond as indemnity against any claim that may be made against PLATO with respect to any lost, stolen or destroyed certificate.

      From and after the effective time of the merger, the Wasatch common stock will no longer be outstanding and will automatically be cancelled, retired and cease to exist. Holders of certificates representing Wasatch common stock will cease to have any rights with respect to Wasatch common stock, except for the right to receive the merger consideration described above.

Listing of PLATO Common Stock

      PLATO has agreed to prepare and submit to the Nasdaq National Market System a listing application covering the shares of PLATO common stock to be issued to the Wasatch stockholders in the merger and to use reasonable best efforts to cause such shares to be approved for listing on such exchange, subject to official notice of issuance, prior to the effective time of the merger.

Representations and Warranties of Wasatch

      The merger agreement includes customary representations and warranties by Wasatch to PLATO, including, but not limited to, representations and warranties as to:

•	Wasatch’s corporate organization, good standing, qualification, power and authority;

•	Wasatch’s capitalization;

•	power and authority to execute and deliver the merger agreement and to perform its obligations under, and to complete the transactions contemplated by, the merger agreement;

•	no violation of its certificate of incorporation or bylaws;

•	no default of agreement and no violation of any law;

•	possession and validity of necessary government permits and compliance with applicable laws;

•	absence of any pending or threatened litigation;

•	compliance and completeness of all financial statements and SEC filings;

•	absence of material indebtedness or liabilities;

•	absence of any material adverse event or development since November 30, 2000;

•	absence of any brokers, finders or investment bankers and fees related thereto;

•	tax matters;

•	employee benefit matters and plans;

•	intellectual property matters;

•	material contracts and commitments;

•	listing of Wasatch’s common stock;

•	environmental matters;

•	sufficiency of assets and property;

•	labor and employee relations matters;

•	required consents and authorizations;

•	transactions with affiliates;

•	year 2000 compliance;

•	Washington state takeover laws applicable to Wasatch; and

•	no violation of any shareholder rights plan.

Representations and Warranties of PLATO and WILC

      The merger agreement also contains customary representations and warranties by PLATO and WILC to Wasatch, including, but not limited to, representations and warranties as to:

•	corporate organization, good standing and qualification;

•	PLATO’s capitalization;

•	power and authority to execute and deliver the merger agreement and to perform their obligations under, and to complete the transactions contemplated by, the merger agreement;

•	compliance with charter, bylaws, contracts, and any law, regulation, administrative order of judicial orders, decree or judgment applicable;

•	possession and validity of necessary government permits and compliance with applicable laws;

•	absence of pending or threatened litigation;

•	compliance and completeness of all financial statements and SEC filings;

•	absence of material indebtedness or liabilities;

•	absence of any material adverse event or development since October 31, 2000;

•	absence of any brokers, finders or investment bankers and fees related thereto;

•	intellectual property matters;

•	listing of PLATO common stock; and

•	tax matters.

Certain Covenants and Agreements

      The merger agreement contains the following significant covenants which are customary for a transaction similar to the merger.

•	Conduct of Business. Wasatch and PLATO have agreed to conduct their respective businesses prior to the effective time of the merger in the ordinary course consistent with past practices, in addition to specific limitations on their operations, customary for similar mergers.

•	No Solicitation. Wasatch has agreed not to pursue alternative transactions, subject to compliance with corporate fiduciary duties of the Wasatch board of directors.

•	Wasatch Stockholders’ Meeting. Wasatch has agreed to hold a special stockholders’ meeting to obtain the stockholder approvals necessary in connection with the merger.

•	Wasatch Options. Wasatch has agreed to encourage any holder of options to purchase Wasatch common stock to exercise its option to purchase Wasatch common stock or Wasatch shall terminate any unexercised Wasatch option prior to the effective time of the merger.

•	Debenture and Debenture Warrants. Wasatch has agreed to comply with redemption obligations of the Wasatch debenture and debenture warrants and use Wasatch’s reasonable efforts prior to the effective time of the merger:

•	to redeem in full the Wasatch debenture, in the event Wasatch has the resources or the resources are made available to do so; or

•	permit or consent to and use reasonable efforts to facilitate any purchase, assumption or acceptance by sale or transfer of the Wasatch debenture and debenture warrants by PLATO or WILC in the event that PLATO or WILC purchases, assumes or accepts by transfer or sale the Wasatch debenture and debenture warrants from the current holders pursuant to terms and conditions reasonably satisfactory to PLATO or WILC.

•	PLATO Satisfaction of Wasatch Debenture and Debenture Warrants. PLATO and Wasatch have agreed that PLATO or WILC may purchase, assume or accept by sale or transfer the Wasatch debenture and debenture warrants pursuant to terms and conditions reasonably satisfactory to PLATO or WILC.

•	Voting Undertaking. Barbara Morris, Carol Loomis and additional stockholders, each as a Wasatch stockholder, have agreed to vote 5,990,377 shares of Wasatch common stock beneficially owned by them which in the aggregate approximate 69% of the outstanding shares of Wasatch common stock, in favor of the merger.

•	Wasatch Fairness Opinion. Wasatch has agreed to obtain a fairness opinion of a reputable appraiser regarding the merger.

•	Consulting Agreement. Wasatch has agreed to terminate its consulting agreement with National Financial Communications Corp. and satisfy its issuance and delivery obligations of Wasatch common stock to National Financial Communications Corp. prior to the ten day period preceding the effective time of the merger.

•	General. Each of the parties to the merger agreement will use its reasonable best efforts to take all action and to do all things necessary, proper or appropriate to consummate and make effective the transactions contemplated by the merger agreement.

Conditions

      Neither PLATO nor Wasatch will be obligated to consummate the merger unless the following conditions are satisfied or waived:

•	the merger agreement and the merger have been approved by the Wasatch stockholders;

•	the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, becomes effective under the Securities Act of 1933 and must not be the subject of any stop order or proceedings seeking a stop order;

•	the registration statement on Form S-3 containing the re-sale prospectus of certain affiliates of Wasatch becomes effective under the Securities Act and must not be the subject of any stop order or proceedings seeking a stop order;

•	no law judgment, regulation or order is in effect for either party prohibiting or materially restricting the merger or impairing PLATO’s ability to own Wasatch following the effective time of the merger;

•	all consents, approvals or actions of governmental authorities have been received, expired or terminated;

•	each party has received an opinion from its tax counsel as to treatment of the merger as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986; and

•	the shares of PLATO common stock to be issued to the Wasatch stockholders in the transaction have become eligible for trading on the Nasdaq National Market System, subject only to being issued.

Additional Conditions to the Obligations of PLATO

      PLATO will not be obligated to consummate the merger unless the following conditions are satisfied:

•	Wasatch has performed in all material respects their agreements, covenants and obligations required to be performed prior to the effective time of the merger;

•	the Wasatch representations and warrants are true and correct in all material respects on the closing date;

•	there shall have been no event or development which has resulted in a material adverse effect on Wasatch prior to the effective time of the merger;

•	each of Barbara Morris and Carol Loomis shall have entered into a lock-up agreement agreeing not to sell or otherwise distribute for a period of one year an amount equal to 25% of their respective PLATO common stock that each receives in connection with the merger; and

•	holders of no more than 5% of outstanding Wasatch common stock shall have given written notice to Wasatch asserting their dissenters’ rights in connection with the merger pursuant to Washington corporate law.

Additional Conditions to the Obligations of Wasatch

      Wasatch will not be obligated to consummate the merger unless the following conditions are satisfied:

•	PLATO has performed in all material respects its agreements, covenants and obligations required to be performed prior to the effective time of the merger;

•	the PLATO representations and warranties are true and correct in all material respects on the closing date;

•	there shall have been no event or development which has resulted in a material adverse effect on PLATO prior to the effective time of the merger; and

•	PLATO has made available incentive compensation to certain Wasatch employees of not less than $110,000 and options to purchase 37,000 shares of PLATO common stock to be issued based upon performance objectives satisfactory to PLATO.

Termination

      The merger agreement may be terminated at any time prior to the effective time of the merger as follows:

•	by mutual written consent of Wasatch and PLATO;

•	by either Wasatch or PLATO if the merger is not completed by August 31, 2001, unless the party relying on this provision caused the delay;

•	if a court or other United States governmental authority issues an order, decree, ruling or takes any other action restraining, enjoining or otherwise prohibiting the merger, and that order decree ruling or other action has become final and non-appealable, so long as the party relying on this provision to terminate the merger agreement used their reasonable best efforts to prevent the imposition of the restraint, injunction or prohibition and to remove it;

      •  by Wasatch, if:

•	PLATO materially breached its representations, warranties or obligations under the merger agreement, and the breach cannot be cured within 20 business days after notice to PLATO;

•	if the Wasatch debentures have not been redeemed or purchased, accepted by or transferred to PLATO or WILC by May 1, 2001 and Wasatch has not failed to do so when it has the resources and Wasatch has used its reasonable efforts to do so and have complied with its redemption obligations under the Wasatch debentures and is not in breach of its obligations under the merger agreement;

      •  by PLATO, if:

•	if Wasatch materially breached its representations, warranties or obligations under the merger agreement, and the breach cannot be cured within 20 business days after notice to Wasatch;

•	the Wasatch board of directors withdraws or adversely modifies its approval or recommendation of the merger;

•	Wasatch fails to include the board’s recommendation of the merger in the proxy statement;

•	the Wasatch board of directors recommends any other acquisition proposal;

•	Wasatch or any of its directors or officers participate in discussions or negotiations regarding another acquisition proposal or other similar business transaction with third parties in material breach of the merger agreement;

•	the Wasatch board of directors or any committee thereof resolves to do any of the foregoing; or

•	Wasatch consummates another acquisition proposal.

Termination Fees

      If the agreement terminates, the parties will have the obligation to share equally the costs and expenses incurred in connection with the filing and printing of this proxy statement/ prospectus. PLATO shall be responsible for the filing fee and printing cost of the S-3 registration statement. Wasatch shall be responsible for the costs and expenses incurred in connection with the mailing of this proxy statement/prospectus.

      In the event of:

•	a willful breach by the other party of any provision of the merger agreement; or

•	the intentional or knowing misrepresentation in connection with the merger agreement or the transactions contemplated thereby;

the non-breaching party shall have all right, powers and remedies against the breaching party which may be available at law or in equity.

      If Wasatch terminates the merger agreement for any reason other than the first five points described above in “— Termination”, or if PLATO terminates the merger agreement pursuant to the last two points described above in “— Termination”, then Wasatch shall pay PLATO a termination fee equal to the greater of:

•	in the event Wasatch consummates another acquisition proposal, 50% of the difference between the value of the consideration received by Wasatch or its stockholders and $12,000,000; or

•	$2,000,000.

      If PLATO terminates the merger agreement for any reason other than the first three points and last two points described above in “— Termination”, or Wasatch terminates the merger agreement because of the fourth or fifth point described above in “— Termination”, then PLATO shall pay Wasatch a termination fee of $2,000,000.

Expenses

      Each of Wasatch and PLATO will bear its own costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby, except that:

•	the combined company shall pay any property or transfer taxes imposed on the combined company as a result of the merger; and

•	the filing and printing of the registration statement that includes this proxy statement/ prospectus and the re-sale registration statement will be shared equally by Wasatch and PLATO.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

       The following unaudited pro forma consolidated financial statements present PLATO’s and Wasatch’s unaudited pro forma financial information at and for each of the periods indicated, after giving effect to the merger described in this proxy statement/ prospectus using the purchase method of accounting, and should be read in conjunction with the historical financial statements and the notes thereto of PLATO and Wasatch either included elsewhere or incorporated by reference in this proxy statement/ prospectus.

      The following unaudited pro forma condensed consolidated balance sheet of the combined entity as of October 31, 2000 gives effect to the merger as if it had occurred on that date. The following unaudited pro forma consolidated statement of earnings for the year ended October 31, 2000 gives effect to the merger as if it had occurred as of November 1, 1999.

      The unaudited pro forma consolidated financial statements are presented in this proxy statement/ prospectus for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred as of the dates indicated, nor are they necessarily indicative of the financial position or results of operations of PLATO and Wasatch on a consolidated basis in the future.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	October 31, 2000

			Pro Forma			Pro Forma
	PLATO (a)	Wasatch (b)	Adjustments			Results

	(In thousands)

ASSETS

Current assets:

Cash and cash equivalents	$6,415	$2,107	$			$8,522

Accounts receivable, net	21,829	91				21,920

Inventories	615	—				615

Prepaid expenses and other current assets	627	83				710

Deferred income taxes	2,315	—				2,315

Total current assets	31,801	2,281				34,082

Equipment and leasehold improvements, net	1,495	198				1,693

Product development costs, net	7,921	689				8,610

Deferred income taxes, net	4,229	—				4,229

Other assets	5,144	733		(400	)(c)	18,472
				12,995	(d)

Total assets	$50,590	$3,901		$12,595		$67,086

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Current portion of long-term debt	$600	$25	$			$625

Accounts payable	1,502	133				1,635

Accrued employee salaries and benefits	4,087	—				4,087

Accrued liabilities	2,129	262		260	(e)	2,706
				55	(f)

Deferred revenue	5,980	88				6,068

Total current liabilities	14,298	508		315		15,121

Long-term debt	—	3,578			(j)	3,578

Deferred revenue	287	—				287

Other liabilities	160	—				160

Total liabilities	14,745	4,086		315		19,146

Stockholders’ equity:

Common stock and paid in capital	34,399	6,086		(6,086	)(g)	46,494
				12,000	(h)
				95	(i)

Retained earnings	2,281	(6,271)		6,271	(g)	2,281

Accumulated other comprehensive loss	(835)	—				(835)

Total stockholders’ equity	35,845	(185)		12,280		47,940

Total liabilities and stockholders’ equity	$50,590	$3,901		$12,595		$67,086

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a)	Reflects the historical balance sheet of PLATO as derived from the October 31, 2000 balance sheet as filed on Form 10-K.

(b)	Reflects the unaudited historical balance sheet of Wasatch as derived from Wasatch’s internal accounting records as of October 31, 2000.

(c)	To eliminate historical carrying value of intangible assets of Wasatch. Intangible assets related to purchase accounting are recorded in (d).

(d)	Based upon the merger agreement, PLATO will acquire all of the Wasatch common stock for $12 million in PLATO common stock. Based on the closing price of PLATO common stock on February 13, 2001 of $22.50 per share, this equates to 533,334 shares of PLATO common stock. The purchase price includes estimated direct acquisition costs of $260,000. The estimated allocation of the purchase price to intangible assets and goodwill is based on Wasatch’s unaudited balance sheet at October 31, 2000.

The table below is a summary of the purchase price in excess of net liabilities assumed:

Value of PLATO common stock issued	$12,000,000

Direct acquisition costs	260,000

Value of warrants issued	95,000

Total consideration	12,355,000

Net liabilities assumed	185,000

Adjustment to intangibles	400,000

Accrued separation benefits	55,000

Estimated fair value of net liabilities assumed	640,000

Purchase price in excess of net liabilities assumed	$12,995,000

The purchase price allocation is a pro forma estimate and subject to change upon the closing of the merger. Valuation of identifiable intangible assets will be conducted by an independent third party appraisal firm. Goodwill will be amortized over seven years and identifiable intangible assets will be amortized over their estimated useful lives.

(e)	To accrue estimated direct acquisition costs incurred in connection with the merger.

(f)	To accrue estimated separation benefits related to the merger.

(g)	To eliminate Wasatch stockholders’ equity accounts.

(h)	To reflect the value of the estimated 533,334 shares of PLATO common stock issued for the merger.

(i)	To reflect the estimated value of warrants related to the Wasatch debentures which are to be exchanged for PLATO warrants in connection with the merger.

(j)	No pro forma adjustment is reflected related to the outstanding Wasatch debentures as PLATO assumes, for purposes of this pro forma presentation, that the terms of any replacement funding would have terms substantially the same as the debentures.

Unaudited Pro Forma Consolidated Statement of Earnings

	For the Fiscal Year Ended October 31, 2000

			Pro Forma			Pro Forma
	PLATO (a)	Wasatch (b)	Adjustments			Results

	(In thousands, except per share amounts)

Revenues	$56,123	$1,840	$			$57,963

Cost of revenues	6,494	492		(300	)(c)	6,686

Gross profit	49,629	1,348		300		51,277

Operating expenses:

Selling, general and administrative	34,163	2,158		2,098	(d)	38,419

Product development and customer support	6,339	593				6,932

Total operating expenses	40,502	2,751		2,098		45,351

Operating profit (loss)	9,127	(1,403)		(1,798)		5,926

Interest expense	971	1,788				2,759

Other expense (income), net	218	(95)				123

Earnings (loss) before income taxes	7,938	(3,096)		(1,798)		3,044

Income tax expense (benefit)	3,096	4		(1,090	)(e)	2,010

Net earnings (loss)	4,842	(3,100)		(708)		1,034

Preferred stock accretion	(129)	—				(129)

Net earnings (loss) available to common stockholders	$4,713	$(3,100)		$(708)		$905

Earnings per share:

Basic	0.63					0.11

Diluted	0.60					0.11

Weighted-average common shares outstanding:

Basic	7,451			533	(f)	7,984

Diluted	7,891			533	(f)	8,424

Notes to Unaudited Pro Forma Consolidated Statement of Earnings

(a)	Reflects the historical statement of earnings of PLATO as derived from the statement of earnings for the year ended October 31, 2000 as filed on Form 10-K.

(b)	Reflects the unaudited historical statement of operations of Wasatch as derived from Wasatch’s internal accounting records for the twelve months ended October 31, 2000.

(c)	To remove amortization of the historical carrying value of Wasatch intangible assets. Amortization of intangible assets related to purchase accounting is recorded in (d).

(d)	To reflect the estimated amortization of intangible assets and goodwill.

(e)	To adjust income tax expense to reflect PLATO’s effective tax rate as affected by the pro forma adjustments.

(f)	To reflect the estimated additional shares of PLATO common stock outstanding as a result of the merger based upon a closing price of PLATO common stock of $22.50 per share on February 13, 2001.

COMPARISON OF STOCKHOLDER RIGHTS

       The rights of PLATO stockholders are governed by the Delaware General Corporation Law and PLATO’s certificate of incorporation and amended and restated bylaws, while the rights of Wasatch stockholders are governed by the Washington Business Corporation Act and its certificate of incorporation and bylaws, as amended. In connection with the merger, Wasatch stockholders will receive shares of PLATO common stock. The following is a summary of certain material differences between the rights of PLATO stockholders and the rights of Wasatch stockholders as of the date of this proxy statement/ prospectus. The summary is not intended to include all differences, whether or not material, and PLATO stockholders and Wasatch stockholders should read carefully the relevant provisions of Delaware and Washington law and the companies’ charter documents. For information on how the documents may be obtained, see “Available Information” on page 71.

Capitalization

      PLATO. PLATO’s authorized capital stock consists of 25,000,000 shares of common stock, $.01 par value per share, and 5,000,000 shares of preferred stock, par value $.01 per share.

      Wasatch. Wasatch has the authority to issue 100,000,000 shares of common stock, par value $0.0001 per share.

Voting Rights; Action in Lieu of Meeting

      PLATO. PLATO stockholders are entitled to one vote per share of common stock. Except as otherwise provided by law, the holders of PLATO common stock vote as a single class on all matters. PLATO stockholders may act without a meeting by written consent signed by all of the holders of outstanding stock of PLATO.

      Wasatch. Wasatch stockholders are entitled to one vote per share of stock registered in the stockholder’s name. Wasatch stockholders may act without a meeting by unanimous written consent.

Notice

      PLATO. PLATO stockholders are entitled to notice of the date, time and place (and purpose in the case of special meetings) of stockholder meetings not less than ten nor more than 60 days prior to the date of the meeting. Such notice shall be delivered either personally or by mail addressed to the stockholder, as it appears in their records.

      Wasatch. Wasatch stockholders are entitled to written or printed notice of the place, day and hour (and purpose in the case of a special meeting) of stockholder meetings not less than ten nor more than 60 days prior to the date of the meeting. Such notice shall be delivered either personally or by mail addressed to the stockholder, as it appears in their records.

Special Meetings

      PLATO. Special meetings of PLATO stockholders may be called only by the chairman of the board or pursuant to a resolution adopted by a majority of the total number of directors.

      Wasatch. Special meetings of Wasatch stockholders may be called by:

• the President of Wasatch;

• the Wasatch board of directors; or

• stockholders who own at least 10% of all the Wasatch shares entitled to vote at such meeting.

Number, Election, Vacancy and Removal of Directors

      PLATO. The PLATO board of directors consists of three classes, as nearly equal in number as possible, one class of which is elected each year to succeed the directors whose three-year term is expiring. The number of directors is determined by the board but cannot be less than three or more than 11. PLATO currently has 8 directors. Vacancies and newly created directorships may be filled by a majority of directors in office for the remainder of the full term of the class in which the vacancy occurred or the new directorship was created. Directors may only be removed for cause.

      Wasatch. The Wasatch board of directors consists of one class of directors. The number of directors is determined by the board but cannot be less than two or more than 11. Wasatch currently has 3 directors. The members of the board shall be elected at the annual meeting of stockholders by a majority vote for a term of one year. Vacancies shall be filled by a majority of the remaining directors or at a special meeting of the stockholders called for such purpose for the remainder of the term.

Liability of Directors and Officers

      PLATO. PLATO indemnifies its directors and officers against necessary and actual expenses incurred in defense of any action in which the director or officer was made a party by reason of being a director or officer except in the case that the director or officer is found liable due to negligence or misconduct.

      Wasatch. Wasatch indemnifies its directors and officers against necessary and actual expenses incurred in defense of any action in which the director or officer was made a party by reason of being a director or officer except in the case that the director or officer is found liable due to negligence or misconduct.

Dividends

      PLATO. Dividends may be declared by the PLATO board of directors at any regular or special meeting and paid out in cash, property or in shares of capital stock. PLATO may set aside out of funds available for dividends a reserve to meet contingencies or other purpose.

      Wasatch. Dividends may be declared by the Wasatch board of directors and paid out of funds legally available. Before declaring any dividends, the Board may set aside out of surplus a reserve to meet contingencies or for other purposes.

Charter Document Amendments

      PLATO. A proposal approved by a majority of directors and the approval of a majority of outstanding voting shares is required to amend PLATO’s restated certificate of incorporation. PLATO’s bylaws may be amended at a meeting of the PLATO board of directors by a majority vote. The fact that this power has been conferred upon the PLATO board of directors shall not divest the stockholders of the power to amend the bylaws if approved by a majority of directors or a majority of outstanding voting shares.

      Wasatch. A proposal approved by a majority of directors and approved by the holders of a majority of the shares of each voting group entitled to vote thereon is required to amend Wasatch’s Certificate of Incorporation. Wasatch’s bylaws may be amended by resolution of a majority of the Wasatch board of directors.

Merger

      PLATO. A proposal approved by a majority of the directors and approved by a majority of outstanding voting shares is required to approve a merger of PLATO with or into another corporation or a limited liability company, partnership or limited partnership or to dissolve the corporation.

      Wasatch. A proposal approved by a majority of directors and approved by the holders of two-thirds of the shares of each voting group entitled to vote thereon is required to approve a merger of Wasatch with or into another corporation, limited liability company, partnership or limited partnership or to dissolve the corporation.

Appraisal Rights; Dissenters’ Rights

      PLATO. Appraisal rights would not be available to PLATO stockholders in the event of a merger at any time that PLATO is listed on the NASDAQ National Market System or inter-dealer quotation system or a national securities exchange.

      Wasatch. Dissenters’ rights are available to Wasatch stockholders even while Wasatch is listed on NASDAQ or an exchange.

BUSINESS OF PLATO

Overview

      PLATO’s business enhances the learning process by providing computer-based and e-learning instruction and related services and by offering basic to advanced level courseware in reading, writing, math, science, and life and job skills. The PLATO® Learning System and PLATO® Web Learning Network provide more than 2,000 hours of objective-based, problem solving courseware and include assessment, alignment, and management tools to facilitate the learning process. The PLATO-branded courseware is delivered via networks, CD-ROM, private intranets, and the Internet. In addition, single topic PLATO courseware is available through PLATO’s e-commerce web site and a growing number of distributors. PLATO’s products are marketed to middle and high schools, colleges, job training programs, correctional institutions, military education programs, corporations and consumers.

History

      PLATO is a Delaware corporation and was incorporated in 1989. In December 1992, PLATO became publicly held and its common stock has since traded on the Nasdaq National Market System under the symbol TUTR.

      PLATO has two wholly-owned subsidiaries, PLATO, Inc. and CyberEd, Inc. PLATO, Inc. has two wholly owned subsidiaries, PLATO Learning (Canada), Inc., and PLATO Learning (UK) Ltd.

      On March 30, 2000, PLATO changed its name from TRO Learning, Inc. to PLATO Learning, Inc.

Products and Services

      PLATO’s products offer educators and trainers an effective complement, supplement or alternative to instructor-led education. PLATO is a computer-based instructional system designed to enhance the learning process and help adolescent and adult learners reach their fullest potential. PLATO provides interactive, individualized instruction in a broad range of subjects. PLATO courseware has proven effective in a variety of learning settings, including mainstream classrooms, alternative education programs, mandated state accountability test preparation, graduation standards prep labs, school-to-work programs, adult basic education, GED preparation, developmental studies, employment preparation, workplace training, and military basic skills programs. Whether used for distance learning, as a complement or supplement to a traditional program, or as an advanced course offering, PLATO courseware motivates and engages a wide range of learners.

      The comprehensive PLATO courseware library includes over 2,000 hours of mastery-based instruction in the subject areas of reading, writing and language arts, mathematics, science, social studies, life and job skills, technology, and applied skills for the workplace. The consistent instructional strategy and design, and modular structure of PLATO courseware provides maximum flexibility to design customized programs to meet both individual learner needs and specific program objectives. This modularity has enabled the creation of over 250 pre-aligned packages to meet various state, federal and international program requirements.

      PLATO courseware can integrate into an educational program as follows:

•	as a complement to classroom learning, addressing individual learner needs through enrichment and remediation;

•	as a supplement to classroom learning, providing additional instruction and practice; and

•	as a primary resource, allowing the instructor to focus attention on areas of the curriculum which are difficult for learners or which require ongoing dialog among learners and the instructor.

      PLATO regularly updates its PLATO courseware library and develops new products to extend and enhance it. In the spring of 1999, PLATO released its 2,000-hour PLATO courseware library as a native 32-bit application under the Windows® operating system. Windows-based PLATO problem-solving courses employ sophisticated interactive simulations, online coaching, and advanced multimedia and graphics to create an exciting learning environment that fosters critical-thinking skills. New products recently released include Essential Reading Skills, Vocabulary and Reading Comprehension, UK Reading Strategies, CyberEd High School Biology Series, CyberEd High School Chemistry Series and the PLATO Web Learning Network. New courses scheduled for release in the near future include Fundamental Reading Strategies, Intermediate Reading Strategies and the PLATO Simulated Test System.

BUSINESS OF WASATCH

History

      Wasatch Interactive Learning Corporation, a Utah corporation, was incorporated in July 1996 and commenced operations on February 14, 1997. On February 7, 1997, Wasatch, as a Utah Corporation, entered into an asset purchase and software license agreement with Wasatch Education Systems Corporation, or Wasatch Education, of which Barbara J. Morris, our chief executive officer, and Carol E. Loomis, our vice-president of development, were formerly the chief executive officer and vice president of development, respectively. Under this agreement, Wasatch, as a Utah Corporation purchased from Wasatch Education, substantially all of their assets, other than intellectual property rights relating to educational courseware, consisting of computer programs, multimedia materials and related documentation, which Wasatch Education licensed to its customers for use in the educational technology market. This educational courseware was developed under the direction of Ms. Morris and Ms. Loomis during their affiliation with Wasatch Education, and Wasatch Education granted to us, subject to our obligation to pay royalties to them, exclusive perpetual worldwide rights to use, reproduce, and modify this educational courseware. See “Business of Wasatch — Intellectual Property” on page 61.

      On January 20, 2000, Wasatch entered into an agreement and plan of reorganization with AG Holdings, Inc. under which:

•	AG Holdings was the surviving corporation of a merger with Wasatch and our corporate name was changed from AG Holdings, Inc. to Wasatch Interactive Learning Corporation; and

•	we issued an aggregate of 3,605,205 shares of our common stock to the stockholders of Wasatch, as a Utah Corporation, representing approximately 48% of our outstanding shares of common stock, after giving effect to this issuance.

      As a result of these transactions, the shareholders of Wasatch, as a Utah Corporation, became our controlling shareholders; all of our then officers and directors resigned; Ms. Morris was elected as our president and chief executive officer and one of our directors; and Ms. Loomis was elected as our vice-president of development, secretary and one of our directors.

      We were incorporated on May 17, 1984 under the laws of the State of Washington under the name Image Productions, Inc., subsequently changing our name to Bahui USA, Inc., then to AG Holdings, Inc., and then to Wasatch Interactive Learning Corporation.

Business

      We provide curriculum-based educational courseware to two segments of the educational technology market:

•	the kindergarten through 8th grade, or K-8, market; and

•	the adult market, which includes adult basic education and alternative education students.

      Our educational courseware titles address the majority of curriculum objectives for grade levels K-8, adult basic education, and preparation for a general education diploma, or GED. Our products offer instructional and “packaging” flexibility and feature problem-solving, simulations, advanced tools, and graphics. Our products are highly interactive and encourage users to be “active doers.”

      Our products can be used:

•	on an individual computer running from a CD-ROM;

•	on a local area network;

•	on a wide-area network;

•	in a computer laboratory setting;

•	in the back of a classroom; and

•	by a teacher on a demonstration teaching station. Our educational courseware management system also allows use of our educational courseware at home, or lessons running on the Internet, with updated results sent to the parents and/or school.

      We believe that the Internet is an integral component in improving academic skills in schools and privately through home access. To enable our educational courseware products to be delivered online via the Internet, we have completed a research and development program under which we:

•	developed a multimedia Internet development platform for rapid conversion of existing or enhanced products for online delivery via the Internet; and

•	developed in conjunction with a business partner, our Internet compatible educational courseware management system.

Products

      Our products and services include technology-based educational tools and resources that can be used by teachers, students, and parents to increase student performance. Our products address curriculum objectives for grade levels K-8, adult basic education, and GED preparation. Customers may choose from one or a series of products that address curriculum objectives on a specific grade level or multiple grade levels. For example, our Projects for the Real World series is packaged by grade level, by interdisciplinary thematic unit, or as a comprehensive collection of K-8 units containing skills correlated to textbooks for reading, math, and writing.

      Our newest products are programmed for online delivery via the Internet. Our courseware management system allows use of courseware at home, or lessons running on the Internet, with updated results sent to the parents and/or school.

      Our products are developed to encompass the skills and objectives traditionally presented as necessary skills at specific grade levels. Each series of products is designed to have broad appeal and to be interesting and motivating to children and adults requiring the skills. Each product has from six to 12 interactive tools that are accessible and integrated into the lessons or can also be accessed from the desktop and used independently for other content or subject areas.

      Our Math Expeditions product series consists of 145 units and 402 lessons designed to teach mathematics skills for grades K-8. The product is available by grade level, as individual skill lessons, by strands across grade levels (e.g., numeration) and as a comprehensive set of lessons. Our Math Expeditions product series can be delivered on an individual computer running from a CD-ROM, over local area and wide area networks, and online via the Internet, using Microsoft or Netscape browsers.

      Our Projects for the Real World, grades K-3 product series consists of 26 units containing 485 activities, targeted to teach and reinforce the skills in reading, mathematics, writing, science, social studies and self esteem taught in grades K-3. The user identifies with 12 “Wasatch kids” animated characters, who serve as mentors modeling learning and problem-solving strategies.

      The online recorder tool allows the user to record his/her own voice reading a passage and play it back comparing it to the original passage.

      Our Projects for the Real World, grades 4-8 product series consists of 20 units containing 235 scored learning activities, combined with integrated online tools, designed to teach and reinforce skills in reading, writing, mathematics, social studies, and science for grades 4-8. This series is also appropriate for teenagers and adults needing to learn grade 4-8 skills. The online studio tool allows the user to produce a fully automated, voiced computer slide show. The product presents projects based on real world issues and content.

      Our Beginning Reading product series consist of three units containing 56 lessons for the K-5 market, designed to give users the skills to become independent readers, writers, and thinkers. This is a self-contained multi-media phonics and language development program. The product offers a series of lively adventures featuring original graphics and photographs. This series is designed to complement our Projects for the Real World product series.

      Our Basic Skills for the Real World product series consists of eight units containing 80 hours of instruction, arranged in 159 lessons, designed to teach and reinforce reading, writing, mathematics, problem-solving, and job skills in meaningful contexts, targeted at the grade 7-adult basic education market.

      Our Job Skills For The Real World product series consists of three units containing approximately 30 hours of instruction, arranged in 28 lessons, targeted at the grade 7-adult education market. This product series is designed to teach and reinforce the job skills and competencies outlined in the U.S. Department of Labor publication, “What Work Requires of Schools.”

      All of these products have been integrated under our instructional courseware management system. This courseware management system allows a teacher to monitor student progress, provides automatic tracking of student time-on-task, assigns software, allows real-time administration of testing, and prints progress reports. This product features a teacher-friendly design, real-time help, notice of student difficulty, and customizable features.

      All of our products have been updated to run on Microsoft’s Windows 95, Windows 98, Windows NT and Novell versions. All product series except Basic Skills For The Real World and Job Skills For The Real World run on Apple’s MacIntosh Operating System.

      In addition, we have the right under our license agreement with Wasatch Education to use exploit the content of a family of courseware products which products are actively being used in over 250 schools and provide, we believe, excellent content for new products.

      These products consist of the following titles:

•	Communication Arts: Beginning Reading, Help Yourself Read, Reading Comprehension, Literature Bridge and Language Development — five courses designed to develop reading and writing skills of students in grades 3-8.

•	Science: Life, Earth, Physical and Biology — four comprehensive courses based on discovery and exploration; simulations model real-world phenomena, and targeted at grades 5-adult basic education.

•	Writing: Writing, Reading, Thinking Lab — five writing tools with curriculum designed to develop the writing skills of students, targeted at grades 3-adult basic education.

•	Mathematics: Math for Life and Algebra — targeted at grades 5-adult basic education.

•	Adult/ Alternative Education: Life Skills, Building Work Skills, Steps to Reading, Steps to Success, and GED Preparation — targeted at teenagers and adults.

Each series is self-contained or complements other products targeted at the same grade level when purchased together.

Product Design and Development

      Our product series includes a diverse mix of media, formats, and visual presentations. Our products are built according to the following fundamental design principles, which we believe differentiate our products from competitive products:

•	we correlate each title to state and national academic standards; and

•	we create interesting characters in engaging situations that unfold with the help of real-world simulations, audio, and sophisticated interactivity.

      Product concepts originate within our professional development staff led by Barbara Morris and Carol Loomis. The products are designed and developed by our development staff, which is occasionally augmented by external consultants and contractors. All creative work for the products is done in-house, including original concepts, storyboards, and animation design. Audio is recorded at a local studio and integrated into the product by our development staff. Educational consultants are involved throughout the development process.

      Our present development plans include making all existing products deliverable online via the Internet. We presently intend for these products to have features and functionality specific to the content and to have the consistency of use. Our development efforts are aided by our use of our Internet development platform.

      Wasatch spent $587,000 and $820,000, respectively, on research and development activities during the fiscal years ended February 29, 2000 and February 28, 1999.

Markets

      The educational technology market can be divided into four segments:

•	the school market;

•	the adult education market;

•	the home schooling market; and

•	the Internet market.

      School Market. In this market segment, the primary emphasis is on content and instructional methodology. Product life spans are much greater than retail, marketing costs are lower, and the greater emphasis on content and instructional methodology means development costs are lower, which may result in greater profitability.

      The school market for educational software is large and growing. According to a report by Quality Education Data, Inc., or QED, in the 1998-1999 school year, K-12 schools spent more than $6.7 billion on educational technology, representing an increase of approximately 25% from previous year spending levels. This report also indicates that spending on instructional software increased by approximately 74% in the 1998-99 school year and is attributed, in part, to the increased number of multimedia computers at school district and individual school levels. QED research shows that in 1998 and 1999, the average number of multimedia computers per school has increased nearly 200% and that in the average school, two-thirds of the installed base of computers are now multimedia. QED projects that K-12 districts will buy almost a third more multimedia computers for instructional use in the 1999-2000 school year. Based on 1999 data from Market Data Retrieval, the K-12 marketplace in the United States consists of approximately 109,175 public and private schools, 14,349 school districts, and 51.4 million students. New schools are being added at a rate of approximately 778 per year. Title I is the largest federally funded education program at $7.7 billion, up 4% from the prior year, and it is estimated to be the largest single source of funding for technology-related products. Internet access in schools is increasing as more teachers use the Internet in their instruction. According to a recently released study by the National Center for Educational Statistics of the U.S. Department of Education, approximately 95% of U.S. schools were connected to the Internet last year, compared with about one-third in 1994.

      Adult Education Market. Based on data from the National Institute for Literacy, approximately 4.0 million Americans are enrolled in adult education courses which are generally provided through high schools, community colleges, adult learning centers, and correctional facilities. A National Adult Literacy Survey found that over 40 million Americans age 16 and older have significant literacy needs and more than 20% of adults read at or below a fifth-grade level, far below the level needed to earn a living wage. We believe, based on our knowledge of the industry, that there are a variety of other factors involved in the dramatic growth of adult education programs in the United States, including:

•	high school dropouts establishing qualifications for job opportunities;

•	immigrant population seeking to develop English language skills;

•	corporations trying to improve job performance of employees;

•	a requirement to qualify for welfare; and

•	prevention of recidivism in the nation’s prisons.

      Funding for adult education is in the billions, considering that Welfare-to-Work grants totaled $3 billion in 1998-99, federal and state governments provided over $1.3 billion in 1997, the Job Training Partnership Act grants are in the hundreds of millions of dollars, and millions of dollars more are provided through private funding. Use of instructional technology is rapidly increasing to meet the demands of this fast-growing market segment.

      Home schooling Market. According to the National Home Education Research Institute, or NHERI, between 700,000 and 1.5 million children in the grade K-12 age group are being home schooled in the United States. We believe that home schooling is growing at a significant rate due, in part, to:

•	increasing school violence;

•	lowering opinions of public education standards; and

•	the desire to protect children from undesirable influences outside the home.

      Another reason home schooling is growing is that the Internet is providing resources that make it easier for parents to teach their children at home. On the Internet, families can create a virtual schoolhouse in their living rooms. Almost every state has annual statewide home schooling and family learning conferences. While educational technology expenditures for this market are difficult to estimate, home schoolers have a great need for comprehensive, effective managed educational courseware based on sound educational research. A 1996-1999 NHERI study found that 86% of home schoolers have computers in their home, and 84% of them use their computers for home schooling. This market is accessible through conferences, direct mail, advertising in specialized newsletters and magazines, and on the Internet.

      Internet Market. The Internet is becoming an increasingly important part of U.S. education, with teachers and parents viewing the Internet as a powerful learning communication and information resource for use in both schools and in homes. A Newsweek/ Kaplan Poll of parents with children in grades K-8 shows that approximately 75% of these parents have computers at home, and 62% are connected to the Internet. More than half of the children in grades K-4 use computers at least a few times a week. Teachers are seeking ways to effectively harness the resources available on the Internet and offer their students safe and appropriate materials.

      As more parents and schools see personal computers and educational courseware as possibly the most important investment they can make for their children and students, there is a very large revenue potential from the online accessibility of educational courseware. Internet-deliverable content is becoming a valuable commodity as Internet companies are aggressively acquiring content-providers.

Market Opportunity

      We believe that increased spending on educational technology, a growing commitment to improving student achievement, and rising demand for educational programs that are built around or include educational technology has created a significant market opportunity for providers of educational courseware and Internet-deliverable educational products and services.

      While many technology companies are attempting to position themselves to take advantage of this opportunity, we believe that none dominates the education market, creating a competitive advantage for companies like us, that have a comprehensive offering of educational courseware products.

      We encourage learning by offering high-quality, media-rich, interactive, curriculum-based content. Under our license agreement with Wasatch Education, we have:

•	a perpetual, world-wide license to use and reproduce over 1,000 instructional hours of educational courseware for the K-8 and adult education markets developed by Ms. Morris and Ms. Loomis while they were at Wasatch Education and the right to enhance and upgrade this courseware or prepare new courseware products using the code and/ or instructional content of this licensed courseware; and

•	a perpetual world-wide license to directly or indirectly market, distribute, sell and sublicense this licensed courseware and the new courseware products we derive from the original courseware, as defined in this license agreement.

      We believe that our courseware is highly interactive, allowing the student to respond to problems and receive immediate feedback. Through a combination of animation, graphics, and sound, we provide a rich user interface that is visually engaging and stimulating to students. Our consistent problem-solving approach explains abstract concepts in the context of the student’s everyday life. We believe that this context improves the student comprehension and, as a result, his or her overall performance in school.

      Our experienced professional development staff, coupled with our library of educational courseware, and our Internet development platform, will facilitate the rapid development of new products for the educational technology market. In addition to our current educational courseware offering, we have the right under our license agreement with Wasatch Education to additional content from a family of educational courseware which is currently being used in over 250 schools. We believe this courseware provides high quality content for new products. We believe that this content, coupled with our professional development staff, lead by Ms. Morris and Ms. Loomis, and our proprietary Internet development platform, will facilitate the development of new products which will be deliverable on a CD-Rom and online via the Internet.

Marketing and Sales

      We sell our curriculum-based educational courseware directly to school districts, public and private schools, alternative high schools, and adult education sites. We target sites that use technology for interactive computer learning. Schools are becoming more involved in the decision process as site based management is implemented within school districts. The sales cycle for the initial purchase of our curriculum-based educational courseware is typically nine to twelve months.

      During fiscal 2000, approximately 41% of our revenue came from the States of Kentucky, Illinois, Indiana and Missouri; 9% from Georgia; and 8% from Arizona. One school district in Missouri and one in Illinois accounted for 17% and 11%, respectively, of our total revenue for fiscal 2000.

      As of February 1, 2001, we employed 10 direct sales representatives. As of that date, this sales force was supported by our two person inside sales support staff. Our inside sales support staff provides pre- and post-sales support and works with schools currently using our products to identify additional sales opportunities. While our sales personnel and sales support team are focused on selling into new accounts and increasing our presence in current accounts, they also act as partners with implementing schools in identifying funding sources. Each of our direct sales representatives has substantial experience in educational technology sales, is generally working in his or her home territory and has extensive contacts in school districts within that territory. We also currently distribute our products through one independent educational reseller company. Our direct sales representatives currently service Kentucky, Illinois, Indiana, Michigan, Missouri, Ohio, North Carolina, South Carolina, Mississippi, Louisiana, Texas, Arkansas, Georgia, Florida, and California. Our current independent educational reseller services the Chicago Public Schools.

      Our products are sold to several other school districts outside the distribution areas described above, either through existing customer updates, customer references, or exposure at national conferences. In fiscal 2000, school districts in California purchased approximately $110,000 of our products through direct purchases without any direct sales representation.

Competition

      The market for educational technology dollars is highly competitive, with no company having significant market penetration. We generally compete for educational technology dollars with companies providing single-title retail products, software publishers, Internet content and service providers and computer hardware companies, among others. We believe we compete favorably with educational courseware products in these categories on a price and performance basis.

      In the K-8 segment of the educational courseware market, we compete with comprehensive curriculum software publishers which distribute various computer-based learning systems, including Computer Curriculum Corporation (NCS Learn), Compass Learning Corporation (formerly Jostens Learning), and Curriculum Advantage Corporation.

      We believe that we compete favorably with these companies on the basis of price and quantity of our products, quality, and comprehensive coverage of skills in grades K-8.

      In the adult education segment of the educational courseware market, PLATO Learning is one of our largest competitors and both Pearson Education and McGraw-Hill have acquired educational software companies that compete in this market.

Intellectual Property

      We rely principally upon a combination of copyright, trademark, and trade secret laws and contractual restrictions to protect our proprietary rights. To the extent our products consist of licensed programs under our license agreement with Wasatch Education, we have the exclusive, perpetual, worldwide license to use, copy, display, modify and prepare licensee derivative works from the licensed programs. “Licensee derivative works” are educational courseware products containing a substantial amount of code or instructional content derived from licensed programs.

      Wasatch Education has also granted to us under the license agreement, the exclusive perpetual, worldwide right to market, distribute, sell and sublicense in the education market, licensed programs, third-party courseware, and licensee derivative works. Commencing March 1, 2000, our license to market, distribute and sublicense licensed programs became exclusive as to all markets.

      The licenses granted to us are subject to our obligation to pay prescribed royalties to Wasatch Education on the net revenues we receive from the distribution or sublicensing of the licensed programs. The license agreement also grants to us an exclusive, perpetual, worldwide, royalty-free license to use all trade names and logos associated with the licensed products.

      Our Internet compatible instructional management system was developed for us, on a contract fee basis, by PlaNet Software, Inc. as a unique version of their proprietary Internet compatible instructional management system. The fee we paid to PlaNet included a royalty-free license to distribute this product. In this connection, PlaNet has granted us a perpetual, worldwide, non-exclusive right to reproduce and distribute this product in object code form only and a similar license to produce from the source code for PlaNet’s instructional management system, enhanced versions of the original product. However, we are prohibited from distributing this source code. PlaNet continues to technically support, provide error-correction service and enhance and update our Internet compatible instructional management system pursuant to our software maintenance agreement with them.

      To date, we have not been notified that our technologies infringe the proprietary rights of third parties, but we cannot assure you that third parties will not claim infringement by us or by our licensees with respect to past, current or future technologies. We expect that participants in our markets increasingly will be subject to infringement claims as the number of services and competitors in our industry segment grows. Any such claim, whether or not it has merit, could be time-consuming, result in costly litigation, cause service upgrade delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to us or at all. As a result, any such claim could have a material adverse effect on our business, results of operations and financial condition.

Seasonality

      Our operating results are expected to vary significantly from quarter to quarter because of seasonal influences on demand for our curriculum-based products and our services are based on school calendars, budget cycles and timing of school districts’ funding sources. Our revenues have historically been highest in our fourth fiscal quarter, and lowest in our first fiscal quarter.

Government Regulation

      In general, existing laws and regulations apply to transactions and other activities on the Internet. However, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. Many of these laws were adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet or electronic commerce. Nevertheless, numerous U.S. federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes related to the Internet. Additionally, due to the increasing use of the Internet as a medium for commerce and communication, it is likely that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations, and the applicability of existing laws and regulations to the Internet, may adversely impact the growth of use of the Internet in general and our ability to conduct our business in particular, which would affect our business negatively.

      Specific laws and regulations concerning the use of the Internet have been enacted. In particular, acting under the mandate contained in the Children’s Online Privacy Protection Act, the Federal

Trade Commission, or FTC, recently adopted regulations, effective April 21, 2000, that prohibit unfair and deceptive acts and practices in connection with the collection and use on the Internet of personal information from children under 13 years of age. The Child Online Protection Act of 1998, also known as COPA, prohibits harmful commercial communications over the world wide web that are available to any person under 17 years of age. COPA, however, was declared unconstitutional by a federal district court earlier this year and that decision is currently on appeal. If the district court’s decision is overturned and that ruling is upheld upon further appeal, providing information to minors over the Internet would be greatly limited. The FTC has strongly advocated that even general audience Web sites establish privacy policies that include procedures to disclose and notify users of privacy and security policies, obtain consent from users for collection and use of information, and provide users with the ability to access, correct and delete personal information stored by the Web site. We cannot assure you that we will adopt policies that conform with regulations adopted or policies advocated by the FTC or any other federal or state governmental entity.

      It is also possible that “cookies” may become subject to laws limiting or prohibiting their use. “Cookies” refers to information keyed to a specific server, file pathway or directory location that is stored on a user’s hard drive, possibly without the user’s knowledge or consent, which is used to track demographic information and to target advertising. Some of the currently available Internet browsers allow users to modify their browser settings to remove cookies at any time or prevent cookies from being stored on their hard drives. In addition, a number of Internet commentators, advocates and governmental bodies in the United States and other countries have urged the passage of laws limiting or abolishing the use of cookies. Limitations on or eliminations of the use of cookies could restrict the effectiveness of our targeting of advertisements, which could have a material adverse effect on our ability to general advertising revenue.

      The U.S. government has proposed legislation that would afford broader protection to owners of databases of information, such as stock quotes and sports scores. If enacted, this legislation could result in an increase in the price of services that provide data to Web sites. In addition, this legislation could create potential liability for unauthorized use of this data.

      Because our services will be accessible throughout the United States, a state may claim that we are required to qualify to do business as a foreign corporation in that state. We are currently qualified to do business in each state in which we are soliciting sales of our products. Our failure to qualify as a foreign corporation in a state in which we are required to do so could subject us to taxes and penalties and could result in our inability to enforce contracts in those states. Any new legislation or regulation, or the application of laws or regulations from jurisdictions the laws of which do not apply to our business currently, could have a material adverse effect on our business.

Employees

      As of February 1, 2001, we employed 37 persons, including our three executive officers, twenty one in technology and development, one in general and administrative and twelve in marketing and sales. None of our employees is represented by a labor union and we consider our employee relations to be satisfactory.

Property

      Our headquarters are located at 5250 South Commerce Drive, Salt Lake City, Utah 84107, where we currently lease approximately 8,900 square feet under a lease expiring in 2002. We consider this facility to be adequate for our current and foreseeable needs.

Legal Proceedings

      The Company is not a party to any material pending legal or administrative proceedings.

WASATCH SELECTED HISTORICAL FINANCIAL DATA

       The following summary historical selected financial data for the fiscal years ended February 29, 2000 and February 28, 1999 has been derived from Wasatch’s financial statements which have been audited by Tanner + Co. The following summary historical selected financial data for the nine months ended November 30, 2000 and 1999 has been derived from Wasatch’s unaudited financial statements which include, in the judgment of Wasatch’s management, all necessary adjustments to present fairly the data for such period. This historical data is only a summary and you should read it in conjunction with the historical financial statements, related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the annual and interim period reports which are included in this proxy statement/ prospectus.

			Nine Months Ended
	Fiscal Year Ended		November 30,

	February 29, 2000	February 28, 1999	2000	1999

			(unaudited)

	(In thousands, except per share data)

Statement of Operations Data:

Net sales	$2,224	$1,948	$1,118	$1,125

Gross profit	1,773	809	596	722

Research and development expense	587	820	334	445

Sales and marketing expense	455	851	1,023	282

General and administrative expense	578	703	952	388

Income (loss) from operations	153	(1,565)	(1,713)	(393)

Net income (loss)	77	(1,662)	(3,415)	(455)

Per Share Data:

Net income (loss):

Basic	0.02	(0.49)	(0.44)	(0.13)

Diluted	0.02	(0.49)	(0.44)	(0.13)

	At	At
	February 29, 2000	November 30, 2000

		(unaudited)

	(In thousands, except per share data)

Balance Sheet Data:

Total assets	$1,723	$4,158

Long-term debt	42	3,568

Total liabilities	503	4,143

Stockholders’ equity	1,220	15

Book value per share	0.16	—

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF WASATCH

       On January 31, 2001, Wasatch entered into a merger agreement with PLATO. The terms of the merger agreement are more fully described in the section of this proxy statement/prospectus entitled, “The Merger” on page 25. While we anticipate that the merger will be consummated no later than August 2001, we cannot assure you that the merger will be consummated or that Wasatch will become a wholly owned subsidiary of PLATO. We believe that merger will result in opportunities for each company and for the combined entity. However, Wasatch’s current management will report to PLATO’s senior management and accordingly will not have final authority with respect to the business operations of the entity surviving the merger and cannot meaningfully discuss the financial condition or operations of the entity surviving the merger as a subsidiary of PLATO. Therefore, this Management’s Discussion and Analysis of Financial Condition and Results of Operation treats Wasatch as a stand-alone company as if it has not entered into the merger agreement.

      The Statements contained in this Management’s Discussion and Analysis of Financial Condition and Results of Operations relating to Wasatch’s operating results and plans and objectives of management for future operations may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and 21E of the Exchange Act. The actual results may differ materially from those in the forward-looking statements and may be affected by a number of factors, including consummation of the merger. While the statements contained herein are based upon our good faith judgment, such statements can only be based on facts and factors currently known by Wasatch. Consequently, forward-looking statements are inherently subject to risks and uncertainties, actual results and outcomes may differ materially from the results and outcomes discussed.

Overview

      We develop, market, and sell curriculum-based educational courseware and related services to schools, school districts, and adult education sites located in the United States. Our comprehensive courseware library includes over 1,400 hours of instruction addressing the curriculum objectives for grades K-8, adult basic education, and GED preparation. The subject areas covered include reading, writing, mathematics, science, social studies, self-esteem, conflict resolution, and life and job skills. All of our products have been integrated under our Internet-compatible courseware management system, which allows the delivery of our courseware on local area and wide area networks, by a teacher on a demonstration teaching station, or in a computer laboratory setting. Our courseware management system also provides for the monitoring of student progress, tracks time-on-task, assigns courseware, and prints progress reports.

Revenue

      Our revenue is derived substantially from the sale of curriculum-based educational courseware licenses to U.S. schools and school districts in the K-8 market, and adult education sites, which includes adult basic education and GED preparation. We also generate revenue from installation, training, and customer support services, for which we charge fees. Annual renewal fees are charged to existing customers based on the number of file servers loaded with our software at each school or adult education site. The renewal fee includes access to our customer support representatives for a 12-month period and one-software upgrade of their licensed courseware.

      The majority of our revenue has been derived from the sale to schools and adult education sites of workstation licenses of our licensed courseware and our proprietary courseware.

      Licensed courseware. Licensed courseware includes six suites entitled, “Beginning Reading,” “Projects for the Real World K-3,” “Projects for the Real World 4-8,” “Basic Skills,” “Job Skills,”

and “Windows Instructional Management System.” Wasatch Education Systems Corporation, or Wasatch Education, originally developed this courseware, and we have the exclusive license to sell these products in the education market. We have enhanced these products during the last three years, updating the products to run on Microsoft’s Windows 95, 98, and NT operating systems. Under our license agreement with Wasatch Education, we own these enhanced products. The majority of our revenues over the last three years have been generated from the sale of Wasatch Education licensed courseware. Prior to March 1, 2000, we were required to pay Wasatch Education a royalty based on 10% of net sales of licensed courseware. Subsequent to March 1, 2000, we are required to pay Wasatch Education a royalty based on 2.5% of our net licensed courseware sales.

      Proprietary courseware. The following five suites of products constitute our proprietary courseware:

•	our comprehensive “Math Expeditions” courseware, which reinforces the necessary mathematics skills for K-adult education market;

•	our interactive set of tools and manipulatives that make abstract mathematical skills concrete;

•	our Java-based instructional management system;

•	our Student TRAX curriculum manager; and

•	video test assessment product.

      Proprietary courseware products do not have a royalty fee.

      Installation, Training, Customer Support, and Print Revenue. Service revenue includes fees for installation, on-site customer training, customer support access via an 800 help number, and printed materials such as teachers’ manuals.

      Future Revenue Sources. We anticipate that our revenue mix will change over time. In the future, we plan to generate revenue from other sources, such as subscriptions to the online offering of our educational courseware, new titles that may be developed to expand our proprietary courseware offering, and related services.

Cost of Revenue

      Costs associated with our revenue include CD-ROMs, software documentation, packaging, shipping, customer support labor, training support labor, royalties, amortization of our licensed courseware capital costs, and other costs associated with the production and delivery of our courseware and services.

Operating Expenses

      Our operating expenses are comprised of:

•	research and development costs, which consist of employee labor costs associated with the programming, graphic design, art production, development, maintenance, and testing of our educational courseware content and for making our content available online over the Internet. We retain outside contractors from time to time to develop proprietary software products. The decision to use our employees or outside contractors to develop products rests with management and is usually based on time constraints and cost effectiveness.

•	sales and marketing costs, which consists of salaries, commissions, related payroll and travel costs of our sales force, advertising, promotion and displays at educational conferences, and marketing costs associated with reaching our customers.

•	general and administrative expense, which include salaries, benefits and related payroll costs for our executive officers and administrative personnel, office rent and equipment lease costs, professional fees, and other general corporate expenses associated with being a public company.

Comparison of the Nine-Month Period Ended November 30, 2000 and 1999

  Revenues

      Total sales revenue of $1,118,000 for the nine months ended November 30, 2000 decreased $7,000, or 1%, from $1,125,000 for the nine months ended November 30, 1999. The decrease was due to a $291,000 reduction in sales of our licensed courseware and a $112,000 reduction in service revenue, which was partially offset by a $396,000 increase in sales of our proprietary courseware. The decrease in revenue during the nine months ended November 30, 2000 was also attributable to our efforts on recruiting, hiring and training a total of fourteen new direct sales representatives during the first and second quarters.

      Deferred revenue of $128,000 at November 30, 2000, consists of renewal customer support fees of $64,000, training revenue of $41,000 and installation revenue of $23,000.

  Cost of Revenues

      Cost of sales of $522,000 for the nine months ended November 30, 2000 increased $119,000 or 30% from $403,000 for the nine months ended November 30, 1999. The increase was attributable to a $101,000 increase in service costs and an $18,000 increase in licensed courseware royalty fees. Service costs increased as a result of adding one full-time customer support/trainer in the second quarter as well as training a greater number of personnel at school sites across the country. Gross margin, as a percentage of total revenues for the nine months ended November 30, 2000 and 1999 was 53% and 64%, respectively. The 11% decrease in our gross margin during the nine months ended November 30, 2000 was primarily attributable to the increased fixed and variable costs in addition to slightly lower sales revenue.

  Operating Expenses

      Research and Development Costs. Research and development costs of $334,000 for the nine months ended November 30, 2000 decreased $111,000 or 25% as compared to the nine months ended November 30, 1999. The decrease was primarily the result of capitalizing $367,000 of software development costs in the third quarter and an aggregate of $575,000 in the first and second quarters. The software development costs were capitalized in accordance with FAS86, “Statement of Financial Accounting Standards No. 86.” Management continually evaluates the economic recoverability of our capitalized intangible software costs based on technological feasibility, market acceptance and sales recoverability.

      Sales and Marketing Expenses. Sales and marketing expenses of $1,023,000 for the nine months ended November 30, 2000 increased $741,000 or 263% compared to the nine months ended November 30, 1999. The significant increases were attributable to payroll and payroll-related costs (taxes, insurance, recruiting fees, travel, training, etc.) associated with the hiring of fourteen new direct sales representatives during the first and second quarters of the fiscal year. Our direct sales force presently stands at 12 with coverage in twenty states.

      General and Administrative Expenses. General and administrative expenses of $952,000 for the nine months ended November 30, 2000 increased $564,000 or 145% compared to the nine months ended November 30, 1999. The increases reflect higher personnel costs associated with increased staffing requirements as well as increased legal, accounting and Securities and Exchange Commission filing fees.

  Operating Loss

      Loss from operations was $1,713,000 for the nine months ended November 30, 2000 compared to a loss of $393,000 for the nine months ended November 30, 1999. The losses were the result of the cumulative effect of the above-described factors. Loss from operations for the nine months ended November 30, 2000 and 1999 include non-cash charges for asset depreciation and intangible asset amortization of $375,000 and $283,000, respectively.

  Other Income (Expense)

      Interest income of $103,000 for the nine months ended November 30, 2000 increased $103,000 compared to the nine months ended November 30, 1999 as a result of maintaining significantly higher cash balances in interest bearing accounts during the first, second and third quarters of the fiscal year. Interest expense of $1,804,000 for the nine months ended November 30, 2000 increased $1,743,000 or 2,857% compared to the nine months ended November 30, 1999. The increase was attributable to our borrowing $4 million through the issuance of a convertible debenture with detachable warrants on March 16, 2000. Interest expense for the nine months ended November 30, 2000 includes non-cash charges of $1,500,000, attributable to amortization of the beneficial conversion feature of the convertible debentures, and $102,000, attributable to amortization of the detachable warrants.

Net Loss

      As a result of the foregoing factors, we had a net loss of 3,415,000 for the nine months ended November 30, 2000, compared to a loss of $455,000 for the nine months ended November 30, 1999.

Liquidity and Capital Resources

      Historically, we have financed our operations by borrowings under secured term loans, working capital lines of credit and loans from related parties. During the first quarter of the fiscal year, we completed a $4 million private placement of a 7% convertible debenture and related warrants. The debenture is convertible into shares of our common stock at the lesser of $6.25 per share or 80% of the closing bid price of our common stock for any five non-consecutive trading days during the 20-day trading period prior to conversion. Warrants to purchase up to 196,078 shares of our common stock at an exercise price of $5.31 were also issued to the institutional investor who purchased the debenture. The proceeds from the debenture after deducting commissions and legal fees amounted to $3,580,000 and are being used to expand our sales and marketing and product development staffs and for working capital purposes.

      Our cash position was $1,807,000 at November 30, 2000. Net cash used in operating activities for the nine months ended November 30, 2000 was $772,000, compared to $163,000 provided by operating activities during the same period in 1999. We used $1,032,000 for investment activities during the nine months ended November 30, 2000 compared to $8,000 during the nine months ended November 30, 1999. Net cash flow provided to us from financing activities during the nine months ended November 30, 2000 was $3,539,000, compared to $77,000 provided to us by financing activities during the nine months ended November 30, 1999.

      Current and long-term debt of $3,593,000 at November 30, 2000 composed of $3,505,000 of the convertible debenture and capital lease obligations of $88,000. The leases have imputed interest rates ranging from 11% to 18% per annum and expire in 2005. A $16,000 note payable to a financial institution, bearing interest at a rate of 11% per annum was paid off during the first quarter of the fiscal year.

PRINCIPAL STOCKHOLDERS OF WASATCH

       The following table sets forth certain information as of February 9, 2001 regarding the beneficial ownership of Wasatch common stock for:

•	each person who is known to Wasatch to be the beneficial owner of more than five percent of Wasatch common stock;

•	each of Wasatch’s directors;

•	each of the named executive officers; and

•	all executive officers and directors as a group.

      Beneficial ownership of common stock has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended. Accordingly, the amounts in the table do not purport to represent beneficial ownership for any purpose other than compliance with Securities and Exchange Commission reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of common stock.

      Except as indicated by footnote, the address of each person named in the following table is c/o Wasatch Interactive Learning Corporation, Suite 101, 5250 South Commerce Drive, Salt Lake City, Utah 84107. Except as indicated by footnote, we believe that the persons named in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them, including shares of our common stock underlying options and warrants to purchase our common stock which are exercisable within 60 days after February 9, 2001. Percentage of beneficial ownership is based on 8,636,482 shares of our common stock outstanding as of February 9, 2001, and gives effect to the beneficial owner’s options as if exercised.

Name and Address	Number of Shares	Percentage(1)

Barbara J. Morris	3,332,507(2)	37.1%

Carol E. Loomis	1,518,477(3)	16.9%

Todd F. Brashear	75,000(4)	*

Johnny R. Thomas (5)	603,238(6)	7%

All directors and executive officers as a group (four persons)	4,925,984(2)(3)(7)	52.3%

*	Represents less than 1%

(1)	Gives effect to the beneficial owner’s options as if exercised.

(2)	Includes up 350,000 shares of Wasatch common stock currently issuable upon exercise of stock options. Does not include up to 450,000 shares of Wasatch common stock issuable upon exercise of Wasatch Class A warrants and up to 450,000 shares issuable upon exercise of Wasatch Class B warrants held by Ms. Morris. Does not include potential shares issuable under the anti-dilution provisions of our employment agreement with this officer. Also excludes 308,642 shares and 61,154 shares of Wasatch common stock held by Hickory Creek LLC and Dormax LLC, respectively, established for estate planning purposes, of which Ms. Morris is not a manager, exercises no control to vote or dispose of the shares, and of which she disclaims beneficial ownership.

(3)	Includes up 350,000 shares of Wasatch common stock currently issuable upon exercise of stock options. Does not include up to 120,959 shares of Wasatch common stock issuable upon exercise of Wasatch Class A warrants and up to 120,959 shares issuable upon exercise of Wasatch Class B warrants held by Ms. Loomis. Does not include potential shares of Wasatch common stock issuable under the anti-dilution provisions of our employment agreement with this officer.

Also excludes 322,255 shares and 137,500 shares of common stock held by Desert Allegro LLC and Berea Holdings LLC, respectively, established by Scott Loomis, the husband of Ms. Loomis, with pre-marital assets, of which Ms. Loomis is not a beneficiary or a manager, exercises no control to vote or dispose of the shares, and of which she disclaims beneficial ownership.

(4)	Comprised solely of Wasatch common stock issuable upon exercise of stock options.

(5)	The address of this person is 1700 West Horizon Ridge Parkway, Suite 202, Henderson, NV 89012.

(6)	Does not include up to 142,586 shares of Wasatch common stock issuable upon exercise of our Class A Warrants. The securities are held of record by various entities established by Mr. Thomas for estate planning purposes. Mr. Thomas has sole power to vote or dispose of the shares or warrants, but disclaims beneficial ownership of any additional shares owned by those entities for which his relatives have sole power to vote or dispose of those shares or warrants.

(7)	Includes 75,000 shares of common stock issuable upon the exercise of stock options by Todd F. Brashear.

      On November 30, 2000, Wasatch issued an aggregate of 511,589 shares of its common stock to Barbara Morris and Carol Loomis, without payment of additional consideration, pursuant to the anti-dilution provisions contained in their respective employment agreements as amended by agreements dated November 6, 2000. In addition, 250,000 existing options, with above-market exercise prices, of each of Barbara Morris and Carol Loomis, were cancelled and options for the purchase of 350,000 shares of Wasatch common stock at exercise prices above $.40 per share, subject to vesting, were issued to each of them.

LEGAL AND TAX MATTERS

       The validity of the shares of PLATO common stock will be passed upon for PLATO by Winston & Strawn, Chicago, Illinois.

      Certain of the tax consequences of the merger will be passed upon at the effective time of the merger, as a condition of the merger, by Winston & Strawn, counsel to PLATO, and by Snow Becker Krauss P.C., special counsel to Wasatch. See “Material Provisions of the Merger Agreement — Conditions” on page 37.

EXPERTS

       The financial statements incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K of PLATO Learning, Inc. for the fiscal year ended October 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements of Wasatch for the fiscal years ended February 28, 1999 and February 29, 2000 in this proxy statement/ prospectus and elsewhere in the registration statement have been audited by Tanner + Co., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of them as experts in accounting and auditing.

SUBMISSION OF STOCKHOLDER PROPOSALS

       If the merger is not consummated, Wasatch expects to hold an annual meeting on August 15, 2001. To be eligible for inclusion in Wasatch’s proxy statement and form of proxy relating to Wasatch’s next annual meeting stockholder proposals must be received at Wasatch’s executive offices on or before           , 2001 unless the 2001 annual meeting of stockholders is to be held earlier than August 15, 2001 in which case proposals must be received a reasonable period of time in advance of Wasatch’s solicitation of proxies for that meeting. Proposals should be submitted by certified mail, return receipt requested, addressed to Wasatch Interactive Learning Corporation, 5250 South Commerce Drive, Suite 101, Salt Lake City, Utah 84107 Attention: Secretary.

SOLICITATION OF PROXIES

       Wasatch will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of Wasatch by personal interview, electronic mail or telephone. Directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for their out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and Wasatch will reimburse brokerage houses, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

AVAILABLE INFORMATION

       PLATO and Wasatch file reports with the Securities and Exchange Commission and PLATO filed with the Securities and Exchange Commission a registration statement on Form S-4 with respect to the PLATO common stock to be issued in connection with the merger. This proxy statement /prospectus constitutes the prospectus of PLATO that is filed as part of the registration statement. Other parts of the registration statement are omitted from this proxy statement /prospectus in accordance with the rules and regulations of the Securities and Exchange Commission. Copies of the registration statement, including exhibits, as well as any other materials PLATO and Wasatch file with the Securities and Exchange Commission may be inspected, without charge, at the Public Reference Room at the offices of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, PLATO and Wasatch are electronic filers. Therefore PLATO’s and Wasatch’s filings with the Securities and Exchange Commission are available at the Securities and Exchange Commission’s website at http://www.sec.gov.

      PLATO and Wasatch are required to file periodic reports, proxy statements and other information with the Commission. These periodic reports, proxy statements and other information will be available for inspection and copying at the Commission’s public reference room and the web site of the Commission referred to above.

      You should rely only on the information contained or incorporated by reference in this proxy statement/ prospectus to vote on the proposals presented at the special meeting. PLATO and Wasatch have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated           , 2001. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus to you nor the issuance of the shares of PLATO common stock in the merger shall create any implication to the contrary.

      This proxy statement/prospectus is being furnished to Wasatch stockholders in connection with the solicitation of proxies by the Wasatch board of directors for use at the Wasatch special meeting. Each copy of this proxy statement/ prospectus mailed to Wasatch stockholders is accompanied by a form of proxy for use at the Wasatch special meeting. This proxy statement/ prospectus also serves as a prospectus for holders of Wasatch share capital in connection with the shares of PLATO common stock to be issued in connection with the merger.

      PLATO has supplied all information contained or incorporated by reference in this proxy statement/ prospectus relating to PLATO, and Wasatch has supplied all such information relating to Wasatch.

      PLATO will provide you with the additional business and financial information about PLATO that has been incorporated by reference upon written or oral request. If you would like additional copies of this proxy statement/ prospectus or such additional information, you should contact:

PLATO Learning, Inc.

10801 Nesbitt Avenue South
Bloomington, Minnesota 55437
Attention: Investor Relations
Telephone number: (952) 832-1000

Wasatch will provide you with the additional business and financial information about Wasatch that has been incorporated by reference upon written or oral request. If you would like such information, you should contact:

Wasatch Interactive Learning Corporation

5350 South Commerce Drive
Suite 101
Salt Lake City, Utah 84107
Attention: Investor Relations
Telephone number: (801) 261-1001

      If you wish to request additional documents from PLATO or Wasatch, please do so by           , 2001 in order to receive them prior to the special meeting of Wasatch stockholders.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

       PLATO Learning, Inc. is a Delaware corporation and shares of its common stock trade on the Nasdaq National Market under the symbol “TUTR.” Wasatch Interactive Learning Corporation is a Washington corporation and shares of its common stock are quoted on the Over-the-Counter Bulletin Board under the symbol “ILRN.” This proxy statement/ prospectus incorporates by reference important business and financial information about PLATO and Wasatch that is not included in, or delivered with, this proxy statement/ prospectus.

      The following documents or information filed by PLATO (File No. 0-20842) with the Commission are incorporated in this proxy statement/prospectus by reference and made a part hereof:

•	Annual Report on Form 10-K for the year ended October 31, 2000 filed with the Commission on January 17, 2001;

•	Reports on Form 8-K filed November 29, 2000 and December 29, 2000;

•	Proxy Statement for 2001 Annual Meeting of Stockholders on Schedule 14A filed February 1, 2001; and

•	All documents filed by PLATO with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/ prospectus and prior to the Wasatch special meeting.

      The following documents or information filed by Wasatch (File No. 0-23180) with the Commission are incorporated in this proxy statement/prospectus by reference and made a part of:

•	All documents filed by Wasatch with the Commission pursuant to Section 13(a), 13(c) 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the Wasatch special meeting.

      Any statement contained in a document or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement/ prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/ prospectus.

INDEX TO FINANCIAL STATEMENTS

Page

Financial Statements:

WASATCH INTERACTIVE LEARNING CORPORATION

Financial Statements for the Years Ended February 29, 2000 and February 28, 1999:

Auditors’ Report	F-2

Balance Sheet	F-3

Statement of Operations	F-4

Statement of Stockholders’ Equity	F-5

Statement of Cash Flows	F-6

Notes to Financial Statements	F-7

Condensed Financial Statements for the Three and Nine Months Ended November 30, 2000 and 1999:

Condensed Balance Sheet	F-17

Condensed Statements of Operations	F-18

Condensed Statement of Cash Flows	F-19

Notes to Condensed Financial Statements	F-20

Tanner + Co.

675 East 500 South, Suite 640
Salt Lake City, Utah 84102

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

of Wasatch Interactive Learning Corporation

      We have audited the balance sheet of Wasatch Interactive Learning Corporation (the Company) as of February 29, 2000, and the related statements of operations, stockholders’ equity, and cash flows for the years ended February 29, 2000 and February 28, 1999. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wasatch Interactive Learning Corporation as of February 29, 2000, and the results of its operations and its cash flows for the years ended February 29, 2000 and February 28, 1999, in conformity with generally accepted accounting principles.

Salt Lake City, Utah

March 24, 2000,
except for Notes 16 and 20
which are dated
April 14, 2000

WASATCH INTERACTIVE LEARNING CORPORATION

BALANCE SHEET

February 29, 2000

ASSETS

Current assets:

Cash	$72,000

Receivables	892,000

Other	55,000

Total current assets	1,019,000

Property and equipment, net	104,000

License agreement, net	600,000

$1,723,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$58,000

Accrued expenses	283,000

Income tax payable	1,000

Deferred revenue	78,000

Current portion of long-term debt	41,000

Total current liabilities	461,000

Long-term debt	42,000

Total liabilities	503,000

Commitments	—

Stockholders’ equity:

Common stock, $.0001, par value, 100,000,000 shares authorized; 7,658,334 shares issued and outstanding	1,000

Additional paid-in capital	4,087,000

Stock subscription receivable	(84,000)

Accumulated deficit	(2,784,000)

Total stockholders’ equity	1,220,000

$1,723,000

See accompanying notes to financial statements.

WASATCH INTERACTIVE LEARNING CORPORATION

STATEMENT OF OPERATIONS

	Years Ended
	February 29 and 28,

	2000	1999

Net sales	$2,224,000	$1,948,000

Cost of sales	451,000	1,139,000

Gross profit	1,773,000	809,000

Operating expenses:

Research and development	587,000	820,000

Sales and marketing	455,000	851,000

General and administrative	578,000	703,000

	1,620,000	2,374,000

Income (loss) from operations	153,000	(1,565,000)

Other income (expense):

Interest income	1,000	—

Interest expense	(76,000)	(97,000)

Income (loss) before (provision) benefit for income taxes	78,000	(1,662,000)

(Provision) benefit for income taxes	(1,000)	—

Net income (loss)	$77,000	$(1,662,000)

Net income (loss) per share — basic and diluted	$.02	$(.49)

Weighted average common shares — basic and diluted	3,855,000	3,379,000

See accompanying notes to financial statements.

WASATCH INTERACTIVE LEARNING CORPORATION

STATEMENT OF STOCKHOLDERS’ EQUITY

Years Ended February 29, 2000 and February 28, 1999

	Common Stock		Additional	Stock
			Paid-in	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total

Balance, March 1, 1998	15,000,000	$1,500,000	$—	$—	$(1,199,000)	$301,000

Restatement for reverse acquisition of AG Holdings, Inc. by Wasatch Interactive (see Note 1)	(11,621,442)	(1,500,000)	1,500,000	—	—	—

Net loss	—	—	—	—	(1,662,000)	(1,662,000)

Balance, February 28, 1999	3,378,558	—	1,500,000	—	(2,861,000)	(1,361,000)

Stock issued for:

Cash	234,419	—	1,220,000	—	—	1,220,000

Debt	90,763	—	394,000	—	—	394,000

Receivable	59,799	—	334,000	(84,000)	—	250,000
Acquisition of AG Holdings, Inc.

(see Note 1)	3,894,795	1,000	(19,000)	—	—	(18,000)

Contribution of capital	—	—	658,000	—	—	658,000

Dividend on common stock	—	—	—	—	—	—

Net income	—	—	—	—	77,000	77,000

Balance, February 29, 2000	7,658,334	$1,000	$4,087,000	$(84,000)	$(2,784,000)	$1,220,000

See accompanying notes to financial statements.

WASATCH INTERACTIVE LEARNING CORPORATION

STATEMENT OF CASH FLOWS

	Years Ended February 29 and 28,

	2000	1999

Cash flows from operating activities:

Net income (loss)	$77,000	$(1,662,000)

Adjustments to reconcile net income (loss) to net cash used in operating activities:

Provision for losses on receivables	(5,000)	(10,000)

Depreciation and amortization	381,000	375,000

Gain on disposal of assets	(1,000)	—

(Increase) decrease in:

Receivables	(463,000)	(84,000)

Inventory	—	23,000

Other assets	(45,000)	19,000

Increase (decrease) in:

Cash overdraft	(16,000)	16,000

Accounts payable	(26,000)	(34,000)

Accrued expenses	(393,000)	414,000

Income tax payable	1,000	—

Deferred revenue	(50,000)	14,000

Net cash used in operating activities	(540,000)	(929,000)

Cash flows from investing activities:

Purchases of property and equipment	(41,000)	—

Proceeds from disposal of assets	9,000	—

Net cash used in investing activities	(32,000)	—

Cash flows from financing activities:

Payments on note payable	(417,000)	(93,000)

Payments on long-term debt	(159,000)	(116,000)

Proceeds from issuance of stock	1,220,000	—

Proceeds from long-term debt	—	185,000

Net cash provided by (used in) financing activities	644,000	(24,000)

Net increase (decrease) in cash	72,000	(953,000)

Cash, beginning of year	—	953,000

Cash, end of year	$72,000	$—

See accompanying notes to financial statements.

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS

February 29, 2000 and February 28, 1999

1.  Organization and Presentation

      On January 20, 2000, Wasatch Interactive Learning Corporation (formerly AG Holdings, Inc.) (WILC) merged in Wasatch Interactive Learning Corporation of Utah (the Acquiree) (collectively the Company). The terms of the agreement provide that the stockholders of the Acquiree received 3,605,205 shares of WILC common stock.

      The financial statements at February 29, 2000 and February 28, 1999 assume the acquisition of WILC by the Acquiree, occurred March 1, 1998. Because the shares issued in the acquisition of the Acquiree represent control of the total shares of WILC’s common stock issued and outstanding immediately following the acquisition, the Acquiree is deemed for financial reporting purposes to have acquired WILC in a reverse acquisition. The business combination has been accounted for as a recapitalization of WILC giving effect to the acquisition of 100% of the outstanding common shares of the Acquiree. The surviving entity reflects the assets and liabilities of WILC and the Acquiree at their historical book value and the historical operations of the Company is that of the Acquiree’s. The issued common stock is that of WILC and the accumulated deficit is that of the Acquiree. The statement of operations is that of the Acquiree for the years ended February 29, 2000 and February 28, 1999 and that of WILC from January 20, 2000 (date of acquisition) through February 29, 2000. Separate breakout of operations for WILC have not been presented as the amounts not related to the Acquiree are immaterial.

2.  Nature of Business Activities

      The Company’s primary business is the development and sales of curriculum based educational software and related services for use by educational institutions throughout the United States.

3.  Significant Accounting Policies

  Cash and Cash Equivalents

      For purposes of the statement of cash flows, cash includes all highly liquid investments with original maturities of three months or less.

  Property and Equipment

      Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization on capital leases and property and equipment is determined using the straight-line method over the estimated useful lives of the assets or terms of the lease. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. Gains and losses on sale of property and equipment are reflected in net income.

  License Agreement

      The license agreement reflects the payment of cash in exchange for certain rights to market and sell software to the education market. The license agreement is being amortized on a straight-line basis over five years.

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

  Income Taxes

      Income taxes are determined in accordance with Statement of Financial Accounting Standards (“SFAS”) 109, which requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income tax liabilities and assets are determined based on the difference between financial statement and tax bases of assets and liabilities using estimated tax rates in effect for the year in which the differences are expected to reverse. SFAS 109 also provides for the recognition of deferred tax assets only if it is more likely than not that the asset will be realized in future years.

  Revenue Recognition and Deferred Revenue

      Revenue from software sales is generally recognized when the software has been shipped, collectibility is probable, and there are no significant obligations remaining.

      Revenue attributable to software support and enhancements is recognized ratably over the contracts life, generally within twelve months.

  Research and Development

      Research and development expenditures are charged to operations as incurred.

  Advertising

      The Company expenses advertising production costs as they are incurred and advertising communication costs the first time the advertising takes place. During the years ended February 29, 2000 and February 28, 1999, the Company had advertising expenses aggregating approximately $2,000 and $1,000, respectively.

  Earnings Per Share

      The computation of basic earnings per common share is based on the weighted average number of shares outstanding during each year.

      The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents, which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the year. Common stock equivalents are not included in the diluted earnings per share calculation when their effect is antidilutive. The stock options and warrants had no dilative effect on the net income for the year ended February 29, 2000.

  Concentration of Credit Risk

      Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management’s expectations.

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

      The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

  Use of Estimates in the Preparation of Financial Statements

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, primarily related to software revenue recognition, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassification

      Certain amounts in the prior year financial statements have been reclassified to conform with the current year presentation.

4.  Receivables

      Receivables are comprised of the following at February 29, 2000:

Trade receivables	$642,000

Stock subscription receivable	250,000

$892,000

5.  Property and Equipment

      Property and equipment consists of the following at February 29, 2000:

Computers and equipment	$299,000

Office furniture and fixtures	19,000

318,000

Less accumulated depreciation and amortization	(214,000)

$104,000

      Depreciation and amortization expense for the years ended February 29, 2000 and February 28, 1999 totaled $81,000 and $75,000, respectively.

6.  License Agreement

      The license agreement consists of the following at February 29, 2000:

Software License Agreement	$1,500,000

Less accumulated amortization	(900,000)

$600,000

      Amortization expense for each of the years ended February 29, 2000 and February 28, 1999 was $300,000.

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

7.  Accrued Expenses

      Accrued expenses consist of the following at February 29, 2000:

Commissions	$138,000

Payroll and benefits	116,000

Other	29,000

$283,000

8.  Long-Term Debt

      Long-term debt is comprised of the following at February 29, 2000:

Note payable to a financial institution in monthly installments of $8,207, including interest at 11%, secured by accounts receivable, inventory and property and equipment, guaranteed by an officer, due April 30, 2000	$16,000

Capital lease obligations (see note 9)	67,000

83,000

Less current portion	(41,000)

$42,000

      Future maturities of long-term debt are as follows:

Years Ending February 28:	Amount

2001	$41,000

2002	13,000

2003	12,000

2004	10,000

2005	7,000

$83,000

9.  Capital Lease Obligations

      The Company leases certain office equipment and furniture, under noncancellable capital leases. The terms of the leases include options to purchase the equipment at the end of the lease, and have imputed interest rates ranging from 11% to 18%.

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

      Future minimum lease payments at February 29, 2000 are as follows:

Years Ending February 28:	Amount

2001	$32,000

2002	17,000

2003	15,000

2004	12,000

2005	7,000

83,000

Less amount representing interest	(16,000)

Present value of future minimum lease payments	$67,000

      Property and equipment under capital lease at February 29, 2000 are as follows:

Computers and equipment	$113,000

Office furniture and fixtures	19,000

132,000

Less accumulated amortization	(69,000)

$63,000

      Amortization expense for the years ended February 29, 2000 and February 28, 1999 was $31,000, and $27,000, respectively.

10.  Income Taxes

      The (provision) benefit for income taxes differs from the amount computed at federal statutory rates as follows for the year ended:

	February 29,	February 28,
	2000	1999

Income tax (provision) benefit at statutory rates	$(27,000)	$565,000

Forgiveness of accrued salaries	(73,000)	(85,000)

Other	(1,000)	(1,000)

Change in valuation allowance	100,000	(479,000)

	$(1,000)	$—

      Deferred tax assets consist of the following at February 29, 2000:

Net operating loss carryforward	$510,000

Excess book depreciation and amortization over tax	205,000

Other accrued liabilities	2,000

Valuation allowance	(717,000)

$—

      At February 29, 2000, the Company has net operating loss carryforwards for tax purposes of approximately $1,500,000 which are available to offset future taxable income. The Tax Reform Act of 1986 limits the annual amount that can be utilized for certain of these carryforwards as a result of

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

the greater than 50% change in ownership. In addition, the nature of the Company’s operations must remain substantially the same for a period of two years following the merger or the net operating loss will be deemed forfeited. The net operating loss carryforwards begin to expire in 2017. A valuation allowance has been established for the net deferred tax asset due to the uncertainty of realization caused by the recurring losses generated in previous years.

11.  Supplemental Cash Flow Information

  February 29, 2000

•	The Company satisfied $394,000 of long-term debt due to officers and a shareholder through issuance of common stock.

•	The Company acquired computer equipment in exchange for capital lease obligations totaling $56,000.

•	For financial statement purposes, the Company purchased all of the outstanding common stock of AG Holdings, Inc. in a reverse acquisition transaction. The Company issued shares of common stock and recorded net liabilities from the acquisition of $18,000.

•	The Company issued common stock in exchange for stock subscription receivables totaling $334,000, of which $250,000 was received in March 2000 and, therefore, has been classified as a current asset.

•	The Company had two officers forgive accrued salaries for the years 1997, 1998 and 1999 which aggregated $658,000. The forgiveness was recorded as a contribution of capital.

  February 28, 1999

•	The Company purchased property and equipment in the amount of $16,546 with long-term debt.

  Supplemental Disclosures of Cash Flow Information:

      Operations reflect actual amounts paid for interest and income taxes as follows for the year ended:

	February 29,	February 28,
	2000	1999

Interest paid	$76,000	$88,000

Income taxes paid	$—	$—

12.  Major Customers

      Sales of computer software and related services to customers accounting for more than 10% of total sales are as follows for the years ended February 29 and 28:

Major Customers	2000	1999

School A	$380,000	$218,000

School B	$244,000	$257,840

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

13.  Related Party Transactions

      During the year ended February 29, 2000, the Company satisfied debt of $394,000 due certain officers and a shareholder by issuing them common stock. In addition, these same officers made capital contributions to the Company by forgiving accrued salaries due to them totaling $658,000.

14.  Profit Sharing Plan

      The Company has a 401(k) retirement savings plan (the Plan). All full-time employees who are at least 18 years of age and have a minimum of eight months of service are eligible to participate. The Plan allows for matching contributions by the Company which are limited to two percent of the employee’s gross wages up to certain limits. The Company made no contributions to the Plan during the years ended February 29, 2000 and February 28, 1999.

15.  Commitments and Contingencies

  Operating Lease

      The Company leases certain office space pursuant to a lease agreement which terminates on March 30, 2002 or sooner if the Company provides the Lessor with twelve months prior written notice. Under this lease, the Company recognized rent expense of approximately $101,000, and $143,000 for the years ended February 29, 2000 and February 28, 1999, respectively.

      Future minimum payments under the operating lease are as follows:

Year Ending	Amount

2001	$140,000

2002	147,000

2003	9,000

$296,000

  Employment Agreements

      The Company has entered into employment agreements with certain officers. The agreements provide the officers with an annual base salary, vacation time, business expense reimbursement and the grant of options to purchase 550,000 shares of Company stock. The options have exercise prices ranging from $4.00 to $10.00 a share and vest incrementally over a period not to exceed approximately four years. In the event there is a material change to the President’s and Vice President’s duties or if the Company ownership is significantly changed, with such event resulting in the President and Vice-President being terminated or resigning, all unvested options will vest immediately and the President and Vice-President will be entitled to receive their salaries plus benefits for a period of up to two years and six months. In return, the officers have covenanted not to compete or disclose proprietary information during their employment and for a period of two years after termination.

      In addition, the Company has entered into employment agreements with certain employees. The agreements provide the employees with an annual salary, vacation time, business expense reimbursement and the grant of options to purchase a total of 80,000 shares of Company stock. The stock options have exercise prices ranging from $5.00 to $8.00 a share and vest in one case based on the attainment of certain annual revenue goals and in the other case over a period of three years.

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

  Royalty Agreements

      The Company has entered into an agreement that provides it with a perpetual, worldwide software license. The agreement requires payment of royalties based on sales of the licensed software through February 2002. In addition, the agreement allows the Company to purchase the exclusive right to sell the licensed software to the educational market for a minimum annual royalty of $500,000. As of February 29, 2000, minimum royalties paid exceeded the actual royalties due by approximately $580,000. Under the agreement, these excess royalties paid can be applied to future royalties due. During the year ended February 29, 2000, the Company utilized approximately $60,000 in previously paid royalty credit. Royalty expense totaled approximately $500,000 for the year ended February 28, 1999.

      In addition, the Company has entered into an agreement with a California corporation, to license certain text-to-speech voice technology. A royalty is due for each unit of software sold by the Company that incorporates the technology. Royalty expense under this agreement for the years ended February 29, 2000 and February 28, 1999 totaled approximately $3,000, and $5,000, respectively.

  Consulting Agreements

      The Company has agreed to pay one of its principal shareholders a fee of 2.5% of the gross proceeds received from a lender or equity investor introduced to the Company by the principal shareholder. Additionally, the Company has agreed to pay a fee of up to 2.0% of the gross consideration paid in connection with an acquisition of an entity introduced to the Company by the principal shareholder. During the years ended February 29, 2000 and February 28, 1999, the Company did not incur any expenses related to these agreements.

16.  Stock Options and Warrants

      The Company has adopted a stock option plan (2000 Stock Option Plan) where it is authorized to issue up to 1,500,000 shares of common stock to officers, directors, employees, consultants and other advisors. The Plan permits the granting of options and nonstatutory stock options. As of February 29, 2000 options have been granted to purchase 630,000 shares under the stock option plan.

      Information regarding stock options and warrants is summarized below:

	Number of	Option and
	Options and	Warrant Price
	Warrants	Per Share

Outstanding at March 1, 1999	—	$—

Granted	3,693,334	4.00 – 28.00

Exercised	—	—

Forfeited	—	—

Outstanding at February 29, 2000	3,693,334	$4.00 – 28.00

      The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation.” Accordingly, no compensation expense has been recognized for stock options and warrants granted to employees. Had compensation expense for the Company’s stock options and warrants been determined based on the

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

fair value at the grant date consistent with the provisions of SFAS No. 123, the Company’s results of operations would have been reduced to the pro forma amounts indicated below:

	Years Ended
	February 29 and 28,

	2000	1999

Net income (loss) — as reported	$77,000	$(1,662,000)

Net loss — pro forma	$(253,000)	$(1,662,000)

Income (loss) per share — as reported	$.02	$(.49)

Loss per share — pro forma	$(.07)	$(.49)

      The fair value of each option and warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	February 29 and 28,

	2000	1999

Expected dividend yield	$—	$—

Expected stock price volatility	.01%	—

Risk-free interest rate	8%	—

Expected life of options and warrants	2 - 5 years	—

      The weighted average fair value of options and warrants granted during 2000 and 1999, was $.29, and $0, respectively.

      The following table summarizes information about stock options and warrants outstanding at February 29, 2000:

	Outstanding			Exercisable

		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
	Number	Contractual	Exercise	Number	Exercise
Exercise Price	Outstanding	Life (Years)	Price	Exercisable	Price

$ 4.00 – 5.0	0 243,333	4.90	$4.59	100,000	$4.00

6.00 – 8.	00 286,667	4.90	7.00	—	—

10.00 – 14.0	0 1,631,667	2.14	13.75	1,531,667	14.00

99.99 – 28.0	0 1,531,667	3.96	28.00	—	—

$ 4.00 – 28.0	0 3,693,334	3.29	$18.53	1,631,667	$13.39

17.  Dividend on Common Stock

      On February 15, 2000, the Company issued as a dividend to all stockholders an “A” and “B” warrant. The “A” warrants entitle each shareholder who has 5 shares of the Company’s common stock to acquire one additional share for $14 prior to February 15, 2002 plus a “B” warrant. The “B” warrant entitles each shareholder one additional share of the Company’s common stock for $28 prior to February 15, 2004. There were no amounts recorded in the financial statements for this dividend because the fair value of these warrants was determined to be $0 using the Black-Scholes pricing model.

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

18.  Fair Value of Financial Instruments

      The Company’s financial instruments consist of cash, receivables, payables, and notes payable. The carrying amount of cash, receivables, and payables approximates fair value because of the short-term nature of these items. The carrying amount of notes payable approximates fair value as the individual borrowings bear interest at market interest rates.

19.  Recent Accounting Pronouncements

      In June 1999, the FASB issued SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective date of FASB Statement No. 133.” SFAS 133 establishes accounting and reporting standards for derivative instruments and requires recognition of all derivatives as assets or liabilities in the statement of financial position and measurement of those instruments at fair value. SFAS 133 is now effective for fiscal years beginning after June 15, 2000. The Company believes that the adoption of SFAS 133 will not have any material effect on the financial statements of the Company.

20.  Subsequent Events

      On March 16, 2000, the Company issued a convertible debenture and warrants to purchase 196,078 shares of the Company’s common stock. The debenture bears interest at a 7% rate, is convertible with certain limitations, into common stock at anytime subsequent to April 17, 2000 and prior to March 16, 2003 at a rate of the lesser of $6.25 per share or 80% of the Company’s stock price for any five non-consecutive trading days during the twenty day trading period prior to conversion. The gross proceeds were $4 million with the Company realizing approximately $3,580,000. Under terms of its agreement with a major shareholder, the Company paid a commission of $100,000 to the shareholder for their assistance in obtaining the convertible debenture (see Note 15).

      On April 14, 2000, the Company entered into a non binding letter of intent to modify the terms of its royalty agreement described in note 15. The non binding letter of intent which is subject to a final agreement and approval provides that the Company will have perpetual exclusivity and will have a royalty obligation of 2.5% of all revenues from the licensed technology commencing March 1, 2000 on a binding basis.

      On April 14, 2000, the Company amended the employment agreements of the Company’s President and Vice President. The amended terms provide that if the Company issues in excess of 9.0 million shares of its common stock in connection with its efforts to raise net proceeds of $7.5 million through sales of its equity securities, including through the sale of convertible debt securities, the Company will issue additional shares of its common stock to these officers to avoid dilution of their respective percentage ownership interests in the Company’s common stock and the cash to pay taxes on the additional shares issued.

WASATCH INTERACTIVE LEARNING CORPORATION

CONDENSED BALANCE SHEET

November 30, 2000

(Unaudited)

ASSETS

Current assets:

Cash	$1,807,000

Receivables, net	490,000

Other	34,000

Total current assets	2,331,000

Property and equipment, net	191,000

License agreements, net	375,000

Other intangibles, net	1,261,000

Total assets	$4,158,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$80,000

Accrued expenses	342,000

Deferred revenue	128,000

Current portion of long-term debt	25,000

Total current liabilities	575,000

Long-term debt	3,568,000

Total liabilities	4,143,000

Stockholders’ equity

Common stock, $.0001 par value, 100,000,000 shares authorized; 8,842,114 shares issued and outstanding	1,000

Additional paid-in capital	6,421,000

Stock subscription receivable	(209,000)

Accumulated deficit	(6,198,000)

Total stockholders’ equity	15,000

Total liabilities and stockholders’ equity	$4,158,000

WASATCH INTERACTIVE LEARNING CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

	Nine Months	Nine Months
	Ended	Ended
	November 30, 2000	November 30, 1999

	(Unaudited)	(Unaudited)

Net sales	$1,118,000	$1,125,000

Cost of sales	522,000	403,000

Gross profit	596,000	722,000

Operating expenses:

Research and development	334,000	445,000

Sales and marketing	1,023,000	282,000

General and administrative	952,000	388,000

	2,309,000	1,115,000

Loss from operations	(1,713,000)	(393,000)

Other income (expense):

Interest income	103,000	—

Interest expense	(1,804,000)	(61,000)

Loss before provision for income taxes	(3,414,000)	(454,000)

Income taxes	(1,000)	(1,000)

Net loss	$(3,415,000)	$(455,000)

Net loss per share — basic and diluted	$(.44)	$(.13)

Weighted average common shares — basic and diluted	7,760,000	3,375,000

WASATCH INTERACTIVE LEARNING CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

	Nine Months	Nine Months
	Ended	Ended
	November 30, 2000	November 30, 1999

	(Unaudited)	(Unaudited)

Cash flows from operating activities:

Net loss	$(3,415,000)	$(455,000)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Depreciation and amortization	375,000	283,000

Amortization of debenture beneficial conversion feature	1,602,000	—

Gain on disposition of assets	—	(1,000)

Common stock issued for services	113,000	—

(Increase) decrease in:

Receivables	402,000	142,000

Other assets	21,000	—

Increase (decrease) in:

Accounts payable	22,000	(22,000)

Accrued expenses	58,000	260,000

Deferred revenue	50,000	(44,000)

Net cash provided by (used in) operating activities	(772,000)	163,000

Cash flows from investing activities:

Software development	(941,000)	—

Purchase of property and equipment	(91,000)	(8,000)

Net cash used in investing activities	(1,032,000)	(8,000)

Cash flows from financing activities:

Cash overdraft	—	(15,000)

Proceeds from notes payable	—	83,000

Proceeds from issuance of stock	—	120,000

Proceeds from long-term debt	3,580,000	—

Payments on long-term debt	(41,000)	(111,000)

Net cash provided by financing activities	3,539,000	77,000

Net increase in cash	1,735,000	232,000

Cash, beginning of period	72,000	—

Cash, end of period	$1,807,000	$232,000

Non-cash investing and financing activities:

During the nine months ended November 30, 2000, the Company;

*	converted debt totaling $101,000 into equity through the issuance of 423,213 shares of the Company’s common stock;

*	issued 250,000 shares of the Company’s common stock in exchange for a note receivable in the amount of $125,000;

*	incurred expenses of $420,000 that were deducted from the proceeds of a convertible debenture issued on March 16, 2000;

*	acquired equipment totaling $46,000 in exchange for a lease payable.

During the nine months ended November 30, 1999, the Company acquired equipment totaling $35,000 in exchange for a lease payable.

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

      The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation S-B. Accordingly, the statements do not contain all of the information and footnote disclosures required by generally accepted accounting principles for complete financial statement presentation. However, in the opinion of Management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation of financial position, have been included in the accompanying unaudited financial statements of Wasatch Interactive Learning Corporation (the “Company”) at November 30, 2000, and the results of operations for the nine months ended November 30, 2000 and 1999 and cash flows for the nine months ended November 30, 2000 and 1999. The results of operations for the nine months ended November 30, 2000 and 1999 or for any other interim period are not necessarily indicative of the results that may be expected for the year ending February 28, 2001. It is suggested that these financial statements and related notes be read in conjunction with the Company’s Annual Report on Form 10-KSB for the year ended February 29, 2000.

      The condensed financial statements for the nine months ended November 30, 2000 have been restated via Amendment No. 2 to Form 10-QSB for the quarterly period ended November 30, 2000, filed on February 20, 2001. Subsequent to the issuance of the Company’s condensed financial statements for the nine months ended November 30, 2000, the Company determined that the convertible debenture (See Note 2) included a beneficial conversion feature pursuant to Emerging Issues Task Force (EITF) statement number 98-5. In addition, the Company determined that a portion of the convertible debenture value had to be allocated to the detachable warrants issued along with the debenture in accordance with Accounting Principles Bulletin (APB) number 14. Both issues necessitated revision to the accounting previously used. As a result of the restatement, interest expense and net loss for the nine months ended November 30, 2000 were increased $1,578,000. In addition, long-term debt and additional paid-in capital increased $394,000 and $1,971,000, respectively, resulting in a net increase of $394,000 to stockholders’ equity at November 30, 2000.

  Organization and Business

      The Company was incorporated on May 17, 1984 under the laws of the State of Washington under the name Image Productions, Inc., subsequently changing its name to Bahui USA, Inc., and then to AG Holdings, Inc. On January 20, 2000, the Company entered into an Agreement and Plan of Reorganization with Wasatch Interactive Learning Corporation, a Utah corporation (WILC-Utah) and simultaneously changed its corporate name from AG Holdings, Inc. to Wasatch Interactive Learning Corporation (WILC). Pursuant to the terms of the Reorganization Agreement, the stockholders of WILC-Utah received 3,605,205 shares of WILC common stock.

      The statements of operations for the nine months ended November 30, 1999 and cash flows for the nine months ended November 30, 1999 are presented on the assumption that acquisition of WILC-Utah by WILC occurred March 1, 1998. Because the shares issued in the acquisition of WILC-Utah represent control of the total shares of WILC’s common stock issued and outstanding immediately following the acquisition, WILC-Utah is deemed for financial reporting purposes to have acquired WILC in a reverse acquisition. The business combination has been accounted for as a recapitalization of WILC giving effect to the acquisition of 100% of the outstanding common shares of WILC-Utah. The surviving entity reflects the assets and liabilities of WILC and WILC-Utah at

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited) — (Continued)

their historical book value and the historical operations of the Company is that of WILC-Utah. The issued common stock is that of WILC and the accumulated deficit is that of WILC-Utah. The statements of operations is that of the Company (WILC) for the nine months ended November 30, 2000 and that of WILC-Utah for the nine months ended November 30, 1999. Separate breakout of operations for WILC for the nine months ended November 30, 1999 have not been presented, as the amounts not related to WILC-Utah are immaterial.

      Wasatch Interactive Learning Corporation develops and sells curriculum-based educational software and related services to the kindergarten through eighth grade, adult basic education and GED markets. Wasatch Interactive Learning’s Math Expeditions product series consists of 402 lessons designed to teach mathematics skills for grades K-Adult and can be delivered on an individual computer running from a CD-ROM, over local area and wide area networks, and online via the Internet, using Microsoft or Netscape browsers. The Company’s Projects for the Real World, K-3 and 4-8 product series contains 485 and 235 activities, respectively, targeted to teach and reinforce the skills in reading, writing, mathematics, science, social studies and geography taught in grades kindergarten through eighth. The Company also offers a Beginning Reading/ Phonics K-5 product series, which consists of 56 lessons for the kindergarten through fifth grade market, and is designed to give users the skills to become independent readers, writers and thinkers.

      The Company’s offerings of adult education courseware consist of Basic Skills and Job Skills For The Real World. Basic Skills for the Real World contains 80 hours of instruction, arranged in 159 lessons, designed to teach and reinforce reading, writing, mathematics, problem-solving, and job skills in meaningful contexts, targeted at the grade seven to adult basic education market. Our Job Skills For The Real World product series contains approximately 30 hours of instruction, arranged in 28 lessons, targeted at the grade seven to adult education market. This product series is designed to teach and reinforce the job skills and competencies outlined in the U.S. Department of Labor publication, “What Work Requires of Schools.”

      All of these products have been integrated under the Company’s Internet-compatible courseware management system. This courseware management system allows a teacher to monitor student progress, provides automatic tracking of student time-on-task, assigns software, administers online testing, and prints progress reports. This product features a teacher-friendly design, online help, notice of student difficulty, and customizable features and can be accessed remotely by the teacher via the Internet.

  Revenue Recognition

      Wasatch Interactive Learning Corporation derives its revenue from the licensing of educational courseware. The Company also generates revenue from fees charged for installation, training, renewal and customer support services. Courseware revenue is recognized when the software is shipped, collectibility is probable, and there are no significant obligations remaining. Installation and training revenue is generally recognized when installation and training is complete, which normally occurs within 30 days after product shipment. Renewal fee (customer support) revenue is recognized ratably over a 12-month contractual period.

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited) — (Continued)

  Research and Development

      Software development costs expended by the Company prior to establishing technological feasibility are charged to expense when incurred. All software development costs incurred by the Company subsequent to establishing technological feasibility are capitalized and reported at the lower of cost or net realizable value. Capitalized software development costs are being amortized on a straight-line basis over the estimated useful lives of the software products.

  Income Taxes

      Income taxes are accounted for using the liability method wherein deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using estimated tax rates in effect for the year in which the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will be not be realized in the future.

  Cash & Cash Equivalents

      The Company considers all highly liquid investments with an original maturity date of three months or less when purchased to be cash equivalents. Cash and cash equivalents are placed with federally insured financial institutions. Cash and cash equivalent balances in excess of Federal Deposit Insurance Corporation (FDIC) limits are invested in short-term interest bearing accounts collateralized by U.S. Treasury securities.

  Accounts Receivable and Concentration of Credit Risk

      The Company provides credit terms to its customers in the normal course of business. The Company performs ongoing credit evaluations of its customers and adjusts its allowance for doubtful receivables as circumstances dictate.

  Property and Equipment

      Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization on property and equipment and capital leases is determined using the straight-line method over the estimated useful lives of the assets or terms of the lease. Gains and losses on disposition of property and equipment are reflected separately in the statement of operations.

  License Agreement

      The Company has license agreements in place reflecting the payment of cash in exchange for certain rights to market and sell software in the education market. The license agreements are being amortized on a straight-line basis over five years.

  Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, primarily related to software revenue recognition, that affect the reported amounts of assets, liabilities, net sales and expenses during the reported period. Estimates also affect the disclosure of contingent assets and liabilities at

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited) — (Continued)

the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassification

      Certain reclassifications have been made to the 1999 financial statements to conform to the 2000 presentation.

2.  LONG TERM DEBT

      Long-term debt at November 30, 2000 consists of a $3,505,000 convertible debenture issued to one institutional investor due March 16, 2003. The debenture bears an interest rate of 7% per annum with interest payable quarterly. The debenture is convertible with certain limitations, into shares of the Company’s common stock at the lesser of $6.25 per share or 80% of the closing bid price of the Company’s common stock for any five non-consecutive trading days during the 20-day trading period prior to conversion. The convertible debenture was originally issued in the amount of $4 million on March 16, 2000, along with warrants to purchase up to 196,078 shares of the Company’s common stock at an exercise price of $5.31. The convertible debenture had a beneficial conversion feature of approximately $1,500,000 at the time of issuance which was amortized to interest expense over the period March 16, 2000 to July 5, 2000. In addition, $496,000 of debenture value was allocated to the detachable warrants and is being amortized via the effective yield method to interest expense over the life of the debenture. During the nine months ended November 30, 2000, $101,000 of debenture debt was converted into 423,213 shares of the Company’s common stock.

      Long-term debt (including current maturities thereof), at November 30, 2000 also includes $88,000 of capital lease obligations. The terms of the leases include options to purchase the equipment at the end of the lease period, and have imputed interest rates ranging from 11% to 18%.

3.  STOCKHOLDERS’ EQUITY

      Basic earnings (loss) per common share are computed by dividing net income (loss) by the weighted average number of common shares outstanding during each reporting period. The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during each reporting period plus the common stock equivalents, which would arise from the exercise of stock options and warrants outstanding using the treasury stock method. Common stock equivalents are not included in the computation of diluted earnings per share when their effect is antidilutive. At November 30, 2000, the Company had 895,000 employee stock options outstanding with an exercise price of $.40 per share, and 3,259,412 warrants outstanding with exercise prices ranging from $5.31 to $28 per share. Diluted shares issued upon exercise of outstanding stock options and warrants and inclusion of additional common shares assuming the conversion of the $3,899,000 convertible debenture for the three and nine month periods ended November 30, 2000 were excluded as they were antidilutive because of the net loss incurred during the periods. In as much as the Company did not have any common stock equivalents outstanding during the three and nine-month periods ended November 30, 1999, diluted earnings per share have not been calculated.

[LOGO]

ANNEX A

AGREEMENT AND PLAN OF MERGER

By and Among

PLATO LEARNING, INC.

WILC ACQUISITION CORPORATION

and

WASATCH INTERACTIVE LEARNING CORPORATION

Dated as of January 31, 2001

A-i

A-ii

GLOSSARY OF DEFINED TERMS

Acquisition Proposal	Section 6.2(f)(i)

Agreement	Introduction

Authorized Representatives	Section 6.6

Certificates of Merger	Section 1.3

Certificates	Section 4.2(b)

Closing	Section 1.2

Closing Date	Section 1.2

COBRA	Section 5.1(m)(iii)(7)

Code	Recitals

Company	Introduction

Company Acquisition Transaction	Section 6.2(f)(ii)

Company Affiliates	Section 6.9

Company Disclosure Schedule	Section 5.1

Company Financial Advisor	Section 6.21

Company Financial Statements	Section 5.1(h)(ii)

Company Intellectual Property Rights	Section 5.1(n)(xii)

Company Material Contract	Section 5.1(o)

Company Option	Section 5.1(b)

Company Option Plans	Section 5.1(b)

Company Owned Software	Section 5.1(n)(xi)

Company SEC Reports	Section 5.1(h)(i)

Company Scheduled Plan	Section 5.1(m)(i)

Company Shares	Section 4.1(a)

Company Stockholder Approval	Section 6.3

Company Stockholder Meeting	Section 6.3

Company Termination Fee	Section 8.5(b)

Company Warrant Agreements	Section 4.1(d)

Company Warrants	Section 4.1(d)

Debentures	Section 9.10(a)

Debenture Warrants	Section 9.10(b)

Delaware Certificate of Merger	Section 1.3

DGCL	Section 1.1

Dissenting Stockholders	Section 4.8

Effective Time	Section 1.3

Environmental Costs and Liabilities	Section 5.1(q)

Environmental Laws	Section 5.1(q)

ERISA	Section 9.10(c)

Exchange Act	Section 5.1(f)

Exchange Agent	Section 4.2(a)

Exchange Ratio	Section 4.1(a)

Fractional Securities Fund	Section 4.3

GAAP	Recitals

Governmental Entity	Section 9.10(d)

Hazardous Material	Section 5.1(q)

HSR Act	Section 5.1(f)

Indemnified Party	Section 6.8(a)

Knowledge	Section 9.10(e)

Lock-Up Agreement	Section 7.3(g)

Material Adverse Effect	Section 9.10(f)

Merger	Recitals

A-iii

Merger Consideration	Section 4.2(a)

Merger Sub	Introduction

NASDAQ	Section 6.5

Necessary Authorizations	Section 5.1(t)

NFCC	Section 6.1(b)(ii)

OTC	Section 5.1(p)

Parent	Introduction

Parent Disclosure Schedule	Section 5.2

Parent Financial Statements	Section 5.2(g)(ii)

Parent Intellectual Property Rights	Section 5.2(xi)

Parent Owned Software	Section 5.2(n)(x)

Parent SEC Reports	Section 5.2(g)(i)

Parent Shares	Section 4.1(a)

Parent Share Market Value	Section 9.10(g)

Parent Termination Fee	Section 8.5(c)

Parties	Introduction

PBGC	Section 5.1(m)(ii)

Person	Section 9.10(h)

Plan Affiliate	Section 9.10(i)

Proxy Statement	Section 6.4

Registration Statements	Section 5.1(k)

Representative	Section 6.2(b)

Restraints	Section 7.1(c)

Returns	Section 5.1(m)(i)

S-3 Registration Statement	Section 6.4

S-4 Registration Statement	Section 6.4

SEC	Section 4.8

Securities Act	Section 5.1(f)(i)

Significant Tax Agreement	Section 9.10(j)

Software	Section 9.10(k)

Stock Merger Exchange Fund	Section 4.2(a)

Subsidiary	Section 9.10(l)

Substitute Warrants	Section 4.1(d)

Superior Proposal	Section 6.2(f)(iii)

Surviving Corporation	Section 1.1

Tax	Section 9.10(m)

Taxes	Section 9.10(m)

Termination Fee	Section 8.5(b)

Third Party	Section 6.2(b)

Voting Agreement	Recitals

Washington Certificate of Merger	Section 1.3

WCBA	Section 1.1

EXHIBITS

Form of Voting Agreement	Exhibit A

By-laws of the Surviving Corporation	Exhibit B

Form of Employment Agreement — Morris	Exhibit C

Form of Employment Agreement — Loomis	Exhibit D

Form of Lock-Up Agreement	Exhibit E

A-iv

AGREEMENT AND PLAN OF MERGER

       AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of January 31, 2001, by and among PLATO LEARNING, INC., a Delaware corporation (“Parent”), WILC ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and WASATCH INTERACTIVE LEARNING CORPORATION, a Washington corporation (the “Company”). Parent, Merger Sub and the Company are referred to collectively herein as the “Parties”.

RECITALS

       WHEREAS, the Board of Directors of each of Parent and the Company have determined that it is in the best interests of each corporation and their respective stockholders that the parties consummate the business combination transaction provided for herein in which Merger Sub will merge with and into the Company (the “Merger”) and, in furtherance thereof, have approved this Agreement, the Merger and the transactions contemplated by this Agreement and declared the Merger advisable;

      WHEREAS, pursuant to the Merger, the issued and outstanding shares of common stock of the Company shall be converted into shares of common stock of Parent at the rate determined herein;

      WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder; and

      WHEREAS, in connection with and immediately prior to the execution and delivery of this Agreement, and as a condition to Parent’s willingness to enter into this Agreement, certain holders of Company Shares (as hereafter defined) are each entering into a stockholder voting agreement in the form attached as Exhibit A hereto (the “Voting Agreement”).

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the Parties hereby agree as follows:

ARTICLE I

THE MERGER; EFFECTIVE TIME; CLOSING

      1.1  The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law, as amended (the “DGCL”), and the Washington Business Corporation Act, as amended (the “WBCA”), at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL and the WBCA. The Company, as the surviving corporation after the consummation of the Merger, is sometimes hereinafter referred to as the “Surviving Corporation.”

      1.2  Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to Article VIII, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., local time, at the offices of Winston & Strawn, 35 W. Wacker Drive, Chicago, Illinois, on the first business day after all of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) to the obligations of the Parties to consummate the Merger as set forth in Article VII have been satisfied or waived (subject to applicable law), or such other date, time or place as is agreed to in writing by the Parties (the actual time and date of the Closing being referred to herein as, the “Closing Date”).

      1.3  Effective Time. Subject to the provisions of this Agreement, the Parties shall cause the Merger to be consummated on the close of business on the Closing Date by filing (i) the certificate of merger of Merger Sub and the Company with the Secretary of State of the State of Delaware (the “Delaware Certificate of Merger”) in such form as required by, and executed in accordance with, the relevant provisions of the DGLC and (ii) the articles of merger of Merger Sub and the Company with the Secretary of State of the State of Washington (the “Washington Certificate of Merger,” and together with the Delaware Certificate of Merger, the “Certificate of Mergers”) in such form as required by, and executed in accordance with, the relevant provisions of the WBCA, each as soon as practicable on or before the Closing Date. The Merger shall become effective at the close of business on the Closing Date or, if later, such time as the Certificate of Mergers are duly filed with the Secretary of State of Delaware and the Secretary of State of the State of Washington, as the case may be, or at such subsequent date or time as the Parties shall agree and specify in the Certificate of Mergers (the date and time the Merger becomes effective being hereinafter referred to as the “Effective Time”).

      1.4  Effect of the Merger. At and after the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL and WBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

ARTICLE II

CERTIFICATE OF INCORPORATION AND

BY-LAWS OF THE SURVIVING CORPORATION

      2.1  Certificate of Incorporation; Name. At and after the Effective Time, the articles of incorporation of the Merger Sub shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

      2.2  Bylaws. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

ARTICLE III

DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION AND PARENT

      3.1  Directors of the Surviving Corporation. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub as of the Effective Time will be the directors of the Surviving Corporation.

      3.2  Officers of the Surviving Corporation. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the officers of the Merger Sub as of the Effective Time will be the officers of the Surviving Corporation.

ARTICLE IV

MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER

      4.1  Share Consideration for the Merger; Conversion or Cancellation of Shares in the Merger. At the Effective Time, the manner of converting or canceling shares of the Company and Parent shall be as follows:

(a) Conversion of Company Stock. Each share of common stock, $0.0001 par value of the Company (“Company Shares”) issued and outstanding immediately prior to the Effective Time (excluding any Company Shares described in Section 4.1(b)), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive an aggregate amount (the “Exchange Ratio”) of validly issued, fully paid and non-assessable shares of common stock, $0.01 par value, of Parent (collectively, “Parent Shares”) equal to (i) (A) 12,000,000 divided by (B) the Parent Share Market Value (as hereafter defined) divided by (ii) the aggregate number of issued and outstanding Company Shares immediately prior to the Effective Time; provided, that fractional Parent Shares shall be paid for in accordance with this Section 4.1(a) and Section 4.3. All Company Shares to be converted into Parent Shares pursuant to this Section 4.1(a) shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and cease to exist, and each holder of a certificate representing any such Company Shares shall thereafter cease to have any rights with respect to such Company Shares, except the right to receive for each of the Company Shares, upon the surrender of such certificate in accordance with Section 4.2, the number of Parent Shares specified above and cash in lieu of fractional shares in accordance with the further provisions contained in Section 4.3.

(b) Cancellation of Parent Owned and Treasury Stock. All of the Company Shares that are owned by Parent, any direct or indirect wholly-owned subsidiary of Parent or by the Company as treasury stock shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no Parent Shares or other consideration shall be delivered in exchange therefor.

(c) Stock of Merger Sub. Each share of common stock, $0.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into and exchanged for one (1) validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation. Each stock certificate representing any shares of Merger Sub shall continue to represent ownership of such shares of capital stock of the Surviving Corporation.

(d) Outstanding Warrants. Each outstanding warrant to purchase Company Shares (each, a “Company Warrant”) prior to the Effective Time and which remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire Company Shares and shall be converted automatically, at the Effective Time (in accordance with the further provisions contained in Section 6.19), into and represent a warrant to purchase, on the same terms and conditions as were applicable under the Company Warrant (taking into account any changes thereto), Parent Shares (“Substitute Warrants”), and Parent shall assume each such Substitute Warrant subject to the terms of the agreements evidencing grants thereunder (the “Company Warrant Agreements”), provided, however, that from and after the Effective Time: (i) the number of Parent Shares purchasable upon exercise of the Substitute Warrant shall be equal to the number of Parent Shares that were purchasable under the Substitute Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share, and (ii) the per share exercise price under each Substitute Warrant shall be adjusted by dividing the per share exercise price of each Substitute Warrant by the Exchange Ratio, rounded up to the nearest cent. The terms of each Substitute Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Parent Shares subsequent to the Effective Time.

(e) Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding Company Shares or Parent Shares shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Exchange Ratio shall be appropriately adjusted to provide to the holders of Company Shares the same economic effect as contemplated by this Agreement prior to such event.

      4.2  Payment for Shares in the Merger. The manner of making payment for Shares in the Merger shall be as follows:

(a) Exchange Agent. On or prior to the Closing Date, Parent shall appoint a commercial bank or trust company having net capital of not less than $300,000,000 or a wholly-owned subsidiary thereof to act as exchange agent (the “Exchange Agent”) hereunder for the purposes of exchanging certificates for Company Shares. At or prior to the Effective Date, Parent shall deposit with the Exchange Agent in trust for the benefit of the holders of Company Shares, a sufficient number of certificates representing the Parent Shares required to effect the delivery of the aggregate consideration in Parent Shares and cash for the fractional Parent Shares required to be delivered pursuant to Sections 4.1 and 4.3(collectively, the “Merger Consideration,” and the certificates representing the Parent Shares comprising the Merger Consideration being referred to hereinafter as the “Stock Merger Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration out of the Stock Merger Exchange Fund and the Fractional Securities Fund (as hereafter defined). The Stock Merger Exchange Fund and the Fractional Securities Fund shall not be used for any purpose other than as set forth herein.

(b) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of outstanding Company Shares (i) a form of letter of transmittal, in a form reasonably satisfactory to the Parties and (ii) instructions for use in effecting the surrender of the certificates representing Company Shares (“Certificates”) for payment therefor. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and any other documents as may be required by the Exchange Act, the holder of such Certificate shall be entitled to receive in exchange for each of the Company Shares represented by the Certificates held of record by such holder (1) one or more Parent Shares (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of Parent Shares that such holder has the right to receive pursuant to Section 4.1(a) and (2) a check in the amount equal to the cash that such holder has the right to receive in lieu of any fractional Parent Shares pursuant to Sections 4.1 and 4.3. No interest will be paid or will accrue on any cash payable pursuant to Sections 4.1 and 4.3. The Certificates so surrendered pursuant to this Section 4.2(b) shall forthwith be canceled. Until so surrendered, such Certificates shall represent solely the right to receive the Merger Consideration allocable to such Certificates.

(c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions that are declared or made with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares that such holder would be entitled to receive by reason of the Merger upon surrender of such Certificate and no cash payment in lieu of fractional Parent Shares shall be paid to any such holder pursuant to Sections 4.1 and 4.3 until such holder shall surrender such Certificate. Subject to the effect of applicable law, following surrender of any such Certificate, there shall be paid to such holder of Parent Shares issuable in exchange therefor, without interest, (i) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional Parent Shares to which such holder is entitled pursuant to Sections 4.1 and 4.3 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid prior to the time of such surrender with respect to such whole Parent Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Parent Shares. Any dividends or other distributions that are payable with respect to Parent Shares deliverable upon surrender of unexchanged Certificates shall be deposited by Parent in the Stock Merger Exchange Fund.

(d) Transfers of Ownership. If any certificate representing Parent Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

(e) No Liability. Neither the Exchange Agent nor any of the Parties shall be liable to a holder of Company Shares for any Parent Shares or dividends thereon, or, in accordance with Sections 4.1 and 4.3, cash in lieu of fractional Parent Shares, delivered to a public official pursuant to applicable abandoned property, escheat or similar law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such Parent Shares for the account of the Persons entitled thereto.

(f) Termination of Funds. Subject to applicable law, any portion of the Stock Merger Exchange Fund and the Fractional Securities Fund which remains unclaimed by the former stockholders of the Company for six months after the Effective Time shall be delivered to Parent or as otherwise directed by Parent, and any former stockholder of the Company shall thereafter look only to Parent for payment of their applicable claim for the Merger Consideration for their Company Shares. Any such portion of the Stock Merger Exchange Fund and the Fractional Securities Fund remaining unclaimed by holders of Company Shares five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity having jurisdiction thereover) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

(g) No Further Ownership Rights in Company Shares. All Parent Shares issued and cash paid upon conversion of Company Shares in accordance with the terms of this Article IV (including any cash paid pursuant to Sections 4.1 and 4.3) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Company Shares.

      4.3  Cash For Fractional Parent Shares. No certificates or scrip or shares of Parent Shares representing fractional Parent Shares or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of Parent Shares. Notwithstanding any other provision of this Agreement, each holder of Company Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fractional Parent Share (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) in an amount equal to the product of (i) the fractional interest of a Parent Share to which such holder otherwise would have been entitled multiplied by (ii) the Parent Share Market Value (the cash comprising such aggregate payments in lieu of fractional Parent Shares being hereinafter referred to as the “Fractional Securities Fund”).

      4.4  Transfer of Shares after the Effective Time. No transfers of Company Shares shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

      4.5  Investment of the Stock Merger Exchange Fund and Fractional Securities Fund. The Exchange Agent shall invest any cash included in the Stock Merger Exchange Fund and the Fractional Securities Fund in obligations of, or guaranteed by, the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investor Services or Standard & Poor’s Corporation, respectively, in each case with maturities not exceeding seven days; provided, that no such investment or loss thereon shall affect the amounts payable to Company stockholders pursuant to Article IV and the other provisions of this Agreement. Any interest and other income resulting from such investments shall promptly be paid to Parent.

      4.6  Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation (or Parent, as applicable), the posting by such Person of a bond in such reasonable amount as the Surviving Corporation (or Parent, as applicable) may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Company Shares formerly represented thereby and unpaid dividends and distributions on Parent Shares deliverable in respect thereof, pursuant to and in accordance with the terms of this Agreement.

      4.7  Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, as applicable, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

      4.8  Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Company Shares that are issued and outstanding immediately prior to the Effective Time and are held by stockholders of the Company who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 23B.13.230 of the WBCA (the “Dissenting Stockholders”) shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such stockholders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the WBCA. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Merger Consideration, attempted withdrawals of such demands and any other instruments served pursuant to the WBCA and received by the Company relating to stockholders’ rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the WBCA. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, then (i) as of the occurrence of such event, such holder’s Company Shares shall be converted into and represent the right to receive the Parent Shares issuable pursuant to Section 4.1, and (ii) promptly following the occurrence of such event, Parent shall deliver to the Exchange Agent the Merger Consideration to which such holder is entitled pursuant to Section 4.1.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

      5.1  Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Merger Sub that the statements contained in this Section 5.1 are true and correct, except to the extent specifically set forth on the disclosure schedule delivered by the Company to Parent and Merger Sub (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the letter and numbered paragraphs contained in this Section 5.1, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Section 5.1 or other paragraphs or sections to which it is clearly apparent (from a plain reading of the disclosure) that such disclosure relates.

(a) Corporate Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to so qualify or be in good standing as a foreign corporation would not have a Material Adverse Effect on the Company. The Company has all requisite power and authority (corporate or otherwise) to own, lease and operate its properties and to carry on its business as it is now being conducted except where failure to have such power and authority would not have a Material Adverse Effect on the Company. The copies of articles of incorporation and bylaws of the Company which were previously furnished or made available to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement.

(b) Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 100,000,000 shares of common stock, $0.0001 par value per share, of which 8,636,482 shares were issued and outstanding. Since November 15, 2000 to the date of this Agreement, there have been no issuances of Company Shares or any other securities of the Company other than issuances of Company Shares pursuant to options or rights outstanding as of November 15, 2000 under the stock option plans of the Company identified in Section 5.1(b) of the Company Disclosure Schedule (the “Company Option Plans”). All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive or similar rights. The Company has no outstanding stock appreciation rights, phantom stock, restricted stock or similar rights. The Company does not own any interest in, or securities of, any Person and there are no subsidiaries of the Company. As of the date of this Agreement, except for options to purchase 895,000 Company Shares issued pursuant to the Company Option Plans, there are no outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character to which the Company is a party, or by which the Company may be bound, requiring it to issue, transfer, grant, sell, purchase, redeem or acquire any shares of capital stock or any of its securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company. Section 5.1(b) of the Company Disclosure Schedule sets forth a complete and correct list, as of the date hereof, of the holders of all Company Options (as hereafter defined) and the number of Company Shares subject to all outstanding options to purchase Company Shares (each, a “Company Option”), warrants or other rights to purchase or receive Company Shares granted under the Company Option Plans, warrants or otherwise, the dates of grant, the terms of vesting and the exercise prices thereof. No options or warrants or other rights to acquire capital stock from the Company have been issued or granted or accelerated or had their terms modified since November 15, 2000 to the date of this Agreement. The transactions contemplated by this Agreement will accelerate the vesting of all the outstanding Company Options. The Company has the power and right not to issue additional options under the Company Option Plans without any liability. No bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote are issued or outstanding. Except as otherwise set forth in this Section 5.1(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. Except for the Voting Agreement, there are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting of any shares of the capital stock of the Company. No existing rights with respect to the registration of Company Shares under the Securities Act, including, but not limited to, demand rights or piggy-back registration rights, shall apply with respect to any Parent Shares issuable in connection with the Merger.

(c) [Intentionally Omitted]

(d) Authority Relative to this Agreement. The Board of Directors of the Company has declared the Merger fair and advisable for the Company’s stockholders and the Company has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and, subject to the approval of the Merger by the stockholders of the Company in accordance with the WBCA, to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of the Merger by the stockholders of the Company in accordance with the WBCA). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(e) Present Compliance with Obligations and Laws. The Company is not: (i) in violation of its articles of incorporation or bylaws or similar documents; (ii) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice, or both) affords to any Person the right to accelerate any indebtedness or terminate any right; (iii) in default under or breach of (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound; or (iv) in violation of any law, regulation, administrative order or judicial order, decree or judgment (domestic or foreign) applicable to it or its business or assets, except where any violation, default or breach under clauses (iii) or (iv) would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(f) Consents and Approvals; No Violation.

(i) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will: (A) conflict with or result in any breach of any provision of its articles of incorporation or bylaws; (B) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any Governmental Entity, except (I) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (II) pursuant to the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (III) the filing of the applicable certificates evidencing the Merger pursuant to the DGCL and WBCA and appropriate documents with the relevant authorities of other states in which the Company is authorized to do business, (IV) as may be required by any applicable state securities or “blue sky” laws, or (V) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not, individually or in the aggregate, have a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement; (C) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which the Company is a party or by which any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation, or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not have a Material Adverse Effect on the Company; (D) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which would have a Material Adverse Effect on the Company; or (E) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 5.1(f) are duly and timely obtained or made and the approval of the Merger by the stockholders of the Company in accordance with WBCA has been obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or to any of their respective assets, except for violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(ii) The business and operations of the Company have been conducted in compliance with all applicable domestic and foreign statutes, regulations and rules regulating such business and operations except where the failure to so conduct such business and operations would not, individually or in the aggregate, have a Material Adverse Effect on the Company or to prevent, materially hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

(g) Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company that, alone or in the aggregate, would be reasonably likely to result in obligations or liabilities of the Company that would have a Material Adverse Effect on the Company. The Company is not subject to any outstanding order, writ, injunction or decree which (i) has or may have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of the business by the Company, or Company’s ability to perform its obligations under this Agreement or (ii) insofar as can be reasonably foreseen, individually or in the aggregate, would have a Material Adverse Effect on the Company.

(h) SEC Reports; Financial Statements.

(i) Since November 30, 2000 the Company has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (the “Company SEC Reports”). None of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) The balance sheets and the related statements of income, stockholders’ equity and cash flow (including the related notes thereto) of the Company included in the Company SEC Reports (collectively, the “Company Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and present fairly the financial position of the Company as of their respective dates and the results of its operations and its cash flow for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments). Since November 30, 2000, there has not been any material change by the Company in accounting principles, methods or policies for financial accounting purposes except as required by concurrent changes in GAAP.

(i) No Liabilities; Absence of Certain Changes or Events. The Company does not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), and there is no reasonable basis for the assertion of any material claim or liability of any nature against the Company, except for liabilities (i) which are fully reflected in, reserved against or otherwise described in the Company Financial Statements for the period ending November 30, 2000, (ii) which have been incurred after November 30, 2000 in the ordinary course of business, consistent with past practice, or (iii) which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Since November 30, 2000, the business of the Company has been carried on only in the ordinary and usual course, and there has not been any Material Adverse Effect on the Company.

(j) Brokers and Finders. The Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

(k) S-3 Registration Statement, S-4 Registration Statement and Proxy Statement/ Prospectus. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the S-3 Registration Statement (as hereafter defined), the S-4 Registration Statement (as hereafter defined) or the Proxy Statement (as hereafter defined, and together with S-3 Registration Statement and S-4 Registration Statement, the “Registration Statements”) will (i) in the case of each of the Registration Statements, at the time they become effective or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company or its officers and directors should occur which is required to be described in an amendment of, or a supplement to, the Registration Statements, the Company shall promptly inform Parent, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. Each of the Registration Statements will (with respect to the Company) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. The Proxy Statement will (with respect to the Company) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing provisions of this Section 5.1(k), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Registration Statements based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

(l) Taxes.

(i) The Company has timely filed all federal, state, local and foreign returns, information, statements, and reports relating to Taxes (“Returns”) required by applicable Tax law to be filed by the Company, except for any such failures to file that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All Taxes owed by the Company to a taxing authority, or for which the Company is liable, whether to a taxing authority or to other Persons or entities under a Significant Tax Agreement, as of the date of this Agreement, have been paid and, as of the Effective Time, will have been paid, except for any such failure to pay that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has made accruals for Taxes on the Company Financial Statements which are adequate to cover any Tax liability of the Company determined in accordance with generally accepted accounting principles through the date of the Company Financial Statements, except where failures to make such accruals or provisions would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(ii) Except to the extent that any such failure to withhold would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Company has (A) withheld with respect to its employees all federal, state, local and foreign income taxes, FICA, FUTA and other Taxes required to be withheld, (B) paid all employer contributions and premiums and (C) filed all federal, state, local and foreign returns and reports with respect to employee income tax, withholding, social security and unemployment taxes and premiums.

(iii) There is no Tax deficiency outstanding, proposed or assessed against the Company, except any such deficiency that, if paid, would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has not executed or requested any waiver of any statute of limitations on or extending the period for the assessment or collection of any federal or material state, local or foreign Tax that is still in effect.

(iv) No federal, state, local or foreign Tax audit or other examination of the Company is presently in progress, nor has the Company been notified in writing of any request for such federal or material state, local or foreign Tax audit or other examination, except in all cases for Tax audits and other examinations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has not entered into any closing agreement or other agreement which affects any Taxes of the Company for any taxable year ending after the Effective Date.

(v) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

(vi) The Company is not a party to (A) any agreement with a party other than the Company providing for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Return which Return includes or included the Company or (B) any Significant Tax Agreement other than any Significant Tax Agreement described in clause (A). The Company is not a party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal income tax purposes.

(vii) The Company has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code.

(viii) The Company has not agreed to make nor is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise which have not yet been taken into account. Neither the Internal Revenue Service nor any other agency has proposed to the Company any such adjustment or change. The Company does not have any application for accounting method changes pending with any taxing authorities that affect any taxable year ending after the Effective Date.

(ix) The Company is not, and has not at any time been, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code.

(x) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment by the Company of any amount that would not be deductible by reason of Section 280G of the Code.

(xi) No asset of the Company is tax-exempt use property under Section 168(h) of the Code. No portion of the cost of any asset of the Company has been financed directly or indirectly from the proceeds of any tax-exempt state or local government obligation described in Section 103(a) of the Code. None of the assets of the Company is property that the Company is required to treat as being owned by any other person pursuant to the safe harbor lease provision of former Section 168(f)(8) of the Code.

(xii) The Company does not have nor has it ever had a permanent establishment in any foreign country or engages or has engaged in a trade or business in any foreign country.

(xiii) Neither the Code nor any other provision of law requires Parent or Merger Sub to withhold any portion of the Merger Consideration.

(xiv) In the past five years, the Company has not been a party to a transaction that has been reported as a reorganization within the meaning of Section 368 of the Code other than as set forth on Section 5.1(l)(xiv) of the Company Disclosure Schedule, distributed a corporation (or been distributed) in a transaction that is reported to qualify under Section 355 of the Code.

(xv) Section 5.1(l)(xv) of the Company Disclosure Schedule sets forth the amount of any net operating loss, net capital loss, unused investment credit, unused foreign tax, or excess charitable contribution allocable to the Company.

(m) Employee Benefits.

(i) Section 5.1(m)(i) of the Company Disclosure Schedule lists each “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), “employee welfare benefit plan” (as such term is defined in Section 3(1) of ERISA), material personnel or payroll policy (including, but not limited to, vacation time, holiday pay, service awards, moving expense reimbursement programs and sick leave) or material fringe benefit, severance agreement or plan or any medical, hospital, dental, vision care, life or disability plan, excess benefit plan, bonus, stock option, stock purchase or other incentive plan (including any equity or equity-based plan), top hat plan or deferred compensation plan, salary reduction agreement (including, but not limited to, cafeteria benefit or dependent care), change-of-control agreement, employment agreement, consulting agreement, or collective bargaining agreement, indemnification agreement, retainer agreement, or any other material benefit plan, policy, program, arrangement, agreement or contract, whether or not written or terminated, with respect to any employee, former employee, director, independent contractor or any beneficiary or dependent thereof maintained, sponsored, adopted or administered by the Company or any former subsidiary or to which the Company or any current or former Plan Affiliate, or under or with respect to which the Company or any Plan Affiliate could reasonably be expected to have any liability, including (but not limited to) any plan subject to Section 412 of the Code, or any plan with any remaining liability or benefit obligation, that has been terminated by Company. Each plan, policy, program, arrangement, agreement or contract described in the preceding sentence, whether or not set forth in Section 5.1(m) of the Company Disclosure Schedule on the Company Financial Statement, is referred to in this Agreement as a “Company Scheduled Plan”.

(ii) The Company has delivered or made available to Parent a complete and accurate copy of each written Company Scheduled Plan, together with, if applicable: a copy of its audited financial statements, actuarial reports and Form 5500 Annual Reports (including required schedules), if any, for the three most recent plan years; the most recent IRS determination letter or IRS recognition of exemption; each other material letter, ruling or notice issued by a governmental body with respect to each such plan; a copy of each trust agreement, insurance contract or other funding vehicle, if any, with respect to each such plan; the three most recent PBGC Forms 1 filed with respect to each such plan; the current summary plan description and summary of material modifications thereto with respect to each such plan; Form 5310 and any related filings with the Pension Benefit Guaranty Corporation (together with any entity succeeding to any or all of its functions, “PBGC”) with respect to the last three (3) plan years for which those filings have yet been made; the general notification to employees of their rights under Code Section 4980B and form of letter distributed upon the occurrence of a qualifying event described in Code Section 4980B; and a copy or description of each other general explanation or written or oral communication which describes a material term of each Company Scheduled Plan that has not previously been disclosed to Parent pursuant to this Section 5.1(m). Section 5.1(m)(ii) of the Company Disclosure Schedule contains a description of the material terms of any unwritten Company Scheduled Plan. Except as set forth in Section 5.1(l) of the Company Disclosure Schedule, there are no negotiations, demands or proposals which are pending or threatened which concern matters now covered, or that would be covered, by any unwritten Company Scheduled Plan.

(iii) The representations in this Section 5.1(m)(iii) cover compliance issues with respect to the Company Scheduled Plans.

(1) Each Company Scheduled Plan (A) has complied and currently complies in form and in operation in all material respects with all applicable requirements of ERISA and the Code, and any other legal requirements; (B) has been and is operated and administered in compliance with its terms (except as otherwise required by law); (C) has been and is operated in compliance with applicable legal requirements in such a manner as to qualify, where appropriate, for both Federal and state purposes, for income tax exclusions to its participants, income tax exemption, tax-exempt income for its funding vehicle, and the allowance of deductions and credits with respect to contributions thereto; and (D) with respect to each Scheduled Company Plan that is intended to be tax-qualified under Section 401(a) of the Code, has received a favorable determination letter or recognition of exemption from the Internal Revenue Service, and, to the knowledge of the Company, has experienced or presented no circumstances that would adversely affect its tax-qualified status.

(2) With respect to each Company Scheduled Plan, there are no claims or other proceedings pending or, to the knowledge of the Company, threatened with respect to the assets thereof (other than routine claims for benefits), and there are no facts known to the Company which could reasonably give rise to any material liability, claim or other proceeding against any Company Scheduled Plan, any fiduciary or plan administrator or other Person dealing with any Company Scheduled Plan or the assets of any such Company Scheduled Plan.

(3) With respect to each Company Scheduled Plan, to the knowledge of the Company, no Person: (A) has entered into any “prohibited transaction,” as such term is defined in Section 406 of ERISA or Section 4975 of the Code; (B) has materially breached a fiduciary obligation or violated Sections 402, 403, 405, 503, 510 or 511 of ERISA; (C) has any material liability for any failure to act or comply in connection with the administration or investment of the assets of the plan; or (D) has engaged in any transaction or otherwise acted with respect to the plan in a manner that could subject Parent, or any fiduciary or plan administrator or any other Person dealing with the plan, to material liability under Section 409 or 502 of ERISA or Sections 4972 or 4976 through 4980B of the Code.

(4) Except as set forth in Section 5.1(m)(iii) of the Company Disclosure Schedule, each Company Scheduled Plan may be amended, terminated, modified or otherwise revised by the Company or Parent, as provided in the Company Scheduled Plan as so amended, on and after the Closing, without (A) further material liability to the Company or Parent (excluding ordinary administrative expenses and routine claims for benefit plans), including, but not limited to, any withdrawal liability under ERISA for any multiemployer plan or any liability under any Company Scheduled Plan subject to Title IV of ERISA or (B) additional vesting or acceleration of such benefits.

(5) None of the Company or any current or former Plan Affiliate has at any time participated in, made contributions to or had any other liability with respect to any Company Scheduled Plan that is a “multiemployer plan” as defined in Section 4001 of ERISA, a “multiemployer plan” within the meaning of Section 3(37) of ERISA, a “multiple employer plan” within the meaning of Section 413(c) of the Code, a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA or any pension plan (within the meaning of Section 3(2) of ERISA) that is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

(6) Except as set forth in Schedule 5.1(m)(iii) of the Company Disclosure Schedule, there is no agreement, contract or arrangement to which Company is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code.

(7) No Company Scheduled Plan provides, reflects or represents any liability to provide retiree medical or other post-employment welfare benefits to any person for any reason, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or other applicable continuation coverage statute, and neither the Company nor any Plan Affiliate has ever represented, promised or contracted (whether in oral or written form) to any current or former employee, consultant or director (either individually or as a group) or any other person that any current or former employee(s) or other person would be provided with retiree medical or other post-employment welfare benefit, except to the extent required by an applicable continuation coverage statute like COBRA.

(8) No Company Scheduled Plan has incurred an “accumulated funding deficiency,” as that term is defined in Section 302 of ERISA or Section 412 of the Code, whether or not waived, or has posted or is required to provide security under Code Section 401(a)(29) or Section 307 of ERISA. No event has occurred that has or could result in the imposition of a lien under Code Section 412 or Section 302 of ERISA, nor has any liability to the PBGC (except for payment of premiums) been incurred nor any reportable event within the meaning of Section 4043 of ERISA occurred with respect to any Company Scheduled Plan. The PBGC has not threatened or taken steps to institute the termination of any Company Scheduled Plan.

(9) The requirements of COBRA and the Health Insurance Portability and Accountability Act, the requirements of the Family and Medical Leave Act of 1993, as amended, the requirements of the Women’s Health and Cancer Rights Act, the requirements of the Newborns’ and Mothers’ Health Protection Act of 1996, and any amendment to each such act, and any similar provisions of state law applicable to the employees or other individuals providing services to the Company or Plan Affiliate, have, in all material respects, been satisfied with respect to each Company Scheduled Plan.

(10) All contributions, payments, premiums, expenses, reimbursements and accruals for all periods ending prior to the Closing for each Company Scheduled Plan (including periods from the first day of the current plan year to the Closing) shall have been timely made (if then due) or accrued on the Company financial statements (if not yet due) in accordance with generally applied accounting principles, including FAS 87, 88, 106 and 112. No Company Scheduled Plan has or could have any unfunded liability (including benefit liabilities as defined in Section 4001(a)(16) of

ERISA) that is not reflected on the Company financial statements. The same shall be true for all periods ending as of the Closing for each Company Scheduled Plan.

(11) Neither the Company nor a Plan Affiliate has any liability (A) for the termination of any single employer plan under Section 4062 of ERISA or any multiple employer plan under Section 4063 of ERISA, (B) for any lien imposed under Section 302(f) of ERISA or Section 412(n) of the Code, (C) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code, (D) for any excise tax imposed by Code Sections 4971, 4972, 4977, or 4979, or (E) for any minimum funding contributions under Section 302(c)(11) of ERISA or Code Section 412(c)(11).

(12) All the Company Scheduled Plans to the extent applicable, are in compliance with Section 1862(b)(1)(A)(i) of the Social Security Act and neither the Company nor any Plan Affiliate has any liability for any excise tax imposed by Code Section 5000.

(13) With respect to any Company Scheduled Plan which is a welfare plan as defined in Section 3(1) of ERISA: (A) each such welfare plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code materially meets such requirements and (B) there is no disqualified benefit (as that term is defined in Code Section 4976(b)) which would subject the Company or any Plan Affiliate to a tax under Code Section 4976(a).

(iv) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or in conjunction with any other event, such as termination of employment) (A) entitle any current or former employee of the Company or a Plan Affiliate to severance pay, unemployment compensation or any other payment or benefit, (B) accelerate the time of payment or vesting of any payment (other than for a terminated or frozen tax-qualified plan, pursuant to a requirement herein to freeze or terminate that plan), cause the forgiveness of any indebtedness, or increase the amount of any compensation due to any current employee or former employee of the Company or a Plan Affiliate, or (C) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available. No individual who is a party to an employment or change of control agreement listed in the Company Disclosure Schedule has terminated employment or has been terminated.

(v) There has been no amendment to, written interpretation or announcement (whether written or otherwise) by the Company or other Plan Affiliates relating to, or change in participation or coverage under, any Company Scheduled Plan that would materially increase the expense of maintaining that plan above the level of expense incurred with respect to that plan for the most recent fiscal quarter included in the Company Financial Statements.

(n) Company Intangible Property.

(i) Company owns, or possesses a valid and enforceable license or otherwise possesses legally enforceable rights to use, all Company Intellectual Property Rights (as hereafter defined) that are necessary to conduct the business of the Company as currently conducted or planned to be conducted and has no restriction on the rights to use the same.

(ii) Section 5.1(n)(ii) of the Company Disclosure Schedule contains a list and description (showing in each case the registered or other owner, registration, application or issue date and number, if any) of all Company Intellectual Property Rights.

(iii) Section 5.1(n)(iii) of the Company Disclosure Schedule contains a list and description (showing in each case any licensee) of all Software (as hereafter defined) owned by or licensed to the Company excluding Software licensed to the Company having a fee less than five hundred dollars ($500).

(iv) Section 5.1(n)(iv) of the Company Disclosure Schedule contains a list and description (showing in each case the parties thereto and the material terms thereof) of all material agreements, contracts, licenses, sublicenses, assignments and indemnities which relate to (A) any copyright, patent right, servicemark or trademark listed in Section 5.1(n)(ii) of the Company Disclosure Schedule, (B) any trade secrets owned by, licensed to or used by the Company or (C) any Software listed in Section 5.1(n)(iii) of the Company Disclosure Schedule.

(v) The Company is not nor will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach in any material respect of any license, sublicense or other agreement relating to the Company Intellectual Property Rights or any license, sublicense or other agreement pursuant to which the Company is authorized to use any third party patents, trademarks or copyrights, including Software, which are used in the manufacture of, incorporated in, or form a part of any product of the Company. All such agreements of the Company are listed in Section 5.1(n)(v)of the Company Disclosure Schedule.

(vi) (A) All patents, registered trademarks, service marks and copyrights held by the Company are valid and enforceable and any and all applications to register any unregistered copyrights, patent rights, servicemarks and trademarks to identified are pending and in good standing; and (B) the Company has the sole and exclusive right to bring actions for infringement or unauthorized use of the Company Intellectual Property Rights and Software owned by the Company, and the Company has no knowledge of any basis for any such action. The Company has not been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, service mark or copyright or the violation of any trade secret or other proprietary rights of any third party. The conduct of the business of the Company does not violate or infringe any intellectual property rights owned or controlled by any third party, and there are no claims, proceedings or actions pending or, to the knowledge of the Company, threatened against the Company (A) alleging that the Company’s activities infringe upon, violate or otherwise constitute the unauthorized use of any intellectual property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Company Intellectual Property Rights, nor is there a valid basis for any such claim.

(vii) The Company has taken reasonable measures to safeguard and maintain their proprietary rights in all Company Intellectual Property Rights owned by the Company. There has been no disclosure of any trade secret of the Company to any third party, other than pursuant to valid, enforceable, written non-disclosure agreements.

(viii) The completion of the transactions contemplated by this Agreements will not alter or impair the right of the Company to use any of the Company Intellectual Property Rights.

(ix) All Company Intellectual Property Rights owned by the Company have been (A) acquired from a person or entity having full, effective and exclusive ownership thereof, (B) developed or created by employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company or any predecessor in interest thereof either: (1) with respect to copyrightable materials, is a party to a “work-for-hire” agreement under which the Company or any predecessor in interest thereof is deemed to be the original owner/ author of all property rights therein; or (2) with respect to copyrightable or patentable materials or materials subject to trade secret protection, has executed an assignment or an agreement to assign in favor of the Company or any predecessor in interest thereof, of all right, title and interest in such material.

(x) Correct and complete copies of: (A) registrations for all registered copyrights, issued patents, and registered trademarks identified in Section 5.1(n)(ii); and (B) all pending applications to register unregistered copyrights, patent rights and trademarks identified in Section 5.1(n)(ii) of the Company Disclosure Schedule as being owned by the Company (together with any subsequent correspondence or filings relating to the foregoing) have heretofore been delivered by the Company to the Parent.

(xi) Excluding the Software identified in Section 5.1(n)(xi)of the Company Disclosure Schedule, (A) the Software owned or exclusively licensed by the Company is not subject by agreement to any transfer, assignment, site, equipment, or other operational limitations; (B) the Company has maintained and protected the Software that it owns (the “Company Owned Software”) (including, without limitation, all source code and system specifications) with appropriate proprietary notices (including, without limitation, the notice of copyright in accordance with the requirements of 17 U.S.C. § 401), confidentiality and non-disclosure agreements and such other measures as are reasonably necessary to protect the proprietary, trade secret or confidential information contained therein; (C) the Owned Software has been registered or is eligible for protection and registration under applicable U.S. copyright law and has not been forfeited to the public domain; (D) the Company has copies of all releases or separate versions of the Company Owned Software so that the same may be subject to registration in the United States Copyright Office; (E) the Company has complete and exclusive right, title and interest in and to the Company Owned Software; (F) the Company has developed the Company Owned Software through its own efforts and for its own account; (G) the Company Owned Software does not infringe any copyright of any other Person; (H) any Company Owned Software includes the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary, explanation, program (including compilers), workbenches, tools, and higher level (or “proprietary”) language used for the development, maintenance, implementation and use thereof, so that a trained computer programmer could develop, maintain, support, compile and use all releases or separate versions of the same that are currently subject to maintenance obligations by the Company; and (i) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Company Owned Software by any other Person.

(xii) “Company Intellectual Property Rights” means any or all of the following and all rights in, arising out of, or associated therewith, whether registered or unregistered, as applicable: (i) United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) inventions and discoveries (whether or not patentable), disclosures, trade secrets, formulae, methods, proprietary information, know-how technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications therefor and all other corresponding rights thereto throughout the world; (iv) industrial designs and any registrations and applications therefor throughout the world; (v) trade names, logos, common law trademarks and service marks; trademark and servicemark registrations and applications therefor and all goodwill associated therewith throughout the world, (vi) data bases and data collections and all rights therein throughout the world; (vii) all Software, all Web addresses, sites and domain names; (viii) any similar corresponding or equivalent rights to any one of the foregoing; and (ix) all documentation directly related to any of the foregoing.

(o) Agreements, Contracts and Commitments; Material Contracts. Except as set forth in the Section 5.1(o) of the Company Disclosure Schedule, as of the date of this Agreement, the Company is not a party to or bound by:

(i) any contract relating to the borrowing of money, the guaranty of another Person’s borrowing of money, or the creation of an encumbrance or lien on the assets of the Company and with outstanding obligations in excess of $100,000;

(ii) any employment or consulting agreement, contract or commitment with any officer, director or other principal employee. Attached hereto as Section 5.1(o) of the Company Disclosure Schedule is a list of the top five compensated officers or employees as of the last fiscal year ended and their current salary;

(iii) any agreement of indemnification or guaranty by the Company not entered into in the ordinary course of business other than indemnification agreements between the Company and any of its officers or directors in standard forms as filed by the Company with the SEC;

(iv) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or conduct business in any geographical area, compete with any person;

(v) any joint venture, partnership, and other contract (however named) involving a sharing of profits or losses by the Company with any other Person;

(vi) any contract for capital expenditures in excess of $50,000;

(vii) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business;

(viii) any agreement, contract or commitment for the purchase of any ownership interest in any corporation, partnership, joint venture or other business enterprise for consideration in excess of $50,000, in any case, which includes all escrow and earn-out agreements with outstanding obligations; or

(ix) any other material contract or agreement of the Company and that involves payment of $50,000 or more not otherwise listed in any other section of the Company Disclosure Schedule.

      A true and complete copy (including all amendments) of each contract or other agreement required to be disclosed by this Section 5.1(o) (a “Company Material Contract”) (or if standard forms are used, copies of the applicable forms with an indication of any material differences from the actual listed Company Material Contract), or a summary of each oral contract, has been made available to Parent. Each Company Material Contract is in full force and effect, and is a legal, valid and binding obligation of the Company and, to the knowledge of the Company, each of the other parties thereto, enforceable in accordance with its terms against the Company, except (a) that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (b) as would not, individually or in the aggregate, result in a Material Adverse Effect on the Company. No condition exists or event has occurred which (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by the Company of the Company or, to the knowledge of the Company, any other party thereto under, or result in a right in termination of, any Company Material Contract, except as would not, individually or in the aggregate, result in a Material Adverse Effect on the Company. Except as provided for herein, at the Effective Time, no Person will have the right, by contract or otherwise, to become, nor does any entity have the right to designate or cause the Company to appoint a Person as, a director of the Company.

(p) Listings. The Company’s securities are not listed or quoted for trading on any U.S. domestic or foreign securities exchange other than the NASD OTC Bulletin Board (the “OTC”).

(q) Environmental Matters. Except as disclosed in Section 5.1(q) of the Company Disclosure Schedule, (i) the Company and the operations, assets and properties thereof are in material compliance with all Environmental Laws and, to the Company’s knowledge, any operations, assets and properties formerly owned or leased by the Company were in material compliance with all Environmental Laws during the Company’s period of ownership or operation; (ii) there are no judicial or administrative actions, claims, suits, judgments, orders, decrees, proceedings, information requests or investigations pending or, to the knowledge of the Company, threatened against the Company alleging the violation of or liability under any Environmental Law and the Company has not received notice from any Governmental Entity or Person alleging any violation of or liability under any Environmental Laws; (iii) to the knowledge of the Company after due inquiry, there are no facts, circumstances or conditions relating to, arising from, associated with or attributable to the Company or any real property currently or previously owned, operated or leased by the Company that could reasonably be expected to result in material Environmental Costs and Liabilities; and (iv) the Company has never generated, transported, treated, stored, recycled, handled, disposed of or released or threatened to release any Hazardous Material at any site, location or facility in a manner that has created, or, to the knowledge of the Company, could create any material Environmental Costs and Liabilities, and no such Hazardous Material has been or is currently present on, in, at or under any real property owned, leased or used by the Company in a manner that could create any material Environmental Costs and Liabilities. The Company has provided to Parent and Merger Sub any and all documents, correspondence, pleadings, reports, (including, without limitation, environmental site assessment reports and compliance audits), assessments, analytical results, permits, or other records concerning Environmental Laws, Hazardous Materials or other environmental subjects related to the Company or any real property currently or previously owned, operated or leased. For the purpose of this Section 5.1(q), the following terms have the following definitions: (X) “Environmental Costs and Liabilities” means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, liens, actions, claims, diminutions in value, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies, remedial or removal actions and cleanup activities) arising from or under or relating to matters covered by any Environmental Law; (Y) “Environmental Laws” means any and all federal, state, foreign, interstate, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, decrees, permits, licenses, authorizations, requirements, directives of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health, safety or the environment, as currently in effect and includes the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C.

Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq., Occupational Safety and Health Act 29 U.S.C. Section 651 et seq. and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes; and (Z) “Hazardous Material” means any substance, material or waste regulated or defined by any Environmental Law, including, without limitation, any substance, material or waste which is defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “toxic waste” or “toxic substance” and including but not limited to petroleum and petroleum products including crude oil and any fraction thereof, natural gas and synthetic gas and mixtures thereof, radioactive substances, asbestos and polychlorinated biphenyls.

(r) Sufficient Assets; Properties.

(i) The Company owns or leases all equipment, furniture, fixtures, improvements and other tangible assets necessary and sufficient for the conduct of its business as presently conducted.

(ii) The Company has good and marketable title to, or a valid leasehold interest in, the real and personal property material to the operation of its business. None of such property is subject to any mortgage, pledge, deed of trust, lien (other than for taxes not yet due and payable), conditional sale agreement, security title, encumbrance, or other adverse claim or interest which would have a Material Adverse Effect on the Company. Since November 15, 2000, there has not been any sale, lease, or any other disposition or distribution by the Company of any of its assets or properties material to the Company.

(iii) The Company does not own any real property or any interest in real property, except for the real property, leaseholds created under the real property leases and any licenses or usufructs identified in Section 5.1(r) of the Company Disclosure Schedule. Section 5.1(r) of the Company Disclosure Schedule lists such real property and the premise covered by such leases, as applicable. The Company enjoys peaceful and undisturbed possession of such premises.

(iv) All leases or licenses, whether oral or written, pursuant to which the Company leases real or personal property are in good standing and are valid and effective in accordance with their respective terms and there exists no default thereunder that would have a Material Adverse Effect on the Company.

(s) Labor and Employee Relations.

(i) (A) None of the employees of the Company is represented in his or her capacity as an employee thereof by any labor organization; (B) the Company has not recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of their employees, nor has the Company signed any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any of their employees; and (C) to the knowledge of the Company, there is no active or current union organization activity involving the employees of the Company, nor has there ever been union representation involving employees of the Company.

(ii) As of the date of this Agreement, except for complaints which, in the aggregate, do not represent claims which could reasonably involve liabilities in excess of $25,000, there are no complaints against the Company pending or, to the knowledge of the Company, overtly threatened before the National Labor Relations Board or any similar foreign, state or local labor agencies, or before the Equal Employment Opportunity Commission or any similar foreign, state or local agency, or before any other governmental agency or entity by or on behalf of any employee or former employee of the Company and at Closing there will be no such pending or threatened complaints that either individually or in the aggregate would have a Material Adverse Effect on the Company.

(iii) The Company has provided to Parent a description of all written employment policies under which the Company is currently operating.

(t) Licenses and Other Authorizations. The Company holds all material licenses, permits, registrations, orders, franchises, approvals and other authorizations, including those issued by any state or other regulatory authority, which are necessary to permit it to conduct its businesses as presently conducted (“Necessary Authorizations”). All such Necessary Authorizations are now, and will be after the Closing, valid and in full force and effect, and the Surviving Corporation shall have full benefit of the same. The Company has not received any notification of any asserted present failure (or past and unremedied failure) by it to have obtained any Necessary Authorization. Except as disclosed on the Company Disclosure Schedule, no fines or other penalties exceeding $1,000 individually or $10,000 in the aggregate have been assessed against the Company in any of the last five years relating to its business activities.

(u) Transactions with Affiliates. Since the date of Company’s last proxy statement to its stockholders, no event has occurred that would be required to be reported by Company as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

(v) Year 2000. The Company has implemented a program directed at ensuring that its products (including prior and current products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of (i) operating in the same manner on dates in both the Twentieth and Twenty-First centuries and (ii) accurately processing, providing and receiving date data from, into and between the Twentieth and Twenty-First centuries, including the years 1999 and 2000, and making leap-year calculations. The Company has taken commercially reasonable steps to assure that the year 2000 date change will not adversely affect, and such date change has not adversely affected the systems and facilities that support the operations of the Company, except as would not have a Material Adverse Effect on the Company.

(w) State Takeover Laws. The Board of Directors of the Company has taken all necessary action so that the restrictions contained in Section 23B.19.040 of the WBCA applicable to a “significant business transaction” (as defined in Section 23B.19.020(15)) will not apply to the execution, delivery or performance of this Agreement or the Voting Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or the Voting Agreements. No other state takeover statute or similar statute or regulation is applicable to this Agreement or the Voting Agreements.

(x) Shareholder Rights Plan. There is no shareholder rights plan or similar plan of the Company in effect that would cause additional securities of the Company or the right to receive such securities to be issued to some or all of the present holders of the Company Shares by reason of this Agreement or the consummation of the transactions contemplated hereby.

      5.2  Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby represent and warrant to the Company that the statements contained in this Section 5.2 are true and correct, except to the extent specifically set forth on the disclosure schedule delivered by Parent to the Company (the “Parent Disclosure Schedule”). The Parent Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the letter and numbered paragraphs contained in this Section 5.2, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Section 5.2 or other paragraphs or sections to which it is clearly apparent (from a plain reading of the disclosure) that such disclosure relates.

(a) Corporate Organization and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or organization and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to so qualify or be in good standing as a foreign corporation would not have a Material Adverse Effect on Parent. Merger Sub is a direct, wholly-owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

(b) Capitalization. As of the date of this Agreement, the authorized capital stock of Parent consists of (i) 25,000,000 shares of common stock, $0.01 par value per share, of which 8,355,721 shares were issued and outstanding as of January 26, 2001, and (ii) 5,000,000 shares of preferred stock, $0.01 par per share, none of which are issued or outstanding. All of the outstanding shares of capital stock of Parent are, and when Parent Shares are issued in the Merger such shares will be, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive or similar rights. Except as set forth in the Parent SEC Reports, the Parent has no outstanding stock appreciation rights, phantom stock, restricted stock or similar rights. As of the date of this Agreement, except as set forth in the Parent SEC Reports, there are no outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character to which the Parent is a party, or by which the Parent may be bound, requiring it to issue, transfer, grant sell, purchase, redeem or acquire any shares of capital stock or any of its securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Parent. The transactions contemplated by this Agreement will not accelerate the vesting of any options, warrants or similar rights for the purchase of the Parent Shares.

(c) Authority Relative to this Agreement. The Board of Directors of Parent has declared the issuance of Parent Shares advisable and Parent has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. Merger Sub has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub (including, in the case of Merger Sub, all stockholder action by Parent as its sole stockholder) are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(d) Present Compliance with Obligations and Laws. Neither Parent nor any of its subsidiaries is: (i) in violation of its certificate of incorporation, bylaws or similar documents; (ii) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice, or both) affords to any Person the right to accelerate any indebtedness or terminate any right; (iii) in default under or breach of (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound; or (iv) in violation of any law, regulation, administrative order or judicial order, decree or judgment (domestic or foreign) applicable to it or its business or assets, except where any violation, default or breach under clauses (iii) or (iv) or, with respect to the Parent’s subsidiaries only, clause (i) would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

(e) Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement nor the consummation by Parent of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation (or other similar documents) or bylaws (or other similar documents) of Parent or any of its subsidiaries; (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any Governmental Entity, except (A) in connection with the applicable requirements of the HSR Act, (B) pursuant to the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, and the Exchange Act and the rules and regulations promulgated thereunder, (C) the filing of the Certificate of Merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which Merger Sub is authorized to do business, (D) as may be required by any applicable state securities or “blue sky” laws, or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not have a Material Adverse Effect on Parent; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which would have a Material Adverse Effect on Parent; or (v) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 5.2(e) are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its subsidiaries or to any of their respective assets, except for violations which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

(f) Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries that, alone or in the aggregate would be reasonably likely to result in obligations or liabilities of Parent or any of its subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect on Parent. Neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which (i) has or may have the effect of prohibiting or impairing any business practice of Parent or any of its subsidiaries, any acquisition of property (tangible or intangible) by Parent or any of its subsidiaries, the conduct of the business by Parent or any of its subsidiaries, or Parent’s or Merger Sub’s ability to perform its obligations under this Agreement or (ii) insofar as can be reasonably foreseen, individually or in the aggregate, would have a Material Adverse Effect on Parent.

(g) SEC Reports; Financial Statements.

(i) Since October 31, 2000, Parent has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Parent SEC Reports”). None of the Parent SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent’s subsidiaries is required to file any forms, reports or other documents with the SEC.

(ii) The consolidated balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows (including the related notes thereto) of Parent included in the Parent SEC Reports (collectively, “Parent Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a basis consistent throughout the periods involved (except as otherwise noted therein or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and present fairly the consolidated financial position of Parent and its consolidated subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments). Since October 31, 2000, there has not been any material change, by Parent or any of its subsidiaries, in accounting principles, methods or policies for financial accounting purposes except as required by concurrent changes in GAAP.

(h) No Liabilities; Absence of Certain Changes or Events. Neither Parent nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), and, to knowledge of Parent, there is no reasonable basis for the assertion of any material claim or liability of any nature against Parent or any of its subsidiaries, except for liabilities (i) which are fully reflected in, reserved against or otherwise described in the Parent Financial Statements for the period ending October 31, 2000, (ii) which have been incurred after October 31, 2000 in the ordinary course of business, consistent with past practice, or (iii) which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Since October 31, 2000, the business of Parent and its subsidiaries has been carried on only in the ordinary and usual course, and there has not been any Material Adverse Effect on Parent.

(i) Brokers and Finders. Neither Parent nor any of its subsidiaries has employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

(j) The Registration Statements and Proxy Statement/ Prospectus. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Registration Statements will (i) in the case of each of the Registration Statements, at the time they become effective or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, Merger Sub or any of their respective affiliates, officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Registration Statements, Parent shall promptly inform the Company, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. Each of the Registration Statements will (with respect to Parent and Merger Sub) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. The Proxy Statement will (with respect to Parent and Merger Sub) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing provisions of this Section 5.2(j), no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Registration Statements based on information supplied by the Company for inclusion or incorporation by reference therein.

(k) Parent Intangible Property.

(i) Parent owns, or possesses a valid and enforceable license or otherwise possesses legally enforceable rights to use, all material Parent Intellectual Property Rights (as hereafter defined) that are necessary to conduct the business of the Parent as currently conducted or planned to be conducted and has no restriction on the rights to use the same.

(ii) Section 5.2(k)(ii) of the Parent Disclosure Schedule contains a list and description of all material Parent Intellectual Property Rights.

(iii) Section 5.2(k)(iii) of the Parent Disclosure Schedule contains a list and description (showing in each case any licensee) of all Software owned by or licensed to the Parent excluding Software licensed to the Parent having a fee less than five thousand dollars ($5,000).

(iv) Section 5.2(k)(iv) of the Parent Disclosure Schedule contains a list and description (showing in each case the parties thereto) of all material agreements, contracts, licenses, sublicenses, assignments and indemnities which relate to (A) any copyright, patent right, servicemark or trademark listed in Section 5.2(k)(ii) of the Parent Disclosure Schedule, (B) any trade secrets owned by, licensed to or used by the Parent or (C) any Software listed in Section 5.2(k)(iii) of the Parent Disclosure Schedule.

(v) The Parent is not nor will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach in any material respect of any license, sublicense or other agreement relating to the Parent Intellectual Property Rights or any license, sublicense or other agreement pursuant to which the Parent is authorized to use any third party patents, trademarks or copyrights, including Software, which are used in the manufacture of, incorporated in, or form a part of any product of the Parent. All such agreements of the Parent are listed in Section 5.2(k)(v) of the Parent Disclosure Schedule.

(vi) (A) All material patents, registered trademarks, service marks and copyrights held by the Parent are valid and enforceable and any and all applications to register any unregistered copyrights, patent rights, servicemarks and trademarks to identified are pending and in good standing; and (B) the Parent has the sole and exclusive right to bring actions for infringement or unauthorized use of the material Parent Intellectual Property Rights and Software owned by the Parent, and the Parent has no knowledge of any basis for any such action. To the best of Parent’s knowledge, the Parent has not been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, service mark or copyright or the violation of any trade secret or other proprietary rights of any third party. To the best of Parent’s knowledge, the conduct of the business of the Parent does not violate or infringe any intellectual property rights owned or controlled by any third party, and there are no claims, proceedings or actions pending or, to the knowledge of the Parent, threatened against the Parent (A) alleging that the Parent’s activities infringe upon, violate or otherwise constitute the unauthorized use of any intellectual property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Parent Intellectual Property Rights, nor is there a valid basis for any such claim to the best of Parent’s knowledge.

(vii) The Parent has taken reasonable measures to safeguard and maintain their proprietary rights in all Parent Intellectual Property Rights owned by the Parent. There has been no disclosure of any trade secret of the Parent to any third party, other than pursuant to valid, enforceable, written non-disclosure agreements.

(viii) The completion of the transactions contemplated by this Agreements will not alter or impair the right of the Parent to use any of the Parent Intellectual Property Rights.

(ix) All material Parent Intellectual Property Rights owned by the Parent have been (A) acquired from a person or entity having full, effective and exclusive ownership thereof, (B) developed or created by employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Parent or any predecessor in interest thereof either: (1) with respect to copyrightable materials, is a party to a “work-for-hire” agreement under which the Parent or any predecessor in interest thereof is deemed to be the original owner/author of all property rights therein; or (2) with respect to copyrightable or patentable materials or materials subject to trade secret protection, has executed an assignment or an agreement to assign in favor of the Parent or any predecessor in interest thereof, of all right, title and interest in such material.

(x) Excluding the Software identified in Section 5.2(k)(x) of the Parent Disclosure Schedule, (A) the Software owned or exclusively licensed by the Parent is not subject by agreement to any transfer, assignment, site, equipment, or other operational limitations; (B) the Parent has maintained and protected the Software that it owns (the “Parent Owned Software”) (including, without limitation, all source code and system specifications) with appropriate proprietary notices (including, without limitation, the notice of copyright in accordance with the requirements of 17 U.S.C. § 401), confidentiality and non-disclosure agreements and such other measures as are reasonably necessary to protect the proprietary, trade secret or confidential information contained therein; (C) the material Parent Owned Software has been registered or is eligible for protection and registration under applicable U.S. copyright law and has not been forfeited to the public domain; (D) the Parent has copies of all releases or separate versions of the Parent Owned Software so that the same may be subject to registration in the United States Copyright Office; (E) the Parent has complete and exclusive right, title and interest in and to the Parent Owned Software; (F) the Parent has developed the Parent Owned Software through its own efforts and for its own account or has otherwise acquired title thereto; (G) to the best of the Parent’s knowledge, the Parent Owned Software does not infringe any copyright of any other Person;

(H) any Parent Owned Software includes the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary, explanation, program (including compilers), workbenches, tools, and higher level (or “proprietary”) language used for the development, maintenance, implementation and use thereof, so that a trained computer programmer could develop, maintain, support, compile and use all releases or separate versions of the same that are currently subject to maintenance obligations by the Parent; and (i) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Parent Owned Software by any other Person.

(xi) “Parent Intellectual Property Rights” means any or all of the following and all rights in, arising out of, or associated therewith, whether registered or unregistered, as applicable: (i) United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) inventions and discoveries (whether or not patentable), disclosures, trade secrets, formulae, methods, proprietary information, know-how technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications therefor and all other corresponding rights thereto throughout the world; (iv) industrial designs and any registrations and applications therefor throughout the world; (v) trade names, logos, common law trademarks and service marks; trademark and servicemark registrations and applications therefor and all goodwill associated therewith throughout the world, (vi) data bases and data collections and all rights therein throughout the world; (vii) all Software, all Web addresses, sites and domain names; (viii) any similar corresponding or equivalent rights to any one of the foregoing; and (ix) all documentation directly related to any of the foregoing.

(l) Agreements, Contracts and Commitments; Material Contracts. Except as set forth in the Section 5.2(l) of the Parent Disclosure Schedule, as of the date of this Agreement, the Parent is not a party to or bound by:

(i) any contract relating to the borrowing of money, the guaranty of another Person’s borrowing of money, or the creation of an encumbrance or lien on the assets of the Parent and with outstanding obligations in excess of $100,000;

(ii) any agreement of indemnification or guaranty by the Parent not entered into in the ordinary course of business other than indemnification agreements between the Parent and any of its officers or directors in standard forms as filed by the Parent with the SEC;

(iii) any agreement, contract or commitment containing any covenant limiting the freedom of the Parent to engage in any line of business or conduct business in any geographical area, compete with any person;

(iv) any material joint venture, partnership, and other contract (however named) involving a sharing of profits or losses by the Parent with any other Person;

(v) any contract for capital expenditures in excess of $50,000;

(vi) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business; or

(vii) any other material contract or agreement of the Parent and that involves payment of $50,000 or more not otherwise listed in any other section of the Parent Disclosure Schedule.

      No condition exists or event has occurred which (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by the Parent of the Parent or, to the knowledge of the Parent, any other party thereto under, or result in a right in termination of, any contract listed herein, except as would not, individually or in the aggregate, result in a Material Adverse Effect on the Parent. Except as provided for herein, at the Effective Time, no Person will have the right, by contract or otherwise, to become, nor does any entity have the right to designate or cause the Parent to appoint a Person as, a director of the Parent.

(m) Listings. The Parent’s securities are not listed or quoted for trading on any U.S. domestic or foreign securities exchange other than the NASDAQ (as hereafter defined) and the Parent is in material compliance with the rules and regulations of the NASD with respect to such listing.

(n) Taxes. Other than as disclosed in Section 5.2(n) of the Parent Disclosure Schedule, (i) Parent and each of its subsidiaries have filed all Tax Returns required to be filed by it or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect do not have a Material Adverse Effect; (ii) all Tax Returns filed by Parent and each of its subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate does not have a Material Adverse Effect; (iii) Parent and each of its subsidiaries have paid (or Parent has paid on the subsidiaries’ behalf) all Taxes shown as due on such returns (and all Taxes required to be paid whether or not shown as due on such returns, except to the extent that the failure to pay unreported Taxes does not have a material Adverse Effect), and the most recent financial statements contained in the Parent SEC Reports reflect an adequate reserve, in accordance with GAAP, for all Taxes payable by Parent and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements; (iv) no deficiencies for any Taxes have been proposed, asserted or assessed against Parent or any of its subsidiaries that are not adequately reserved for, except for deficiencies that do not have a Material Adverse Effect, and no requests for waivers of the time to assess any such Taxes have been granted or are pending; (v) the Parent has made adequate provisions in the Parent’s books and records for Taxes with respect to its current taxable year; (iv) there is no claim or assessment pending against Parent or any of its subsidiaries for any alleged deficiency in Taxes (except for assessments assessed prior to the date payment is required); and (vii) to the knowledge of Parent there is no audit or investigation currently being conducted that could cause Parent or any of its subsidiaries to be liable for any Taxes and there are no agreements in effect to extend the period of limitations for the assessment or collection of any tax for which Parent or any of its subsidiaries may be liable, and (viii) parent is not a party to any agreement that would require it to make any excess parachute payment pursuant to Section 280G of the Code. “Tax Returns” means returns, reports and information statements with respect to Taxes required to be filed with the IRS or any other federal, state or local taxing authority domestic or foreign, including without limitation, consolidated, combined unitary and estimated tax returns.

ARTICLE VI

ADDITIONAL COVENANTS AND AGREEMENTS

      6.1  Conduct of Business of the Company.

(a) The Company covenants and agrees that, during the period from the date of this Agreement to the Effective Time (unless the Parties shall otherwise agree in writing and except as otherwise contemplated by this Agreement) it will conduct its operations according to its ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, use its best efforts to keep available the service of its current officers and employees and preserve its relationships with customers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time.

(b) Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement, prior to the Effective Time, the Company shall not without the prior written consent of Parent, which will not be unreasonably withheld:

(i) accelerate, amend or change the period of exercisability or vesting of any outstanding options or other rights granted under the Company Option Plans, reprice options granted under the Company Option Plans or authorize cash payments in exchange for any options or other rights granted under any of such plans, as the case may be, or authorize cash payments in exchange for any options or other rights granted under any of such plans, except to the extent required under any Company Option Plan or any individual agreement as in effect on the date of this Agreement;

(ii) except for shares to be issued upon (A) exercise of outstanding options as contemplated pursuant to Section 6.14, (B) exercise of outstanding warrants, or (C) delivery of the number of Company Shares to National Financial Communications Corp, doing business as OTC Financial Network, a Massachusetts corporation (“NFCC”), in connection with the Company’s termination of that certain Consulting Agreement by and between the Company and NFCC, dated as of November 6, 2000, determined in accordance with the terms and conditions thereof, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (1) any additional shares of capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or (2) any other securities in respect of, in lieu of, or in substitution for, shares outstanding on the date of this Agreement;

(iii) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any of its outstanding securities (including the Company Shares), other than the Debentures and Debenture Warrants (as hereafter defined);

(iv) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock;

(v) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger as provided for herein);

(vi) adopt any amendments to its articles of incorporation or bylaws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of its subsidiaries;

(vii) make any acquisition, by means of merger, consolidation or otherwise, or dispositions, of assets or securities (except for acquisitions or dispositions in the ordinary course of business, none of which are acquisitions or dispositions of businesses);

(viii) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person;

(ix) make or revoke any material Tax election, settle or compromise any material federal, state, local or foreign Tax liability or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for Tax purposes (except for Tax elections which are consistent with prior such elections (in past years));

(x) incur any material liability for Taxes other than in the ordinary course of business;

(xi) incur or commit to incur any capital expenditures in excess of current budgets for capital expenditures which were provided by the Company to Parent prior to the date of this Agreement;

(xii) enter into, amend, modify, terminate (partially or completely), grant any waiver under or give any comment with respect to any contract or license not consistent with past practices of the Company;

(xiii) enter into any strategic alliance or joint marketing arrangement or agreement other than routine alliances, arrangements or agreements;

(xiv) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) or litigation (whether or not commenced prior to the date of this Agreement), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice;

(xv) except as required by this Agreement or as required to be held in accordance with a valid stockholder request, call or hold any meeting of stockholders of the Company;

(xvi) transfer or license to any Person or entity or otherwise extend, amend or modify any Company Intellectual Property Rights other than in the ordinary course of business consistent with past practices;

(xvii) make any change to accounting policies or procedures, except as may be required by GAAP or applicable law;

(xviii) take any action (other than pursuant to this Agreement) to cause the Company Shares not to be eligible for trading on the OTC;

(xix) take any action to render inapplicable, or to exempt any third party from, any statute referred to in Section 5.1(v);

(xx) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

(c) Between the date of this Agreement and the Effective Time, the Company shall not (without the prior written consent of Parent): (A) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of the Company, or as required by the terms of any contract disclosed pursuant to this Agreement, increase the compensation, bonus or other benefits payable or to become payable to any director, officer, other employee or independent contractor; (B) except as required to comply with applicable law, pay or agree to pay any pension, retirement allowance or other employee benefit not provided for by (or in a manner or at a time not provided in) any of the existing benefit, severance, pension or employment plans, agreements or arrangements as in effect on the date of this Agreement to any such director, officer, employee or independent contractor, whether past or present; (C) enter into any new or amend any existing employment or severance agreement with or for the benefit of any such director, officer, employee or independent contractor; (D) become obligated under any new pension plan, welfare plan, multi-employer plan, employee benefit plan, severance plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date of this Agreement, or amend, terminate or change any funding policies or assumptions for any such plan or arrangement in existence on the date of this Agreement if such amendment, termination or change would have the effect of enhancing any benefits thereunder or increasing the cost thereof to the Company; or (E) increase the total head count of Company in an amount greater than an increase in the ordinary course of business consistent with past practice.

(d) Between the date of this Agreement and the Effective Time, the Company will use commercially reasonable best efforts to maintain in full force and effect all of its presently existing policies of insurance or insurance comparable to the coverage afforded by such policies.

      6.2  No Solicitation.

(a) The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by the Company or any of its Representatives (as hereafter defined) with respect to any proposed, potential or contemplated Acquisition Proposal (as hereafter defined).

(b) From and after the date of this Agreement, without the prior written consent of Parent, the Company will not, will not authorize, and shall use its reasonable best efforts to cause all of its officers, directors, employees, financial advisors, agents or representatives (each a “Representative”) not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal from any Person (a “Third Party”), or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal.

(c) Notwithstanding the provisions of Section 6.2(b) above, at any time prior to obtaining the Company Stockholder Approval as contemplated by Section 6.3 hereof, the Company may, in response to an unsolicited written offer or proposal with respect to a potential or proposed Acquisition Proposal (that does not violate Sections 6.2(a) or (b)) engage in negotiations or discussions with, or provide information or data to, any Third Party relating to any Acquisition Proposal if the Company’s Board of Directors determines in good faith, upon advice from outside legal counsel to the Company, that such Acquisition Proposal constitutes a Superior Proposal and such action is required to comply with its fiduciary duties under applicable law. Subject to all of the foregoing requirements, the Company will immediately notify Parent orally and in writing if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested by any Third Party with respect to any Acquisition Proposal or which could lead to an Acquisition Proposal and immediately notify Parent of all material terms of any Acquisition Proposal, including the identity of the Third Party making the Acquisition Proposal or the request for information, if known, and thereafter shall inform Parent on a timely, ongoing basis of the status and content of any discussions or negotiations with a Third Party, including immediately reporting any changes to the terms and conditions of the Acquisition Proposal.

(d) In the event the Board of Directors of the Company has determined that any Acquisition Proposal constitutes a Superior Proposal (as determined in accordance with Section 6.2(c)), (i) the Company shall promptly notify the Parent thereof and (ii) for a period of five days after delivery of such notice, the Company and its Representatives, if requested by

Parent, shall negotiate in good faith with Parent to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Merger on such adjusted terms. After such five day period, the Board of Directors of the Company may then (and only then) withdraw or modify its approval or recommendation of the Merger and this Agreement and recommend such Superior Proposal.

(e) The Company agrees not to release any Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal or who the Company or any of its Representatives have had discussions with regarding a proposed, potential or contemplated Company Acquisition Transaction unless the Company’s Board of Directors shall conclude, in good faith, that such action will lead to a Superior Proposal and that, after receiving advice from outside legal counsel to the Company, such action is required for the Board of Directors to comply with its fiduciary duties under applicable law.

(f) For purposes of this Agreement:

(i) “Acquisition Proposal” shall mean, with respect to the Company, any bona fide inquiry, proposal or offer from any Third Party relating to any (A) direct or indirect acquisition or purchase of a business of the Company, that constitutes 20% or more of the net revenues, net income or assets of the Company, (B) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company, (C) tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the capital stock of the Company, or (D) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company whose business constitutes 20% or more of the consolidated net revenues, net income or assets of the Company.

(ii) Each of the transactions referred to in clauses (A) through (D) of the definition of Acquisition Proposal, other than any such transaction to which Parent or any of its subsidiaries is a party, is referred to herein as a “Company Acquisition Transaction.”

(iii) “Superior Proposal” means any bona fide written offer made by a Third Party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the Company Shares then outstanding or all or substantially all the assets of the Company (i) on terms that the Board of Directors of the Company determines in its good faith judgment (after taking into account all the terms and conditions of the offer deemed relevant by such Board of Directors, including any break-up fees, expense reimbursement provisions, conditions to consummation, and the ability of the party making such proposal to obtain financing for such offer) are materially more favorable from a financial point of view to its stockholders than the Merger; and (ii) that constitutes a transaction that, in such Board of Directors’ judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.

(g) Except as expressly permitted by Section 6.2(d), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors of this Agreement or the Merger or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or Company Acquisition Transaction. Nothing contained in this Section 6.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act. The foregoing shall in no way limit or otherwise effect Parent’s right to terminate this Agreement pursuant to Section 8.4 at such time as the requirements of such Section have been met. The Company shall seek the written consent of the Majority Stockholders contemplated by Section 6.3 even if the Board of Directors of the Company have taken any such action pursuant to this Section 6.2(g)(i) or (ii) above. Nothing in this Section 6.2 shall (x) permit the Company to terminate this Agreement, (y) permit the Company to enter into any agreement with respect to any Acquisition Proposal or (z) affect any other obligation of the Company under this Agreement.

      6.3  Company Stockholders Meeting. Subject to Section 6.2(d), the Company shall take all action necessary in accordance with applicable law and its articles of incorporation and bylaws to convene, and will convene, a meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as practicable to consider and vote upon the approval of the Merger. Subject only to Section 6.2(d), the Board of Directors of the Company shall recommend and shall declare advisable such approval (the “Company Stockholder Approval”). Unless the Board of Directors of the Company has withdrawn its recommendation of this Agreement in compliance herewith, the Company shall use its best efforts to solicit from its stockholders proxies in favor of the approval and adoption of this Agreement and the Merger and to secure the vote or consent of stockholders required by the WBCA and its articles of incorporation and bylaws to approve and adopt this Agreement and the Merger.

      6.4  S-3 Registration Statement and S-4 Registration Statement; Proxy Statement. Parent will, as promptly as practicable, prepare and file with the SEC (i) a registration statement on Form S-3 (the “S-3 Registration Statement”), in connection with the registration under the Securities Act of the Parent Shares issuable after conversion of the Company Shares to the holders of the Company Shares listed on Schedule 6.4 hereto, containing a resale prospectus for such Parent Shares, and (ii) a registration statement on Form S-4 (the “S-4 Registration Statement”), containing a proxy statement/ prospectus, in connection with the registration under the Securities Act of the Parent Shares issuable upon conversion of the Company Shares and the other transactions contemplated hereby. The Company and Parent will, as promptly as practicable, prepare and file with the SEC a proxy statement that will be the same proxy statement/ prospectus contained in the S-4 Registration Statement (such proxy statement/ prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company’s stockholders, is herein called the “Proxy Statement”). The Company and Parent will, and will cause their accountants and lawyers to, use their reasonable best efforts to have or cause each of the Registration Statements declared effective as promptly as practicable, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process. The Company will use its best efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date and will coordinate and cooperate with Parent with respect to the timing of such mailing. Parent shall also take any action required to be taken under state “blue sky” or other securities laws in connection with the issuance of Parent Shares in the Merger and pursuant to the S-3 Registration Statement.

      6.5  Listing Application. Parent shall as soon as practicable prepare and submit to the Nasdaq Stock Market National Market (“NASDAQ”) a listing application with respect to the Parent Shares issuable in the Merger, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Shares on such exchange, subject to official notice of issuance.

      6.6  Access to Information. Upon reasonable notice, the Company shall afford to officers, employees, counsel, accountants and other authorized representatives of the Parent (the “Authorized

Representatives”) reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, assets, books and records and, during such period, shall furnish promptly to such Authorized Representatives all information concerning its business, properties, assets and personnel as may reasonably be requested for purposes of appropriate and necessary due diligence, provided that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any of the representations or warranties made by the Company.

      6.7  Publicity. The Parties agree that they will consult with each other concerning any proposed press release or public announcement pertaining to this Agreement or the Merger in order to agree upon the text of any such press release or the making of such public announcement, which agreement shall not be unreasonably withheld, except as may be required by applicable law or by obligations pursuant to any listing agreement with a national securities exchange or national automated quotation system, in which case the Party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with Parent or the Company, as applicable, before issuing any such press release or making any such public announcement. Notwithstanding the foregoing, in the event the Board of Directors of the Company withdraws its recommendation of this Agreement in compliance herewith, neither Party will be required to consult with or obtain the agreement of the other in connection with any press release or public announcement.

      6.8  Indemnification of Directors and Officers.

(a) From and after the Effective Time, Parent shall, and in addition shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers and directors of the Company (each an “Indemnified Party”) against all losses, expenses (including reasonable attorneys’ fees), claims, damages or liabilities and amounts paid in settlement in accordance with the terms of this Section 6.8 arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by law, including as provided for in their respective certificates of incorporation or bylaws (or comparable organizational documents) as in effect as of the Effective Time (and shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided that, if required under applicable law, the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification). Without limiting the foregoing, Parent acknowledges and agrees that, to the extent permitted by Delaware law, it shall indemnify and hold harmless, from and after the Effective Time, the officers and directors of the Company from and against any claim that they have breached the fiduciary duty to the Company or its shareholders as a result of their approval of this Agreement and the transactions contemplated thereby. The articles of incorporation and bylaws of the Surviving Corporation shall contain, and Parent shall cause the Surviving Corporation to fulfill and honor, provisions with respect to indemnification and exculpation that are at least as favorable to the Indemnified Parties as those set forth in the articles of incorporation and bylaws of the Company as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of three (3) years from the Effective Time in any manner that would adversely affect the rights thereunder of any of the Indemnified Parties.

(b) Parent shall cause the Surviving Corporation to maintain in effect for not less than three (3) years the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company, Parent and their subsidiaries with respect to matters occurring prior to the Effective Time; provided, however, that Parent may substitute therefor policies covering the Indemnified Parties with coverage in amount and scope substantially similar to such existing policies; provided further, that in no event shall Parent be required to pay aggregate premiums for insurance under this Section 6.8(b) in excess of 125% of amount of aggregate premiums paid by the Company in 2000 on the annualized basis for such purpose.

(c) If Parent or the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.8.

      6.9  Affiliates. The Company shall deliver to Parent a letter identifying all persons who may be deemed at the time this Agreement is submitted for adoption by the stockholders of the Company, “affiliates” of the Company for purposes of Rule 145 under the Securities Act (“Company Affiliates”), and such list shall be updated as necessary to reflect changes from the date thereof.

      6.10  Maintenance of Insurance. Between the date of this Agreement and through the Effective Time, Company shall use commercially reasonable best efforts to maintain in full force and effect all of its presently existing policies of insurance comparable to the coverage afforded by such policies.

      6.11  Representations and Warranties. Each of the Company and Parent shall give prompt notice to the other of any circumstances that would cause any of their respective representations and warranties set forth in Section 5.1 or 5.2, as the case may be, not to be true and correct in all material respects at and as of the Effective Time; provided, that delivery of such notice shall not cure or be deemed to cure any breach of a representation or warranty.

      6.12  Filings; Reasonable Best Efforts to Consummate Transactions. Subject to the terms and conditions herein provided, the Parties shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act (if any), the Securities Act, the Exchange Act, and any other applicable law with respect to this Agreement and the transactions contemplated hereby; (b) cooperate in the preparation of such filings or submissions; and (c) use their reasonable best efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

      6.13  Tax-Free Reorganization Treatment. It is intended that the Merger be treated as a reorganization within the meaning of Section 368 of the Code. Prior to the Effective Time, the Parties shall use their reasonable best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code and to obtain the opinion of their respective counsels contemplated by Section 7.1(f) and shall not knowingly take or fail to take any action which action or failure to act would jeopardize the qualification of the Merger as a reorganization within Section 368 of the Code. After the Effective Time, the Parties will take tax positions consistent with the qualification of the Merger as a tax-free reorganization.

      6.14  Company Options. The Company shall, (i) encourage each holder of a Company Option that is vested (or vests before the Effective Time) to exercise that Company Option as soon as practicable before the Effective Time pursuant to the terms and conditions of the Company Option Plan governing it or any other agreement granting that Company Option and (ii) terminate each Company Option (whether vested or unvested), if any, that is not exercised on or before the Effective Time, as of the Effective Time, on terms and conditions satisfactory to Parent. Prior to the

Effective Time, Company shall deliver to Parent, in form reasonably satisfactory to Parent, evidence that each holder’s rights pursuant to the Company Option Plans and Company Options granted thereunder to acquire Company Shares or to receive any other compensation shall be terminated or cancelled and will be of no further force or effect, from and after the Effective Time.

      6.15  Accountant’s Comfort Letters.

(a) The Company shall use reasonable best efforts to cause Tanner & Co., the Company’s independent public accountants, to deliver to Parent two letters, one dated approximately the date on which the Registration Statements shall become effective and one dated the Closing Date, in form reasonably satisfactory to Parent and customary in scope for comfort letters delivered by independent public accountants in connection with Registration Statements.

(b) Parent shall use reasonable best efforts to cause PricewaterhouseCoopers LLC, the Parent’s independent public accountants, to deliver to the Company two letters, one dated approximately the date on which the Registration Statements shall become effective and one dated the Closing Date, in form reasonably satisfactory to the Company and customary in scope for comfort letters delivered by independent public accountants in connection with Registration Statements.

      6.16  Debentures. The Company shall have (i) complied with all redemption obligations of the Debentures (including, without limitation, the monthly redemption of US$50,000 of principal and accrued interest) and (ii) used reasonable efforts to redeem in full all amounts due and owing (including, without limitation, the outstanding principal and interest) to the holders of the Debentures, each as of and including the date of repayment in accordance with the terms of the Debenture or pursuant to terms and conditions reasonably satisfactory to Parent; provided however that the Company’s obligations to make any redemption in excess of existing obligations of the Company shall be subject to the availability of resources therefor provided by any Person, including the Parent, on terms reasonably satisfactory to the parties hereto or in accordance with Section 6.22 below.

      6.17  Employee Benefits. From and after the Effective Time until the one-year anniversary thereof, Parent shall, or shall cause the Surviving Corporation to, offer to the employees of the Surviving Corporation employee benefit plans, policies and programs substantially equivalent to all such plans, policies or programs currently offered to employees of the Company as listed on the Company Scheduled Plans.

      6.18  Company Warrants. After the Effective Time, each Substitute Warrant shall be subject to the same terms and conditions as were applicable under the related Company Warrant immediately prior to the Effective Time. The Company agrees that it will not grant any warrants and will not permit cash payments to holders of Company Warrants in lieu of the substitution therefor of Substitute Warrants, as described herein without the prior consent of the Parent which shall not be unreasonably withheld. As soon as practicable after the Effective Time, Parent shall deliver to each holder of a Company Warrant an appropriate notice setting forth such holder’s rights pursuant to the Company Warrant Agreements and such holder’s rights to acquire Parent Shares and the agreement of such holder evidencing the grants of such Company Warrants shall be deemed to be appropriately amended so that such Company Warrants shall represent rights to acquire Parent Shares on substantially the same terms and conditions as contained in the outstanding Company Warrants (subject to the adjustments required by Section 4.1 after giving effect to the Merger and the terms of the Company Warrant Agreements).

      6.19  Voting Agreement. The Parent shall have received from Johnny R. Thomas an executed Voting Agreement no later than February 14, 2001, in form and substance reasonably satisfactory to Parent.

      6.20  Business of Parent Pending Closing. During the period between the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that unless the Company shall otherwise agree in writing, which agreement shall not unreasonably be withheld, and except as contemplated by this Agreement:

(i) Parent shall use its reasonable efforts to preserve substantially intact the assets and business of the Parent and its subsidiaries;

(ii) Parent shall not materially amend or otherwise change its Certificate of Incorporation or By-Laws; and

(iii) Parent shall not declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof or any rights to acquire same) in respect of any of its capital stock, other than regular cash dividends consistent with past practice.

      6.21  Fairness Opinion. The Company shall retain a reputable appraiser or investment banker (the “Company Financial Adviser”) to render a written opinion to the effect that as of the date of the Agreement and based upon and subject to the matters stated herein, the Exchange Ratio is fair from a financial point of view to the holders of the Company Shares. The Company shall obtain the authorization of the Company Financial Advisor to permit the inclusion of such opinion in the S-4 Registration Statement and Proxy Statement.

      6.22  Parent Redemption of Debentures.

(a) At any time after the date of this Agreement prior to the termination of this Agreement, the Parent may, in its sole discretion, redeem in full all amounts due and owing to the holders of the Debentures, on terms and conditions satisfactory to the Parent.

(b) In the event the Parent redeems in full all amounts due and owing to the holders of the Debentures, the Company hereby agrees (i) to immediately issue to the Parent debentures and debenture warrants in amounts and on terms and conditions substantially the same as those currently in force and effect relating to the Debentures and Debentures Warrants, and (ii) to use reasonable efforts to facilitate any such redemption.

ARTICLE VII

CONDITIONS

      7.1  Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction or waiver by each of the Parties of the following conditions:

(a) this Agreement and the Merger shall have been approved by the stockholders of the Company in accordance with the WBCA;

(b) the Registration Statements shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Registration Statements shall have been issued by the SEC and remain in effect;

(c) no judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect which (i) has the effect of making the consummation of the Merger or the other transaction contemplated hereby illegal,

(ii) materially restricts, prevents or prohibits consummation of the Merger or any of the transactions contemplated hereby or (iii) would impair the ability of Parent to own the outstanding shares of the Surviving Corporation, or operate its businesses (including the businesses of the Surviving Corporation), following the Effective Time (collectively, “Restraints”); and there shall not be pending any suit, action or proceeding by any Governmental Entity or third party which would have any of the foregoing effects; provided, however, that each of the parties shall have used their reasonable best efforts to prevent the entry of such Restraints and to appeal as promptly as possible any such Restraints that may be entered;

(d) the waiting period(s) under the HSR Act, if applicable, shall have expired;

(e) no Governmental Entity, nor any federal or state court of competent jurisdiction or arbitrator shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunctions or arbitration award or finding (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits the consummation of the Merger or any other transactions contemplated in this Agreement;

(f) each of Parent and the Company shall have received a written opinion from its respective tax counsel (PricewaterhouseCoopers LLP and Snow Becker Krauss P.C., respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of customary representation letters from Parent, the Company and Merger Sub in form and substance reasonably satisfactory to such tax counsel;

(g) the Parent Shares to be issued pursuant to the Merger shall have been duly approved for trading on the NASDAQ, subject to official notice of issuance;

(h) Company and Barbara Morris shall have executed an employment agreement substantially in the form of Exhibit C hereto; and

(i) Company and Carol Loomis shall have executed an employment agreement substantially in the form of Exhibit D hereto.

      7.2  Additional Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger also are subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

(a) the representations and warranties of Parent set forth in Section 5.2 that are qualified as to materiality or Material Adverse Effect shall be true and correct, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Effective Time with the same force and effect as if made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case except as permitted or contemplated by this Agreement;

(b) Parent and its subsidiaries shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

(c) Parent shall have delivered to the Company a certificate of its Chief Executive Officer and Chief Financial Officer to the effect that each of the conditions specified in clauses (a), (b) and (d) of this Section 7.2 is satisfied;

(d) from the date of this Agreement to the Effective Time, there shall not have been any event or development which results in a Material Adverse Effect on Parent;

(e) Parent shall have made available incentive compensation not less than (i) $110,000 and (ii) options to purchase 37,000 shares of Parent Shares, each in the aggregate, to be offered to specific key employees of the Company determined by the Parent, after consultation with the Company’s president at such time of issuance or grant, and which shall be issued or granted, as the case may be, based on performance, on terms and conditions reasonably satisfactory to Parent.

      7.3  Additional Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger also are subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Parent to the extent permitted by applicable law:

(a) the representations and warranties of the Company set forth in Section 5.1 that are qualified as to materiality or Material Adverse Effect shall be true and correct, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Effective Time with the same force and effect as if made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case except as permitted or contemplated by this Agreement;

(b) the Company shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

(c) the Company shall have delivered to Parent a certificate of its Chief Executive Officer and Chief Financial Officer to the effect that each of the conditions specified in clauses (a), (b) and (d) of this Section 7.3 is satisfied;

(d) from the date of this Agreement to the Effective Time, there shall not have been any event or development which results in a Material Adverse Effect on the Company;

(e) Barbara Morris shall have entered into the Morris Employment Agreement;

(f) Carol Loomis shall have entered into the Loomis Employment Agreement;

(g) Barbara Morris shall have entered into a Lock-Up Agreement substantially in the form of Exhibit E hereto (a “Lock-Up Agreement”);

(h) Carol Loomis shall have entered into a Lock-Up Agreement; and

(i) holders of Company Shares owing an aggregate percentage interest of no more than five percent (5%) of the outstanding Company Shares on the date of this Agreement shall have given written notice to the Company of such stockholder’s wish to assert their respective right to elect to exercise its appraisal rights with respect to the Merger, as provided in the WBCA.

ARTICLE VIII

TERMINATION

      8.1  Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by the mutual written consent of the Company and Parent.

      8.2  Termination by either the Company or Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of either the Company or Parent if:

(a) the Merger shall not have been consummated by August 31, 2001; provided, however, that the right to terminate this Agreement under this Section 8.2(a) shall not be available to any Party whose failure to fulfill any obligation under this Agreement or the Voting Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

(b) if any Restraint shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement — under this Section 8.2(b) shall not be available to any Party who fails to use reasonable best efforts to remove such Restraint before it becomes final and nonappealable.

      8.3  Termination by the Company. This Agreement may be terminated upon written notice to Parent, and the Merger may be abandoned, at any time prior to the Effective Time, by action of the Board of Directors of the Company, if (A) Parent shall have breached or failed to perform any of the representations, warranties, covenants or other agreements contained in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that (i) the condition set forth in Section 7.2(a) or (b) would not be satisfied as of the time of such breach or as of such time as such representation or warranty shall have become untrue and (ii) such breach or failure to be true has not been or is incapable of being cured within twenty (20) business days following receipt by Parent of notice of such breach or failure to comply or (B) all of the Debentures shall not have been redeemed within 90 days after the date of this Agreement unless such failure to redeem is the result of the failure of the Company to make such redemption either (i) at a time when it has or has been provided by any Person, including the Parent, the resources therefor or (ii) in violation of Section 6.16.

      8.4  Termination by Parent. This Agreement may be terminated upon written notice to the Company, and the Merger may be abandoned, at any time prior to the Effective Time, by action of the Board of Directors of Parent, if:

(a) the Company shall have breached or failed to perform any of the representations, warranties, covenants or other agreements contained in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that (i) the condition set forth in Section 7.3(a) or (b) would not be satisfied as of the time of such breach or as of such time as such representation or warranty shall have become untrue and (ii) such breach or failure to be true has not been or is incapable of being cured within twenty (20) business days following receipt by the breaching Party of notice of such breach or failure to comply; or

(b) (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger or this Agreement, (ii) the Company shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of the Company in favor of approval to the Merger and this Agreement, (iii) the Board of Directors of the Company or any committee thereof shall have recommended any Acquisition Proposal, (iv) the Company or any of its officers or directors shall have entered into discussions or negotiations in violation of Section 6.2,

(v) the Company shall enter into an agreement to consummate a Company Acquisition Transaction, (vi) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing or (vii) any Company Acquisition Transaction is consummated.

      8.5  Effect of Termination; Termination Fee.

(a) Except as set forth in this Section 8.5, in the event of termination of this Agreement by either Parent or the Company as provided in this Article VIII, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parties or their respective affiliates, officers, directors or stockholders except (x) with respect to the payment of expenses pursuant to Section 9.1, (y) to the extent that such termination results from the willful breach of a Party of any of its representations or warranties, or any of its covenants or agreements or (z) with respect to intentional or knowing misrepresentation in connection with this Agreement or the transactions contemplated hereby.

(b) Company Termination Fee.

(i) If this Agreement is terminated by the Company for any reason other than as set forth in Sections 8.2 or 8.3 or any actions related thereto, or if this Agreement is terminated by Parent pursuant to Section 8.4, then the Company shall pay Parent a fee equal to the greater of (A) in the event that any Company Acquisition Transaction is consummated, 50% of the difference between (1) the fair market value of all consideration, including cash and/or securities, received from a Third Party for the Company Shares in any Company Acquisition Transaction and (2) $12,000,000, or (B) $2,000,000 (the “Company Termination Fee”).

(ii) The Company Termination Fee shall be payable by wire transfer of immediately available funds upon such termination of this Agreement.

(c) Parent Termination Fee. If this Agreement is terminated by Parent for any reason other than as set forth in Sections 8.2 or 8.4, or if this Agreement is terminated by the Company by reason of Section 8.3, then Parent shall pay Company a fee equal to $2,000,000 (the “Parent Termination Fee”).

(d) Each Party acknowledges that the agreements contained in Sections 8.5(b) and (c) are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the other Party would not enter into this Agreement, and accordingly, if either (i) the Company fails to pay the Company Termination Fee when due pursuant to Section 8.5(b), or (ii) the Parent fails to pay the Parent Termination Fee when due pursuant to Section 8.5(c), then such amount shall be payable with interest at the prime rate announced by Citibank, N.A. in effect from the date such payment was required to be made to the date of payment. If the non-terminating Party commences suit which results in a judgment against the terminating Party for payment pursuant to Sections 8.5(b) or (c), then the terminating Party shall pay the non-terminating Party its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit.

(e) Sole Remedy. If this Agreement is terminated under circumstances in which either the Company is entitled to receive the Parent Termination Fee, or the Parent is entitled to receive the Company Termination Fee, then the payment of such Company Termination Fee, or Parent Termination Fee, as applicable, shall be the sole and exclusive remedy available, except in the event of (x) a willful breach by one Party of any provision of this Agreement, or (y) the intentional or knowing misrepresentation by one Party in connection with this Agreement or the transactions contemplated hereby, in which event the other Party shall have all rights, powers and remedies against such Party which may be available at law or in equity. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

ARTICLE IX

MISCELLANEOUS AND GENERAL

      9.1  Payment of Expenses. Whether or not the Merger shall be consummated, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, provided that the Surviving Corporation shall pay any and all property or transfer taxes imposed on the Surviving Corporation. The filing fee and the cost of printing the S-4 Registration Statement and the Proxy Statement and the filing fee for the required filing under the HSR Act, if any, shall be borne equally by the Company and Parent. The filing fee and the cost of printing the S-3 Registration Statement shall be borne solely by the Parent.

      9.2  Non-Survival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement, except to the extent a willful breach of such representation or intentional or knowing misrepresentation formed the basis for such termination. This Section 9.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

      9.3  Modification or Amendment. Subject to the applicable provisions of the DGCL and WBCA, at any time prior to the Effective Time, the parties hereto, by resolution of their respective Board of Directors, may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective Parties; provided, however, that after the approval of the Merger by the requisite approval of the Company’s stockholders, no amendment which requires further stockholder approval shall be made without such approval of such stockholders.

      9.4  Waiver of Conditions. The conditions to each of the Parties’ obligations to consummate the Merger are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable law.

      9.5  Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

      9.6  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

      9.7  Notices. Any notice, request, instruction or other document to be given hereunder by any Party to the other Parties shall be deemed delivered upon actual receipt and shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, reputable overnight courier, or by facsimile transmission (with a confirming copy sent by reputable overnight courier), as follows:

(a) if to Parent or Merger Sub, to:

PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, Minnesota 55437
Attention: John Buske
Facsimile: (952)832-1210

with a copy to:

Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601
Attention: Leland E. Hutchinson
Facsimile: (312)558-5700

(b) if to the Company, to:

Wasatch Interactive Learning Corporation
5250 South Commerce Drive
Suite 101
Salt Lake City, Utah 84107
Attention: Barbara Morris
Facsimile: (801)269-1509

with a copy to:

Snow Becker Krauss P.C.
605 Third Avenue
25th Floor
New York, New York 10158
Attention: Elliot Lutzker
Facsimile: (212)949-7052

or to such other Persons or addresses as may be designated in writing by the Party to receive such notice.

      9.8  Entire Agreement; Assignment. This Agreement, including the Disclosure Schedules and the Exhibits attached hereto, (i) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise.

      9.9  Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article IV hereof, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the provisions of Section 6.8 shall inure to the benefit of and be enforceable by the Indemnified Parties.

      9.10  Certain Definitions. As used herein the following terms shall have the following meanings and, unless the context otherwise requires, use of the singular form shall include the plural and any gender shall be deemed to include both genders:

(a) “Debentures” means those certain 7% convertible debentures due March, 2003 of the Company in the aggregate principal amount of $4,000,000.

(b) “Debenture Warrants” means those certain warrants issued March 16, 2000 to purchase 196,078 shares of Company Shares issued in connection with the Debentures.

(c) “ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

(d) “Governmental Entity” means the United States or any supranational, national, state, municipal, local or foreign government, or any instrumentality, division, subdivision, court, agency, department or authority of any thereof or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

(e) “Knowledge” with respect to a Party hereto shall mean the actual knowledge of any of the executive officers of such Party.

(f) “Material Adverse Effect” shall mean, with respect to any Person, any change, circumstance, event or effect that individually or in the aggregate with all other changes, circumstances, events or effects (i) is or is reasonably likely to be materially adverse to the business, operations, financial condition, results of operations or prospects of such Person and its subsidiaries taken as a whole or (ii) will, or would be reasonably likely to, prevent or materially impair such Person’s ability to consummate the Merger or the other transactions contemplated by this Agreement.

(g) “Parent Share Market Value” means the volume-weighted average of the closing prices of the Parent Shares on the NASDAQ National Market System on each of the 5 trading days ending on (and including) the date immediately prior to the Closing Date.

(h) “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, subsidiary, entity or Governmental Entity.

(i) “Plan Affiliate” means any corporation, trade or business that is a member of a controlled group of corporations, a group of trades or businesses under common control, or an affiliated service group, as described in Sections 414(b), (c), (m) and (o) of the Code, which the Company is also a member.

(j) “Significant Tax Agreement” is any agreement to which any Party or any subsidiary of any Party is a party under which such Party or such subsidiary could reasonably be expected to be liable to another party under such agreement in an amount in excess of $25,000 in respect of Taxes payable by such other party to any taxing authority.

(k) “Software” means all computer software and subsequent versions thereof, including but not limited to, source code, firmware, development tools, object code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons, and all files, recording data, materials manuals, design notes and other items and documentation related thereto or associated therewith and all media which any of the foregoing is recorded.

(l) “subsidiary” shall mean, when used with reference to any entity, any entity fifty percent (50%) or more of the outstanding voting securities or interests of which are owned directly or indirectly by such former entity.

(m) “Tax” or “Taxes” refers to any and all federal, state, local and foreign, taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, net or gross income, capital gains, profits, license, capital, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, goods and services, excise, severance, stamp, premium, windfall profits, customs, duties, property or other taxes, together with all interest, penalties and additions imposed with respect to such amounts and including any liability for taxes of a predecessor entity.

      9.11  Obligations of Subsidiary. Whenever this Agreement requires any subsidiary of a Party to take any action, such requirement shall be deemed to include an undertaking on the part of such Party to cause such subsidiary to take such action.

      9.12  Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

      9.13  Specific Performance. The parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise.

      9.14  Trial by Jury. Each of the Parties hereto hereby irrevocably and unconditionally waives any right it may have to trial by jury in connection with any litigation arising out of or relating to this Agreement, the Voting Agreement or Merger or any of the other transactions contemplated hereby or thereby.

      9.15  Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto and shall be effective as of the date first herein above written.

PLATO LEARNING, INC.

By:	/s/ JOHN MURRAY

Name: John Murray
Title: President and Chief Executive Officer

WILC ACQUISITION CORPORATION

By:	/s/ JOHN MURRAY

Name: John Murray
Title: President and Chief Executive Officer

WASATCH INTERACTIVE LEARNING CORPORATION

By:	/s/ BARBARA MORRIS

Name: Barbara Morris
Title: President

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

      AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of February 20, 2001, by and among PLATO LEARNING, INC., a Delaware corporation (“Parent”), WILC ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and WASATCH INTERACTIVE LEARNING CORPORATION, a Washington corporation (the “Company”). Parent, Merger Sub and the Company are referred to collectively herein as the “Parties”.

RECITALS

      WHEREAS, Parent, Merger Sub and the Company are parties to that certain Agreement and Plan of Merger, dated as of January 31, 2001 (the “Agreement”), pursuant to which the parties thereto have agreed, among other things, to merge Merger Sub with and into the Company;

      WHEREAS, Parent, Merger Sub and the Company have mutually agreed to restructure the merger as contemplated by the Agreement and merge the Company with and into the Merger Sub, and wish to amend the Agreement to reflect such restructuring;

      WHEREAS, Parent, Merger Sub and the Company also desire to amend certain other provisions of the Agreement; and

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the Parties hereby agree as follows:

      1.  Amendments.

      (a)  Section 1.1 is hereby deleted in its entirety and replaced with the following:

“1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law, as amended (the “DGCL”), and the Washington Business Corporation Act, as amended (the “WBCA”), at the Effective Time, the Company shall be merged with and into the Merger Sub, the separate corporate existence of the Company shall thereupon cease and the Merger Sub shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL and the WBCA. The Merger Sub, as the surviving corporation after the consummation of the Merger, is sometimes hereinafter referred to as the “Surviving Corporation.” The name of the Surviving Corporation shall be changed at the Effective Time (as hereafter defined) or as soon as practicable following the Effective Time to “Wasatch Interactive Learning Corporation”.”;

      (b)  Section 6.1(b)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) except for shares to be issued upon (A) exercise of outstanding options as contemplated pursuant to Section 6.14, (B) exercise of outstanding warrants, or (C) issuance or delivery of the number of Company Shares to National Financial Communications Corp, doing business as OTC Financial Network, a Massachusetts corporation (“NFCC”), in connection with the Company’s termination of that certain Consulting Agreement by and between the Company and NFCC, dated as of November 6, 2000 (the “NFCC Agreement”), or any acceleration thereof, determined in accordance with the terms and conditions thereof, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (1) any additional shares of capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or (2) any other securities in respect of, in lieu of, or in substitution for, shares outstanding on the date of this Agreement;”;

      (c)  Section 6.1(b)(viii) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(viii) except for (A) the incurrence of indebtedness as a result of the issuance, transfer or reissuance of the Debentures and Debenture Warrants to the Parent or Merger Sub, or any transfer thereof, in accordance with Sections 6.16 and 6.22, or (B) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person;”;

      (d)  Section 6.1(b)(xii) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(xii) enter into, amend, modify, terminate (partially or completely), grant any waiver under or give any consent with respect to any contract or license not consistent with past practices of the Company except pursuant to this Section 6.1(b);”;

      (e)  Section 6.16 of the Agreement is hereby deleted in its entirety and replaced with the following:

“6.16 Debentures. The Company shall (i) comply with all redemption obligations of the Debentures (including, without limitation, the monthly redemption of US$50,000 of principal and accrued interest) and (ii) (A) use reasonable efforts to redeem in full all amounts due and owing (including, without limitation, the outstanding principal and interest) to the holders of the Debentures, each as of and including the date of repayment in accordance with the terms of the Debenture or pursuant to terms and conditions reasonably satisfactory to Parent or Merger Sub; provided, however, that the Company’s obligations to make any redemption in excess of existing obligations of the Company shall be subject to the availability of resources therefor provided by any Person, including the Parent or Merger Sub, on terms reasonably satisfactory to the parties hereto and on terms no less favorable to the Company than those currently in force with respect to the Debentures and Debenture Warrants, or (B) permit a sale or transfer of the Debentures and Debenture Warrants to Parent or Merger Sub pursuant to terms and conditions between Parent or Merger Sub and the current holder of the Debentures and Debenture Warrants reasonably satisfactory to Parent or Merger Sub.”;

      (f)  Section 6.22 of the Agreement is hereby deleted in its entirety and replaced with the following:

“6.22 Purchase or Assumption of Debentures and Debenture Warrants by Parent or Merger Sub.

(a) At any time after the date of this Agreement prior to the termination of this Agreement, the Parent or Merger Sub may, in the Parent’s sole discretion, purchase, assume or accept by sale or transfer the Debentures and Debenture Warrants and all amounts due and owing thereunder, on terms and conditions between Parent or Merger Sub and the current holder of the Debentures and Debenture Warrants satisfactory to the Parent or Merger Sub, as the case may be.

(b) In the event the Parent or Merger Sub purchases, assumes or accepts by transfer or sale the Debenture and Debenture Warrants and all amounts due and owing thereunder, the

Company hereby agrees to (i) immediately permit or consent to the sale or transfer, as the case may be, to the Parent or Merger Sub, as the case may be, the Debentures and Debenture Warrants, and (ii) use reasonable efforts to facilitate any such purchase, assumption or acceptance by sale or transfer.”;

      (g)  The Agreement is hereby amended to include new Section 6.23 in its entirety:

“6.23 NFCC Agreement. Prior to the ten (10) day period preceding the Effective Time, the Company shall terminate the NFCC Agreement and issue and deliver to NFCC any and all Company Shares due and owing to NFCC relating to the NFCC Agreement or any transactions contemplated thereby, in full and complete satisfaction of the Company’s obligations relating to the NFCC Agreement or any transaction contemplated thereby, each in accordance with the terms and conditions therein.”;

      (h)  Section 8.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“8.3 Termination by the Company. This Agreement may be terminated upon written notice to Parent, and the Merger may be abandoned, at any time prior to the Effective Time, by action of the Board of Directors of the Company, if (A) Parent shall have breached or failed to perform any of the representations, warranties, covenants or other agreements contained in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that (i) the condition set forth in Section 7.2(a) or (b) would not be satisfied as of the time of such breach or as of such time as such representation or warranty shall have become untrue and (ii) such breach or failure to be true has not been or is incapable of being cured within twenty (20) business days following receipt by Parent of notice of such breach or failure to comply or (B) all of the Debentures shall not have been redeemed by the Company or purchased, accepted by or transferred to Parent or Merger Sub, in any such case, within 90 days after the date of this Agreement unless such failure to redeem, purchase or transfer is the result of the failure of the Company to make such redemption, or consent to such sale or transfer either (i) at a time when the resources for such redemption or purchase have been provided by or available on terms reasonably satisfactory to the parties hereto and on terms no less favorable to the Company than those currently in force with respect to the Debentures and Debenture Warrants from any Person, including the Parent or the Merger Sub, (ii) any Person has arranged or facilitated the purchase or transfer pursuant to Section 6.22, or (iii) in violation of either Section 6.16 or 6.22.”;

      (i)  The Agreement is hereby amended to include new Company Disclosure Schedule for Section 5.1(f), 5.1(h) and Section 5.1(m)(ii) attached hereto.

      (j)  The Agreement is hereby amended to include new Schedule 6.4 attached hereto.

      2.  Effectiveness of Amendment.  This Amendment shall be deemed to be an amendment to the Agreement in accordance with Section 9.03 of the Agreement. Except as specifically amended above, the Agreement shall continue in full force and effect and is hereby ratified and confirmed in all respects. Nothing contained herein shall be deemed to modify any provision of the Agreement except as otherwise expressly provided herein. Each reference in this Amendment to “this Agreement”, “hereunder”,“hereof”, “herein” and words of similar import shall mean and be a reference to the Agreement, as amended hereby.

      3.  Counterparts.  For the convenience of the parties hereto, this Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

      4.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

      5.  Parties in Interest.  This Amendment shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and assigns

      6.  Captions.  The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Amendment and shall not be deemed to limit or otherwise affect any of the provisions hereof.

[Signature Page Follows]

      IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the Parties hereto and shall be effective as of the date first herein above written.

PLATO LEARNING, INC.

By:	/s/ JOHN M. BUSKE

	Name:	John M. Buske
	Title:	Vice President Finance and Chief Financial Officer

WILC ACQUISITION CORPORATION

By:	/s/ JOHN M. BUSKE

	Name:	John M. Buske
	Title:	Vice President Finance and Chief Financial Officer

WASATCH INTERACTIVE LEARNING CORPORATION
By:

/s/ TODD F. BRASHEAR

	Name:	Todd F. Brashear
	Title:	Chief Financial Officer

ANNEX B

TITLE 23B. WASHINGTON BUSINESS CORPORATION ACT

CHAPTER 23B.13. DISSENTERS’ RIGHTS

§ 23B.13.010.  Definitions

      As used in this chapter:

(1) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) “Dissenter” means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

(3) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

§ 23B.13.020.  Right to dissent

      (1)  A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(d) An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or

(e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

      (2)  A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

      (3)  The right of a dissenting shareholder to obtain payment of the fair value of the shareholder’s shares shall terminate upon the occurrence of any one of the following events:

(a) The proposed corporate action is abandoned or rescinded;

(b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

(c) The shareholder’s demand for payment is withdrawn with the written consent of the corporation.

§ 23B.13.030.  Dissent by nominees and beneficial owners

      (1)  A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter’s other shares were registered in the names of different shareholders.

      (2)  A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only if:

(a) The beneficial shareholder submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

§ 23B.13.200.  Notice of dissenters’ rights

      (1)  If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

      (2)  If corporate action creating dissenters’ rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after [the] effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in RCW 23B.13.220.

§ 23B.13.210.  Notice of intent to demand payment

      (1)  If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

      (2)  A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder’s shares under this chapter.

§ 23B.13.220.  Dissenters’ notice

      (1)  If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

      (2)  The dissenters’ notice must be sent within ten days after the effective date of the corporate action, and must:

(a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

(e) Be accompanied by a copy of this chapter.

§ 23B.13.230.  Duty to demand payment

      (1)  A shareholder sent a dissenters’ notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder’s certificates in accordance with the terms of the notice.

      (2)  The shareholder who demands payment and deposits the shareholder’s share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

      (3)  A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for the shareholder’s shares under this chapter.

§ 23B.13.240.  Share restrictions

      (1)  The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

      (2)  The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

§ 23B.13.250.  Payment

      (1)  Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder’s shares, plus accrued interest.

      (2)  The payment must be accompanied by:

(a) The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(b) An explanation of how the corporation estimated the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under RCW 23B.13.280; and

(e) A copy of this chapter.

§ 23B.13.260.  Failure to take action

      (1)  If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

      (2)  If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters’ notice under RCW 23B.13.220 and repeat the payment demand procedure.

§ 23B.13.270.  After-acquired shares

      (1)  A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

      (2)  To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under RCW 23B.13.280.

§ 23B.13.280.  Procedure if shareholder dissatisfied with payment or offer

      (1)  A dissenter may notify the corporation in writing of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate, less any payment under RCW 23B.13.250, or reject the corporation’s offer under RCW 23B.13.270 and demand payment of the dissenter’s estimate of the fair value of the dissenter’s shares and interest due, if:

(a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

(b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

(c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

      (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

§ 23B.13.300.  Court action

      (1)  If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

      (2)  The corporation shall commence the proceeding in the superior court of the county where a corporation’s principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

      (3)  The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

      (4)  The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

      (5)  The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

      (6)  Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

§ 23B.13.310.  Court costs and counsel fees

      (1)  The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

      (2)  The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

      (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

ANNEX C

FORM OF VOTING AGREEMENT

       VOTING AGREEMENT dated February 14, 2001 (as amended, this “Voting Agreement”) is by and between PLATO LEARNING, INC., a Delaware corporation (“Parent”), and                and  (collectively, the “Stockholders” and each individually is a “Stockholder”).

RECITALS

       WHEREAS, concurrent with the execution of this Voting Agreement, Parent, WASATCH INTERACTIVE LEARNING CORPORATION, a Washington corporation (the “Company”), and WILC ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger dated of even date herewith (as amended from time to time, the “Merger Agreement”) pursuant to which the Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and as a direct wholly-owned subsidiary of Parent (the “Merger”);

      WHEREAS, the Stockholders are the record and beneficial owners of                 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”) in the amounts set forth opposite the Stockholder’s name and signature on the signature page hereof; and

      WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent desires that each of the Stockholders agrees, and each of the Stockholders is willing to agree, to enter into this Voting Agreement.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent and each of the Stockholders, intending to be legally bound, hereby agree as follows:

      1.  Certain Definitions. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Voting Agreement:

(a) “Affiliate” means, as to any specified Person, (i) any stockholder, equity holder, officer, or director of such Person and their family members or (ii) any other Person which, directly or indirectly, controls, is controlled by, employed by or is under common control with, any of the foregoing. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a “group” as within the meanings of Section 13(d)(3) of the Exchange Act.

(c) “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

      2.  Disclosure. Each of the Stockholders hereby agrees to permit the Company and Parent to publish and disclose in the S-4 Registration Statement and the Proxy Statement (including all documents and schedules filed with the SEC), and any press release or other disclosure document which Parent and the Company reasonably determine to be necessary or desirable in connection with the Merger and any transactions related thereto, each Stockholder’s identity and ownership of the Shares and the nature of each Stockholder’s commitments, arrangements and understandings under this Voting Agreement.

      3.  Voting of Company Stock. Each of the Stockholders hereby irrevocably agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) the termination of the Merger Agreement in accordance with its terms (the “Termination Date”), at any meeting of the holders of the Shares, however called, or in connection with any written consent of the holders of the Shares, he or she shall vote (or cause to be voted) the Shares held of record or Beneficially Owned by the Stockholder, whether heretofore owned or hereafter acquired: (i) in favor of approval of the Merger, adoption of the Merger Agreement and any actions required in furtherance thereof and hereof by the stockholders of the Company; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty, or any other obligation or agreement, of the Company under the Merger Agreement or any Stockholder under this Voting Agreement; and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by this Voting Agreement and the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (B) a sale, lease or transfer of a material amount of assets of the Company, or a reorganization, recapitalization, dissolution, winding up, extraordinary dividend or distribution or liquidation of the Company; (C)(1) any change in a majority of the individuals who constitute the Company’s Board of Directors; (2) any change in the present capitalization of the Company or any amendment of the Company’s Articles of Incorporation or By-Laws; (3) any material change in the Company’s corporation structure or business; or (4) any other action which, in the case of each of the matters referred to in clauses (C)(1), (2) or (3), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially and adversely affect the Merger and the transactions contemplated by this Voting Agreement and the Merger Agreement. Each of the Stockholders agrees that the obligations under this Voting Agreement are unconditional and will remain in full force and effect notwithstanding that the Company may have received an Acquisition Proposal or that the Board of Directors of the Company may have withdrawn or amended its recommendation and approval of the Merger. Further, none of the Stockholders will enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of any provision contained in this Section 3.

      4.  Grant of Proxy; Appointment of Proxy.

(a) Each of the Stockholders hereby irrevocably grants to, and appoints, John Murray and John M. Buske in their respective capacities as officers of Parent and to any individual who shall hereafter succeed to any such officer of Parent, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder’s Shares, or grant a consent or approval in respect of such Shares as set forth in Section 3 hereof. None of the Stockholders shall have any claim against such proxy and attorney-in-fact, for any action taken, decision made or instruction given by such proxy and attorney-in-fact in accordance with this Voting Agreement.

(b) Each of the Stockholders understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such irrevocable proxy. Each of the Stockholders hereby affirms that the irrevocable proxy set forth in this Section 4 is given to secure the performance of the duties of the Stockholder under this Voting Agreement. Each of the Stockholders hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each of the Stockholders hereby ratifies and confirms that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

      5.  Covenants, Representations and Warranties of each Stockholder. Each of the Stockholders hereby represents and warrants (with respect to such Stockholder only and not with respect to each other Stockholder) to, and agrees with, Parent as follows:

(a) Ownership of Shares. Such Stockholder is the sole record and Beneficial Owner of the number of Shares set forth opposite such Stockholder’s name on the signature page hereof. On the date hereof, the Shares set forth opposite the Stockholder’s name on the signature page hereof constitute all of the Shares owned of record or Beneficially Owned by such Stockholder or with respect to which such Stockholder has voting power by proxy, voting agreement, voting trust or other similar instrument. Such Stockholder has, and will have at any time from the date hereof until the date that Section 3 is no longer in effect, sole voting power and sole power to issue instructions with respect to the matters set forth in Section 3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of the Shares set forth opposite such Stockholder’s name on the signature page hereof, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws, and the terms of this Voting Agreement.

(b) Authorization. Such Stockholder has and will have the legal capacity, power and authority to enter into and perform all of such Stockholder’s obligations under this Voting Agreement. The execution, delivery and performance of this Voting Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholders agreement, voting trust, trust or similar agreement. This Voting Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is a trustee whose consent is required for the execution and delivery of this Voting Agreement or the consummation by such Stockholder of the transactions contemplated hereby. If such Stockholder is married and such Stockholder’s Shares constitute community property, this Voting Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder’s spouse, enforceable against such person is accordance with its terms.

(c) No Conflicts. (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Voting Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Voting Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of such Stockholder (if applicable), (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of its properties or assets may be bound, or (C) violate any order, writ injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of its properties or assets.

(d) No Encumbrances. Except as applicable in connection with the transactions contemplated by Sections 3 and 4 hereof, such Stockholder’s Shares at all times during the term hereof will be Beneficially Owned by such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

(e) No Solicitation. Such Stockholder agrees not to take any action inconsistent with or in violation of Section 6.2 of the Merger Agreement.

(f) Restriction on Transfer, Proxies and Non-Interference. Such Stockholder shall not, directly or indirectly (i) except as contemplated by the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of any such Stockholder’s Shares or any interest therein, (ii) except as contemplated by this Voting Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to the Shares, or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder’s obligations under this Voting Agreement.

(g) Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Stockholder Agreement.

      6.  Stop Transfer Legend.

(a) Each of the Stockholders agrees and covenants to Parent that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder’s Shares, unless such transfer is made in compliance with this Voting Agreement.

(b) Without limiting the covenants set forth in paragraph (a) above, in the event of a stock dividend or distribution, or any change in Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, other than pursuant to the Merger, the term “Shares” shall be deemed to refer to and include the Shares into which or for which any or all of the Shares may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Voting Agreement.

      7.  Further Assurances. From time to time, at Parent’s request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Voting Agreement.

      8.  Stockholder Capacity. If any Stockholder is or becomes during the term hereof a director or an officer of the Company, such Stockholder makes no agreement or understanding herein in his capacity as such director or officer. Each of the Stockholders signs solely in his or her capacity as the record and Beneficial Owner of the Stockholder’s Shares.

      9.  Termination. Except as otherwise provided herein, the covenants and agreements contained herein with respect to the Shares shall terminate upon the earlier of (a) the Termination Date or (b) the Effective Time.

      10.  Miscellaneous.

(a) Entire Agreement. This Voting Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(b) Certain Events. Subject to Section 5(f) hereof, each of the Stockholders agrees that this Voting Agreement and the obligations hereunder shall attach to each such Stockholder’s Shares and shall be binding upon any Person to which legal or Beneficial Ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation, each Stockholder’s heirs, guardians, administrators or successors. Notwithstanding any such transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Voting Agreement.

(c) Assignment. This Voting Agreement shall not be assigned by operation of law or otherwise without the prior written consent of Parent in the case of an assignment by any Stockholder and each Stockholder in the case of any assignment by Parent; provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

(d) Amendment and Modification. This Voting Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto affected by such amendment.

(e) Notices. Any notice or other communication required or which may be given hereunder shall be in writing and delivered (i) personally, (ii) via telecopy, (iii) via overnight courier (providing proof of delivery) or (iv) via registered or certified mail (return receipt requested). Such notice shall be deemed to be given, dated and received (i) when so delivered personally, via telecopy upon confirmation, or via overnight courier upon actual delivery or (ii) two days after the date of mailing, if mailed by registered or certified mail. Any notice pursuant to this section shall be delivered as follows:

If to the Stockholder to the address set forth for the Stockholder on the signature page to this Voting Agreement.

If to Parent:

PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, Minnesota 55437
Attn: John M. Buske
Facsimile: (952) 832-1208

with a copy to:

Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601
Attn: Leland E. Hutchinson or Gregory J. Bynan
Facsimile: (312) 558-5700

(f) Severability. Whenever possible, each provision or portion of any provision of this Stockholder Agreement will be interpreted in such a manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Voting Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision of this Voting Agreement in such jurisdiction, and this Voting Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(g) Specific Performance. The parties hereto agree recognize and acknowledge that a breach by it of any covenants or agreements contained in this Stockholder Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

(h) Remedies Cumulative. All rights, powers and remedies provided under this Voting Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such rights, powers or remedies by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Voting Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(j) No Third Party Beneficiaries. This Voting Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(k) Governing Law. This Voting Agreement will be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

(l) Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING IN CONNECTION WITH THIS VOTING AGREEMENT.

(m) Description Headings. The description headings used herein are for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Voting Agreement.

(n) Counterparts. This Voting Agreement may be executed in counterparts, each of which will be considered one and the same Voting Agreement and will become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(o) Recovery of Attorney’s Fees. In the event of any litigation between the parties relating to this Voting Agreement, the prevailing party shall be entitled to recover its reasonable attorney’s fees and costs (including court costs) from the non-prevailing party, provided that if both parties prevail in part, the reasonable attorney’s fees and costs shall be awarded by the court in such a manner as it deems equitable to reflect the relative amounts and merits of the parties’ claims.

      IN WITNESS WHEREOF, Parent and each of the Stockholders have caused this Voting Agreement to be duly executed as of the day and year first above written.

PLATO LEARNING, INC.

Name: John Murray
Title: President and Chief Executive Officer

STOCKHOLDERS:

shares of WASATCH INTERACTIVE
LEARNING CORPORATION common stock

shares of WASATCH INTERACTIVE
LEARNING CORPORATION common stock

ANNEX D

[LETTERHEAD OF HOULIHAN SMITH & COMPANY, INC.]

CONFIDENTIAL

February 21, 2001

Members of the Board of Directors
Wasatch Interactive Learning Corporation
5250 South Commerce Dr., Suite 101
Salt Lake City, UT 84107

Ladies and Gentlemen:

You have informed us that Wasatch Interactive Learning Corporation (“Wasatch”), PLATO Learning, Inc. (“PLATO”) and WILC Acquisition Corporation (“Merger Sub”), a wholly owned subsidiary of PLATO, have entered into an Agreement and Plan of Merger, as amended (the “Merger Agreement”), pursuant to which Wasatch will be merged with and into Merger Sub, which will be the surviving entity (the “Merger”). Pursuant to the Merger, as more fully described in the Merger Agreement, we understand that each outstanding share of the common stock, par value $0.0001 of Wasatch (“Wasatch Shares”), will be converted into the right to receive an aggregate amount (the “Exchange Ratio”), of shares of common stock, $0.01 par value, of PLATO (collectively “PLATO Shares”) equal to $12.0 million divided by the Wasatch Share Market Value (the volume weighted average closing price of PLATO Shares on the NASDAQ on each of the 5 trading days ending on and including the date immediately prior to the closing date) divided by the aggregate number of issued and outstanding Wasatch Shares immediately prior to the Effective Time of the Merger.

We understand that as part of the transaction the approximately $3.8 million principal amount of 7% convertible debentures will either be assumed by PLATO; purchased or otherwise acquired by PLATO or Merger Sub for consideration with a value in excess of $3.8 million; or redeemed by Wasatch for more than $3.8 million in cash with funding to be provided, or arranged by, PLATO and assumed by PLATO at the effective time of the Merger.

The merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended, and to be recorded as a purchase under generally accepted accounting principles. The terms and conditions of the Merger are set forth in more detail in the Merger Agreement. You have requested our opinion as investment bankers as to whether the Exchange Ratio is fair, from a financial point of view, to the stockholders of Wasatch as of the date hereof (the “Opinion”). For the purposes of the Opinion set forth hereof, we have, among other things:

a.	Reviewed certain publicly available financial and other data with respect to Wasatch and PLATO, including the consolidated financial statements for recent years and for the most recent fiscal quarters for which published results are available and certain other relevant financial and operating data relating to Wasatch and PLATO made available to us from published sources and from the internal records of Wasatch and PLATO;

b.	Reviewed the financial terms and condition of the Merger Agreement dated January 31, 2001;

c.	Reviewed the financial projections of Wasatch including certain adjustments and conditions as disclosed by Wasatch management, and estimates of potential revenue synergies and strategic distribution benefits anticipated by the management of PLATO as a result of the Merger;

d.	Reviewed historical market prices and trading volume for Wasatch Common Stock and PLATO Common Stock;

e.	Held discussions with the senior management of Wasatch with respect to the businesses and prospects for future growth of Wasatch and PLATO;

f.	Compared Wasatch from a financial point of view with certain other guideline public companies in the education technology industry that we deemed to be relevant;

g.	Reviewed and analyzed certain publicly available information for transactions that we deemed comparable to the Merger;

h.	Conducted such other studies, analyses, inquiries and investigations as Houlihan deemed appropriate.

      During our review, we relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial and other information provided, and have further relied upon the assurances of Wasatch management that they are unaware of any facts that would make the information provided to us to be incomplete or misleading for the purposes of this Opinion. We have further relied upon the accuracy of publicly available financial data. We have not assumed responsibility for any independent verification of this information nor have we assumed any obligation to verify this information. The management of Wasatch informed us that the forecasts provided represent their best current judgment, at the date of the Opinion, as to the future financial performance of the Company, on a stand-alone basis. We assume no responsibility for and express no view as to the forecasts or the assumptions on which they were based. We did not perform an independent evaluation or appraisal of the assets of the Company.

      Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. We disclaim any obligation to advise the Board of Wasatch or any person of any change in any fact or matter affecting our Opinion, which may come or be brought to our attention after the date of this Opinion.

      Our Opinion does not constitute a recommendation to the Board of Wasatch to proceed with the Merger. This Opinion relates solely to the question of fairness to Wasatch stockholders, from a financial point of view, as to the Exchange Ratio as defined in the Merger Agreement. Further, we express no opinion herein as to the structure, terms or effect of any other aspect of the Merger, including, without limitation, any effects resulting from environmental issue(s), the application of any bankruptcy proceeding, fraudulent conveyance, or other international, federal or state insolvency law, or of any pending or threatened litigation affecting any of the involved corporations. We are also expressing no opinion as to the income tax consequences of the Merger.

      It is understood that this Opinion may be included in its entirety in a filing with the SEC or in shareholder communications. For purposes of this filing or communications, no summary of or excerpt from this Opinion may be used, and no published reference to this Opinion letter may be made without our prior express written approval, which shall not be unreasonably withheld.

      Houlihan, a National Association of Securities Dealers member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Houlihan will receive a non-contingent fee from Wasatch relating to its services in providing this Opinion. In an engagement letter dated January 31, 2001, Wasatch has agreed to indemnify, defend and hold Houlihan harmless if Houlihan becomes involved in any way in any legal or administrative proceeding related to the services Houlihan provided in rendering the Opinion.

      Based on the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratio is fair, from a financial point of view to the stockholders of Wasatch as of the date hereof.

Very truly yours,

Houlihan Smith & Company, Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Article V of our By-Laws provides for indemnification of any of our directors, officers, or legal representatives, or any person serving in the same capacity in any other enterprise at our request, under certain circumstances. Article Five of our Amended and Restated By-Laws indemnifies our directors and officers to the fullest extent permissible under Delaware law.

      Our directors and officers are insured, at our expense, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under the By-Laws.

Item 21.  Exhibits and Financial Statement Schedules

      (a)  Exhibits.

Exhibit
No.	Description

*2.1	Agreement and Plan of Merger, dated as of January 31, 2001 by and among PLATO Learning, Inc., WILC Acquisition Corporation and Wasatch Interactive Learning Corporation (incorporated by reference to Annex A to PLATO’s Registration Statement on Form S-4 of which this proxy statement/ prospectus is a part).
*2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of February 20, 2001 by and among PLATO, WILC Acquisition Corporation and Wasatch (incorporated by reference to Annex A to PLATO’s Registration Statement on Form S-4 of which this proxy statement/prospectus is a part).
†5.1	Opinion of Winston & Strawn.
†8.1	Opinion of Winston & Strawn as to tax matters.
†8.2	Opinion of Snow Becker Krauss as to tax matters.
†23.1	Consent of Winston & Strawn (included in Exhibits 5.1 and 8.1 hereto).
†23.2	Consent of Snow Becker Krauss (included in Exhibit 8.2 hereto).
*23.3	Consent of PricewaterhouseCoopers LLP.
*23.4	Consent of Tanner + Co.
*24.1	Powers of Attorney (included on signature page hereto).
†99.1	Form of proxy of Wasatch.
*99.2	Form of Voting Agreement (incorporated by reference to Annex C to PLATO’s Registration Statement on Form S-4 of which this proxy statement/prospectus is a part).
*99.3	Consent of Houlihan Smith & Company, Inc. (included in Annex D to PLATO’s Registration Statement on Form S-4 of which this proxy statement/prospectus is a part).

†	To be filed by amendment.

*	Filed herewith.

      (b)  Financial Statement Schedules.

      Not applicable.

      (c)  Reports, Opinions, or Appraisals.

      The opinion of Houlihan Smith & Company, Inc., Wasatch’s financial advisor, is included as Annex D to the proxy statement/ prospectus contained in this registration statement.

Item 22.  Undertakings

      (a)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 21 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes as follows:

(1) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of the Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b)  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 above, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

      (c)  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on February 21, 2001.

PLATO LEARNING, INC.

By:	/s/ JOHN MURRAY

Name: John Murray
Title: President and Chief Executive Officer

POWER OF ATTORNEY

      Each person whose signature appears below hereby authorizes and appoints John Murray and John M. Buske, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, and to execute in the name on behalf of each person, individually and in each capacity stated below, and to sign and file any and all amendments to this registration statement with the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JOHN MURRAY John Murray	President and Chief Executive Officer	February 21, 2001

/s/ JOHN M. BUSKE John M. Buske	Vice President Finance and Chief Financial Officer	February 21, 2001

/s/ MARY JO MURPHY Mary Jo Murphy	Vice President, Corporate Controller and Chief Accounting Officer	February 21, 2001

/s/ JACK R. BORSTING Jack R. Borsting	Director	February 21, 2001

/s/ HURDIS M. GRIFFITH Hurdis M. Griffith	Director	February 21, 2001

/s/ JOHN L. KRAKAUER John L. Krakauer	Director	February 21, 2001

/s/ VERNON B. LEWIS, JR. Vernon B. Lewis, Jr.	Director	February 21, 2001

Signature	Title	Date

/s/ DENNIS J. REIMER Dennis J. Reimer	Director	February 21, 2001

/s/ WILLIAM R. ROACH William R. Roach	Director	February 21, 2001

/s/ ARTHUR W. STELLAR Arthur W. Stellar	Director	February 21, 2001

EXHIBIT INDEX

Exhibit
No.	Description

*2.1	Agreement and Plan of Merger, dated as of January 31, 2001, by and among PLATO Learning Inc., WILC Acquisition Corporation and Wasatch Interactive Learning Corporation (“Wasatch”) (incorporated by reference to Annex A to PLATO’s Registration Statement on Form S-4 of which this proxy statement/prospectus is a part).
*2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of February 20, 2001 by and among PLATO, WILC Acquisition Corporation and Wasatch (incorporated by reference to Annex A to PLATO’s Registration Statement on Form S-4 of which this proxy statement/prospectus is a part).
†5.1	Opinion of Winston & Strawn.
†8.1	Opinion of Winston & Strawn as to tax matters.
†8.2	Opinion of Snow Becker Krauss as to tax matters.
†23.1	Consent of Winston & Strawn (included in Exhibits 5.1 and 8.1 hereto).
†23.2	Consent of Snow Becker Krauss (included in Exhibit 8.2 hereto).
*23.3	Consent of PricewaterhouseCoopers LLP.
*23.4	Consent of Tanner + Co.
*24.1	Powers of Attorney (included on signature page hereto).
†99.1	Form of proxy of Wasatch.
*99.2	Form of Voting Agreement (incorporated by reference to Annex C to PLATO’s Registration Statement on Form S-4 of which this proxy statement/ prospectus is a part).
*99.3	Consent of Houlihan Smith & Company, Inc. (included in Annex D to PLATO’s Registration Statement on Form S-4 of which this proxy statement/prospectus is a part).

†	To be filed by amendment.

*	Filed herewith.